Exhibit 4.4
AMENDED AND RESTATED PROGRAMME AGREEMENT
ENEL — SOCIETÀ PER AZIONI
as Issuer and Guarantor
ENEL FINANCE INTERNATIONAL S.A. as Issuer
€25,000,000,000
GLOBAL MEDIUM TERM NOTE PROGRAMME
CONFORMED COPY
4 May 2007

Appendix

1.	Initial Documentation List	30
2.	Selling Restrictions	33
3.	Forms of Dealer Accession Letters and Confirmation Letters	39
4.	Letter Regarding Increase in the Nominal Amount of the Programme	43
5.	Form of Subscription Agreement	44

PROGRAMME AGREEMENT
in respect of a
€25,000,000,000
GLOBAL MEDIUM TERM NOTE PROGRAMME
4 May 2007

To:	ENEL — Società per azioni (ENEL) and
ENEL Finance International S.A. (ENEL S.A.)
35, boulevard du Prince Henri
L-1724 Luxembourg

C/o:	ENEL — Società per azioni
Viale Regina Margherita 137
00198 Rome
Italy
Dear Sirs,
We wish to record the arrangements between us:
WHEREAS:
1.	The parties hereto (other than Credit Suisse Securities (Europe) Limited, Goldman Sachs International and Morgan Stanley & Co. International plc) and Banca Caboto s.p.a. entered into an amended and restated Programme Agreement dated 8 November 2005 (the Original Programme Agreement) in respect of a €10,000,000,000 Global Medium Term Note Programme (the Programme).

2.	The parties hereto wish to record that from the date hereof Credit Suisse Securities (Europe) Limited, Goldman Sachs International and Morgan Stanley & Co. International plc shall become Initial Dealers in respect of the Programme, Banca Caboto s.p.a. shall no longer be an Initial Dealer in respect of the Programme and the aggregate nominal amount of the Programme shall be increased from €10,000,000,000 to €25,000,000,000.

3.	The parties hereto wish to amend and restate the Original Programme Agreement. Any Notes issued under the Programme on or after the date hereof (other than any such Notes issued so as to be consolidated and form a single series with any Notes issued prior to the date hereof) shall be issued pursuant to this Agreement. This does not affect any Notes issued under the Programme prior to the date of this Agreement.
IT IS AGREED:
1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement:

affiliate (unless otherwise stated) has the meaning given to that term by Rule 405 under the Securities Act;

Agency Agreement means the amended and restated agency agreement dated 4 May 2007 between ENEL, ENEL S.A., the Principal Paying Agent, the Registrar, the Exchange Agent and the other Paying Agents and Transfer Agents referred to in it under which, amongst other things, the Principal Paying Agent is appointed as issuing agent, principal paying agent and agent bank for the purposes of the Programme;

Agreement Date means, in respect of any Note, the date on which agreement is reached for the issue of such Note as contemplated in clause 2 which, in the case of Notes in relation to which a Subscription Agreement is entered into, shall be the date on which the Subscription Agreement is signed by or on behalf of all the parties to it except that for the purposes of the proviso to sub-clause 5.2 (b) only, Agreement Date means the date on which the issue of Notes is first priced;

Agreements means each of this Programme Agreement, the Agency Agreement, the Issuer-ICSDs Agreements, the Guarantee, the Deeds of Covenant and the Deed Poll;

Arrangers means Deutsche Bank AG, London Branch and J.P. Morgan Securities Ltd. and any entity appointed as an arranger for the Programme or in respect of any particular issue of Notes under the Programme and references in this Agreement to the Arrangers shall be references to the relevant Arrangers;

Bearer Notes means those Notes which are issued in bearer form;

Closing Bank means the closing bank agreed between the relevant Issuer, the Registrar, the Principal Paying Agent and the relevant Dealer or, as the case may be, the Lead Manager to which the relevant Dealer or, as the case may be, the Lead Manager shall pay the net purchase moneys for an issue of Registered Notes;

Confirmation Letter means:
(a)	in respect of the appointment of a third party as a Dealer for the duration of the Programme, the Confirmation Letter substantially in the form set out in Part 2 of Appendix 3; and

(b)	in respect of the appointment of a third party as a Dealer for one or more particular issues of Notes under the Programme, the Confirmation Letter substantially in the form set out in Part 4 of Appendix 3;
CSSF means Commission de Surveillance du Secteur Financier;

Dealer means each of the Initial Dealers and any New Dealer and excludes any entity whose appointment has been terminated pursuant to clause 11, and references in this Agreement to the relevant Dealer shall, in relation to any Note, be references to the Dealer or Dealers with whom the relevant Issuer has agreed the issue and purchase of such Note;

Dealer Accession Letter means:
(a)	in respect of the appointment of a third party as a Dealer for the duration of the Programme, the Dealer Accession Letter substantially in the form set out in Part 1 of Appendix 3; and

(b)	in respect of the appointment of a third party as a Dealer for one or more particular issues of Notes under the Programme, the Dealer Accession Letter substantially in the form set out in Part 3 of Appendix 3;
Deed of Covenant means, in relation to each Issuer, the deed of covenant dated 8 November 2005, substantially in the form set out in Schedule 3 to the Agency Agreement, executed as a deed by such

Issuer in favour of certain accountholders with DTC, Euroclear, Clearstream, Luxembourg and any other agreed clearing system and together, the Deeds of Covenant;

Deed Poll means the deed poll dated 8 November 2005, substantially in the form set out in Schedule 7 to the Agency Agreement, executed as a deed by the Obligors in favour of the holders of the Rule 144A Notes or any beneficial interest in them or any prospective purchasers of them designated by any holder or beneficial owner of the Rule 144A Notes;

DTC means The Depository Trust Company;

Exchange Act means the United States Securities Exchange Act of 1934, as amended;

Final Terms means the final terms issued in relation to each Tranche of Notes (substantially in the form of Annex 3 to the Procedures Memorandum) and giving details of that Tranche and, in relation to any particular Tranche of Notes, applicable Final Terms means the Final Terms applicable to that Tranche;

FSMA means the Financial Services and Markets Act 2000;

Guarantee means the deed of guarantee dated 8 November 2005 pursuant to which ENEL has unconditionally and irrevocably guaranteed the due and punctual payment of all amounts due under the Notes issued by ENEL S.A. and the Deed of Covenant dated 8 November 2005, executed by ENEL S.A.;

IFSRA means the Irish Financial Services Regulatory Authority;

IFRS means International Financial Reporting Standards (formerly International Accounting Standards) issued by the International Accounting Standards Board (IASB) and interpretations issued by the International Financial Reporting Interpretations Committee of the IASB (as amended, supplemented or re-issued from time to time;

Initial Dealers means each of ABN AMRO Bank N.V., Banca IMI S.p.A., Barclays Bank PLC, BNP PARIBAS, Citigroup Global Markets Limited, Credit Suisse Securities (Europe) Limited, Deutsche Bank AG, London Branch, Goldman Sachs International, Lehman Brothers International (Europe), Mediobanca-Banca di Credito Finanziario S.P.A., Merrill Lynch International, J.P. Morgan Securities Ltd., Morgan Stanley & Co. International plc and UBS Limited;

Initial Documentation List means the lists of documents set out in Appendix 1;

Issuer-ICSDs Agreement means, in relation to each Issuer, the agreement dated 4 May 2007 between the Issuer, Euroclear and Clearstream, Luxembourg, together the Issuer-ICSDs Agreements;

Investment Company Act means the United States Investment Company Act of 1940, as amended;

Issuer means each of ENEL and ENEL S.A. and references in this Agreement to the relevant Issuer shall, in relation to any Tranche of such Notes be construed as references to the Issuer which is, or is intended to be, the Issuer of such Notes as indicated in the applicable Final Terms;

Lead Manager means, in relation to any Tranche of Notes, the person named as the Lead Manager in the applicable Subscription Agreement;

Listing Agent means, in relation to any Notes which are, or are to be, listed on a Stock Exchange, the listing agent appointed by the relevant Issuer from time to time for the purposes of liaising with that Stock Exchange;

Luxembourg means the Grand Duchy of Luxembourg;

Moody’s means Moody’s Investors Service Limited;

New Dealer means any entity appointed as an additional Dealer in accordance with clause 12;

Note means a Note issued or to be issued by an Issuer pursuant to this Agreement, which Note may be represented by a Global Note or be in definitive form and which may be in either bearer or registered form including, if in bearer form, any receipts, coupons or talons relating to it;

Obligor means each of ENEL and ENEL S.A. and together, the Obligors;

Offering Circular means the Offering Circular prepared in connection with the Programme and constituting a base prospectus for the purposes of Article 5.4 of the Prospectus Directive as revised, supplemented or amended from time to time by the Obligors in accordance with clause 5.2 including any documents which are from time to time incorporated in the Offering Circular by reference provided that:
(a)	in relation to each Tranche of Notes the applicable Final Terms shall be deemed to be included in the Offering Circular; and

(b)	for the purpose of clause 4.2 in respect of the Agreement Date and the Issue Date, the Offering Circular means the Offering Circular as at the Agreement Date but without prejudice to (a) above not including any subsequent revision, supplement or amendment to it or incorporation of information in it;
Principal Paying Agent means JPMorgan Chase Bank, N.A. as Principal Paying Agent under the Agency Agreement and any successor principal paying agent appointed in accordance with the Agency Agreement;

Procedures Memorandum means the Operating and Administrative Procedures Memorandum dated 4 May 2007 as amended or varied from time to time including, in respect of any Tranche, by agreement between the relevant Issuer and the relevant Dealer or Lead Manager with the approval in writing of the Principal Paying Agent and, if applicable, the Registrar;

Prospectus Directive means Directive 2003/71/EC;

Prospectus Regulation means Commission Regulation (EC) No 809/2004 implementing the Prospectus Directive;

QIB means a “qualified institutional buyer” as defined in Rule 144A;

Registered Notes means Notes which are issued in registered form;

Registrar means JPMorgan Chase Bank, N.A. as Registrar under the Agency Agreement, which expression shall include any successor or additional registrar appointed in accordance with the Agency Agreement;

Regulation S means Regulation S under the Securities Act;

Regulation S Notes means Notes which are sold initially outside the United States or to non-U.S. persons in reliance on Regulation S under the Securities Act;

Relevant Party means the Arrangers, each Dealer, each of their respective affiliates and each person who controls them (within the meaning of section 15 of the Securities Act or section 20 of the Exchange Act) and each of their respective directors, officers, employees and agents;

Rule 144A means Rule 144A under the Securities Act;

Rule 144A Notes means Registered Notes which are either beneficially owned by a QIB or where the prospective purchaser is a QIB (or a person purchasing on behalf of a QIB) Registered Notes purchased in reliance on Rule 144A;

Securities Act means the United States Securities Act of 1933, as amended;

Standard & Poor’s means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc.;

Stock Exchange means the Irish Stock Exchange Limited (the Irish Stock Exchange) or any other stock exchange on which any Notes may from time to time be listed or admitted to trading, and references in this Agreement to the relevant Stock Exchange shall, in relation to any Notes, be references to the stock exchange or stock exchanges on which the Notes are from time to time, or are intended to be, listed or admitted to trading; and

Subscription Agreement means an agreement supplemental to this Agreement (by whatever name called) in or substantially in the form set out in Appendix 5 or in such other form as may be agreed between the relevant Issuer, ENEL (if not the relevant Issuer) and the Lead Manager or one or more Dealers (as the case may be).

1.2	(a)	In this Agreement, unless the contrary intention appears, a reference to:
(i)	an amendment includes a supplement, restatement or novation and amended is to be construed accordingly;

(ii)	a person includes any individual, company, unincorporated association, government, state agency, international organisation or other entity;

(iii)	a provision of a law is a reference to that provision as extended, amended or re-enacted;

(iv)	a clause or schedule is a reference to a clause of or a schedule to this Agreement;

(v)	a person includes its successors and assigns;

(vi)	a document is a reference to that document as amended from time to time; and

(vii)	a time of day is a reference to London time;
(b)	the headings in this Agreement do not affect its interpretation;

(c)	terms defined in the Agency Agreement, the Conditions and/or the applicable Final Terms and not otherwise defined in this Agreement shall have the same meanings in this Agreement, except where the context otherwise requires;

(d)	all references in this Agreement to Euroclear and/or Clearstream, Luxembourg and/or DTC shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system approved by the relevant Issuer, the Principal Paying Agent and, as applicable, the Registrar;

(e)	as used herein, in relation to any Notes which are to have a “listing” or to be “listed” (i) on the Irish Stock Exchange, listing and listed shall be construed to mean that such Notes have been admitted to the Official List of the Irish Stock Exchange and to trading on its regulated market and (ii) on any other Stock Exchange in a jurisdiction within the European Economic Area, listing and listed shall be construed to mean that the Notes have been admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of the Investment Services Directive (Directive 93/22/EEC); and

(f)	references in this Agreement to a Directive include any relevant implementing measure of each Member State of the European Economic Area which has implemented such Directive.
2.	AGREEMENTS TO ISSUE AND PURCHASE NOTES

2.1	Subject to the terms and conditions of this Agreement, each Issuer may from time to time agree with any Dealer to issue, and any Dealer may agree to purchase, Notes.

2.2	Unless otherwise agreed between the parties, on each occasion on which an Issuer and any Dealer agree on the terms of the issue by such Issuer and purchase by the Dealer of one or more Notes:
(a)	the relevant Issuer shall cause the Notes which, in the case of Bearer Notes, shall be initially represented by a Temporary Bearer Global Note or a Permanent Bearer Global Note and, in the case of Registered Notes, shall be initially represented by a Regulation S Global Note and/or a Rule 144A Global Note, as indicated in the applicable Final Terms, to be issued and delivered on the agreed Issue Date:
(i)	in the case of a Temporary Bearer Global Note or a Permanent Bearer Global Note, to (i) if the Notes are CGNs a common depositary or (ii) if the Notes are NGNs, a common safekeeper in each case for Euroclear and Clearstream, Luxembourg; and

(ii)	in the case of a Regulation S Global Note in registered form or a Rule 144A Global Note, to a custodian for DTC unless otherwise agreed between the relevant Issuer, the Principal Paying Agent and the Registrar;
(b)	the securities account of the relevant Dealer (in the case of Notes issued on a syndicated basis) or the Principal Paying Agent (in the case of Notes issued on a non-syndicated basis) with Euroclear and/or Clearstream, Luxembourg and/or DTC (as specified by the relevant Dealer) will be credited with the Notes on the agreed Issue Date, as described in the Procedures Memorandum; and

(c)	the relevant Dealer or, as the case may be, the Lead Manager shall, subject to the Notes being so credited, cause the net purchase moneys for the Notes to be paid in the relevant currency by transfer of funds to the designated account of:
(i)	the Principal Paying Agent (in the case of Bearer Notes issued on a non-syndicated basis) or the designated account of the relevant Issuer with Euroclear and/or Clearstream, Luxembourg (in the case of Bearer Notes issued on a syndicated basis); or

(ii)	in the case of Registered Notes, the Closing Bank,

so that the payment is credited to that account for value on the relevant Issue Date, as described in the Procedures Memorandum.

2.3	Unless otherwise agreed between the relevant Issuer and the relevant Dealer, where more than one Dealer has agreed with the relevant Issuer to purchase a particular Tranche of Notes under this clause, the obligations of those Dealers shall be joint and several.

2.4	Where the relevant Issuer agrees with two or more Dealers to issue, and those Dealers agree to purchase, Notes on a syndicated basis, the relevant Issuer and ENEL (if not the relevant Issuer) shall enter into a Subscription Agreement with those Dealers. The relevant Issuer and ENEL (if not the relevant Issuer) may also enter into a Subscription Agreement with one Dealer only. For the avoidance of doubt, the Agreement Date in respect of any such issue shall be the date on which the Subscription Agreement is signed by or on behalf of all the parties to it.

2.5	The procedures which the parties intend should apply for the purposes of issues to be closed on a non-syndicated basis are set out in Annex 1, Part 1 (in the case of Bearer Notes) and Part 2 (in the case of Registered Notes) of the Procedures Memorandum. The procedures which the parties intend should apply for the purposes of issues to be closed on a syndicated basis are set out in Annex 1, Part 3 (in the case of Bearer Notes) and Part 4 (in the case of Registered Notes) of the Procedures Memorandum. These procedures may be varied in respect of any issue by agreement between the parties to that issue.

2.6	Each of the Obligors and the Dealers acknowledges that any issue of Notes denominated in a currency in respect of which particular laws, guidelines, regulations, restrictions or reporting requirements apply may only be issued in circumstances which comply with those laws, guidelines, regulations, restrictions or reporting requirements from time to time.

2.7	Each Dealer acknowledges that the relevant Issuer may sell Notes issued under the Programme to any institution which has not become a Dealer pursuant to clause 12. The relevant Issuer undertakes to each of the Dealers that it will, in relation to any such sales, comply with the restrictions and agreements set out in Appendix 2 as if it were a Dealer.

3.	CONDITIONS OF ISSUE; UPDATING OF LEGAL OPINIONS

3.1	First issue

Before an Issuer reaches its first agreement with any Dealer for the issue and purchase of Notes under this Agreement, each Dealer shall have received, and found satisfactory (in its reasonable opinion), all of the documents and confirmations described in Part 1 of the Initial Documentation List. Any Dealer must notify the Arrangers and ENEL within seven London business days of receipt of the documents and confirmations described in Part 1 of the Initial Documentation List if in its reasonable opinion it considers any document or confirmation to be unsatisfactory and, in the absence of notification, each Dealer shall be deemed to consider the documents and confirmations to be satisfactory.

3.2	Each Issue

Where an agreement has been made pursuant to clause 2 to issue and purchase Notes, prior to the Agreement Date for such Notes, ENEL shall provide to the relevant Dealer or the Lead Manager, as the case may be, a copy of the resolution of the Board of Directors of the relevant Issuer authorising the issue of such Notes and, where ENEL is the relevant Issuer, a resolution of the shareholders of ENEL authorising the issue of such Notes, in each case with a certified English translation thereof.

The copies of such resolutions shall be certified on behalf of ENEL as being true and correct copies and of their being in full force and effect, not having been revoked or amended since the respective dates they were passed.

The production of such certified copy resolutions, and where applicable, certified English translations of them, shall be a further condition precedent to those set out in clause 3.1 and 3.2 above, together with delivery of a legal opinion from legal advisers (approved by the Dealer(s)) in Italy and Luxembourg (where the relevant Issuer is ENEL S.A.), in such form and with such content as the Dealers may reasonably require, in respect of the due authorisation by the relevant Issuer and ENEL (if not the relevant Issuer) of the issue of such Notes.

The obligations of a Dealer under any agreement for the issue and purchase of Notes made under clause 2 are conditional on:
(a)	there having been, as at the proposed Issue Date, no material adverse change or any development involving a prospective material adverse change from that set forth in the Offering Circular as at the relevant Agreement Date in the condition (financial or otherwise) of the relevant Issuer or ENEL (if not the relevant Issuer) or ENEL and its consolidated subsidiaries taken as a whole nor the occurrence of any event making untrue or incorrect any of the representations and warranties contained in clause 4;

(b)	there being no outstanding breach of any of the obligations of either Obligor under this Agreement, the Agency Agreement, either Deed of Covenant, the Deed Poll, the Guarantee or any Notes which has not been expressly waived by the relevant Dealer on or prior to the proposed Issue Date;

(c)	subject to clause 13, the aggregate nominal amount (or, in the case of Notes denominated in a currency other than euro, the euro equivalent (determined as provided in clause 3.6) of the aggregate nominal amount) of the Notes to be issued, when added to the aggregate nominal amount (or, in the case of Notes denominated in a currency other than euro, the euro equivalent (as so determined) of the aggregate nominal amount) of all Notes outstanding (as defined in the Agency Agreement) on the proposed Issue Date (excluding for this purpose Notes due to be redeemed on the Issue Date) not exceeding €25,000,000,000;

(d)	in the case of Notes which are intended to be listed, the relevant authority or authorities having agreed to list the Notes, subject only to the issue of the relevant Notes;

(e)	no meeting of the holders of Notes (or any of them) having been duly convened but not yet held or, if held but adjourned, the adjourned meeting having not been held and neither Obligor being aware of any circumstances which are likely to lead to the convening of such a meeting;

(f)	there having been, between the Agreement Date and the Issue Date for the Notes, in the opinion of the relevant Dealer, no such change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the opinion of the relevant Dealer, be likely to either (i) prejudice materially the sale by the Dealer of the Notes proposed to be issued or where relevant, the dealing in such Notes in the secondary market or (ii) materially change the circumstances prevailing at the Agreement Date;

(g)	there being in full force and effect all governmental or regulatory resolutions, approvals or consents required for the relevant Issuer to issue the Notes and ENEL (if not the relevant Issuer) to guarantee the Notes pursuant to the terms of the Guarantee on the proposed Issue Date and for the relevant Issuer and ENEL (if not the relevant Issuer) to fulfil their respective obligations under the Notes and the Guarantee and ENEL having delivered to the relevant Dealer certified copies of those resolutions, approvals or consents and, where applicable, certified English translations of them;

(h)	there having been, between the Agreement Date and the Issue Date, no downgrading in the rating of any debt of either Obligor by Standard & Poor’s or Moody’s or the placing on Creditwatch with negative implications or similar publication of formal review by the relevant rating agency;

(i)	the forms of the Final Terms, the applicable Global Notes, Notes in definitive form and Receipts, Coupons or Talons (each as applicable) in relation to the relevant Tranche and the relevant settlement procedures having been agreed by the relevant Issuer, the relevant Dealer and the Principal Paying Agent and, if applicable, the Registrar;

(j)	the relevant currency being accepted for settlement by Euroclear and Clearstream, Luxembourg and, where relevant, DTC;

(k)	in the case of Notes being sold pursuant to and in reliance on Rule 144A, the Notes being eligible for clearance and settlement through DTC and being designated PORTAL-eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.;

(l)	the delivery to the Registrar as custodian of the Regulation S Global Note and/or the Rule 144A Global Note representing the relevant Registered Notes and the delivery to the common depositary or, as the case may be, the common safekeeper of the Temporary Bearer Global Note and/or the Permanent Bearer Global Note representing the relevant Bearer Notes, in each case as provided in the Agency Agreement;

(m)	any calculations or determinations which are required by the relevant Conditions to have been made prior to the Issue Date having been duly made;

(n)	in the case of Notes which are intended to be listed on a European Economic Area Stock Exchange or offered to the public in a European Economic Area Member State in circumstances which require the publication of a prospectus under the Prospectus Directive:
(i)	the denomination of the Notes being €1,000 (or its equivalent in any other currency) or more;

(ii)	either (A) there being no significant new factor, material mistake or inaccuracy relating to the information included in the Offering Circular which is capable of affecting the assessment of the Notes or (B) if there is such a significant new factor, material mistake or inaccuracy, a supplement to the Offering Circular having been published in accordance with the Prospectus Directive pursuant to clause 5.2;

(iii)	the Offering Circular having been approved as a base prospectus by the IFSRA and the applicable Final Terms having been published in accordance with the Prospectus Directive; and
(o)	in the case of Notes which are intended to be listed on a European Economic Area Stock Exchange (other than the Irish Stock Exchange) or offered to the public in a European Economic Area Member State (other than Ireland) in circumstances which require the publication of a prospectus under the Prospectus Directive, the competent authority of each relevant European Economic Area Member State having been notified in accordance with the procedures set out in Articles 17 and 18 of the Prospectus Directive and all requirements under those Articles having been satisfied.
In the event that any of the above conditions is not satisfied, the relevant Dealer shall be entitled (but not bound) by notice to the relevant Issuer and ENEL (if not the relevant Issuer) to be released and discharged from its obligations under the agreement reached under clause 2.

3.3	In addition to the conditions precedent set out in clauses 3.1 and 3.2 above, if so required by the relevant Dealer, the obligations of the relevant Dealer under any agreement for the issue and purchase of Notes made pursuant to clause 2, some or all of which are being sold to QIBs in reliance upon Rule 144A, will be conditional on the delivery to the relevant Dealer of any legal opinions, comfort letters, officers’ certificates and other documents required by counsel to the relevant Dealer in order to give its legal opinion.

In the event that the above condition is not satisfied, the relevant Dealer shall be entitled (but not bound) by notice to the relevant Issuer to be released and discharged from its obligations under the agreement reached under clause 2.

3.4	Waiver

Subject to the discretion of the Lead Manager as provided in a Subscription Agreement, any Dealer, on behalf of itself only, may by notice in writing to the relevant Issuer waive any of the conditions precedent contained in clause 3.2 (save for the conditions precedent contained in clause 3.2(c), (n), (iii) and (p)) in so far as they relate to an issue of Notes to that Dealer.

3.5	Updating of legal opinions

On each occasion when the Offering Circular is updated or amended pursuant to subclause 5.2(a), the Obligors will procure that further legal opinions, in such form and with such content as the Dealers may reasonably require, are delivered, at the expense of the Obligors, to the Dealers from legal advisers (approved by the Dealers) in Luxembourg, Italy and England.

In addition, on such other occasions as a Dealer so requests ENEL (on the basis of reasonable grounds which shall include, without limitation, the publication of a supplement to the Offering Circular in accordance with Article 16 of the Prospectus Directive), ENEL will procure that a further legal opinion or further legal opinions, as the case may be, in such form and with such content as such Dealer(s) may reasonably require, is or are delivered, at the expense of ENEL, to such Dealer(s) from legal advisers (approved by the Dealer(s)) in Luxembourg, Italy and/or England, as the case may be. If at or prior to the time of any agreement to issue and purchase Notes under clause 2 such a request is made with respect to the Notes to be issued, the receipt of the relevant opinion or opinions by the relevant Dealer in a form satisfactory to the relevant Dealer shall be a further condition precedent to the issue of those Notes to that Dealer.

3.6	Determination of amounts outstanding

For the purposes of subclause 3.2(c):
(a)	the euro equivalent of Notes denominated in another Specified Currency shall be determined, at the discretion of the relevant Issuer, either as of the Agreement Date for those Notes or on the preceding day on which commercial banks and foreign exchange markets are open for general business in London, in each case on the basis of the spot rate for the sale of the euro against the purchase of that Specified Currency in the London foreign exchange market quoted by any leading international bank selected by the relevant Issuer on the relevant day of calculation;

(b)	the euro equivalent of Dual Currency Notes, Index Linked Notes and Partly Paid Notes shall be calculated in the manner specified above by reference to the original nominal amount on issue of those Notes (in the case of Partly Paid Notes regardless of the amount of the subscription price paid); and

(c)	the euro equivalent of Zero Coupon Notes and other Notes issued at a discount or a premium shall be calculated in the manner set out above by reference to the net proceeds received by the relevant Issuer for the relevant issue.
4.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

4.1	As at the date of this Agreement, ENEL S.A. (as regards matters concerning itself and Notes issued by it) and ENEL (as regards all matters and all Notes) represents, warrants and undertakes to the Dealers and each of them as follows:

(a)	(i)	that:
(A)	the most recently published audited consolidated financial statements of ENEL included in the Offering Circular (the ENEL audited accounts); and

(B)	the most recently published unaudited interim consolidated financial statements of ENEL, were prepared in accordance with the requirements of law and with IFRS consistently applied and that they give a true and fair view of (i) the consolidated financial condition of ENEL as at the date to which they were prepared (the ENEL relevant date) and (ii) the consolidated results of operations of ENEL for the financial period ended on the relevant date and that there has been no material adverse change or any development involving a prospective material adverse change in the consolidated condition (financial or otherwise) of ENEL since the date of the last audited accounts, except as disclosed in the Offering Circular;

(ii)	that:
(A)	the most recently published audited non-consolidated financial statements of ENEL S.A., included in the Offering Circular (if any) (the ENEL S.A. audited accounts); and

(B)	the most recently published unaudited interim non-consolidated financial statements of ENEL S.A., were prepared in accordance with the requirements of the Prospectus Regulation and that they give a true and fair view of (i) the non-consolidated financial condition of ENEL S.A. as at the date to which they were prepared (the ENEL S.A. relevant date) and (ii) the non-consolidated results of operations of ENEL S.A., for the financial period ended on the ENEL S.A. relevant date and that there has been no material adverse change or any development involving a prospective material adverse change in the non-consolidated condition (financial or otherwise) of ENEL S.A. since the date of the last ENEL S.A. audited accounts, except as disclosed in the Offering Circular.
(b)	that (i) the Offering Circular contains all material information with respect to the Obligors and the Notes to be issued under this Agreement, (ii) the Offering Circular does not contain an untrue statement of material fact or omit to state a material fact that is necessary in order to make the statements made in the Offering Circular, in the light of the circumstances under which they were made, not misleading and there is no other fact or matter omitted from the Offering Circular which was or is necessary to enable investors and their professional advisers to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Obligors and of the rights attaching to the Notes, (iii) the statements of intention, opinion, belief or expectation contained in the Offering Circular are honestly and reasonably made or held and (iv) all reasonable enquiries have been made to ascertain such facts and to verify the accuracy of all such statements;

(c)	that the Offering Circular contains all the information required by Italian law and regulations, in the case of ENEL, and Luxembourg law and regulations, in the case of ENEL S.A., and otherwise complies with such law and regulations to the extent applicable to the Programme and has been published in accordance with the Prospectus Directive and the national law implementing the Prospectus Directive;

(d)	that each Obligor has been duly incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation (and the laws of any other jurisdiction in which it carries on business) with full power and authority to own, lease and operate its properties and conduct its business as described in the Offering Circular and, to execute and perform its obligations under the Agreements to which it is a party;

(e)	that, in relation to each Obligor, the execution and delivery of the Agreements to which it is a party by such Obligor have been duly authorised by such Obligor and, in the case of Notes where such Obligor is the relevant Issuer, upon due execution, issue and delivery in accordance with the Agency Agreement, will constitute, and, in the case of the Agreements to which it is a party, constitute, legal, valid and binding obligations of such Obligor enforceable in accordance with their respective terms subject to the laws of bankruptcy (including, without limitation, in relation to ENEL S.A., bankruptcy (faillite), insolvency, its voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally) and other laws affecting the rights of creditors generally;

(f)	that, in relation to each Obligor, the execution and delivery of the Agreements to which it is a party, the issue, offering and distribution of Notes where such Obligor is the relevant Issuer and the performance of the terms of any Notes where it is the relevant Issuer and the Agreements to which it is a party will not infringe any law, regulation, order, rule, decree or statute applicable to such Obligor or to which its property may be subject and are not contrary to the provisions of the by-laws of such Obligor and will not result in any breach of the terms of, or constitute a default under, any instrument, agreement or order to which such Obligor is a party or by which such Obligor or its property is bound;

(g)	that no Event of Default or event which with the giving of notice or lapse of time or other condition might constitute an Event of Default is subsisting in relation to any outstanding Note and no event has occurred which might constitute (after an issue of Notes) an Event of Default thereunder or which with the giving of notice or lapse of time or other condition might (after an issue of Notes) constitute such an Event of Default;

(h)	that no Obligor (i) is in breach of the terms of, or in default under, any instrument, agreement or order to which it is a party or by which it or its property is bound and no event has occurred which with the giving of notice or lapse of time or other condition would constitute a default under any such instrument, agreement or order; (ii) is engaged (whether as defendant or otherwise) in, nor has any Obligor knowledge of the existence of, or any threat of, any legal, arbitration, administrative or other proceedings the result of which might relate to claims or amounts which might be material in the context of the Programme and/or the issue and offering of Notes under the Programme or which might have or have had a material adverse effect on the consolidated or non-consolidated financial condition, results of operations or business of any Obligor and (iii) has taken any action nor, to the best of its knowledge or belief having made all reasonable enquiries, have any steps been taken or legal proceedings commenced for the winding up or dissolution of either Obligor;

(i)	that (i) all required consents, approvals, authorisations, orders, filings, registrations or qualifications of or with any court or governmental authority have been given, fulfilled or done and (ii) no other action or thing (including, without limitation, the payment of any stamp or other similar tax or duty) is required to be taken, fulfilled or done by any Obligor for or in connection with (i) the execution, issue and offering of Notes under the Programme and compliance by such Obligor with the terms of any Notes issued under the Programme or (ii) the execution and delivery of, and compliance with the terms of, the Agreements to which such Obligor is a party;

(j)	that, in relation to each Obligor, all corporate approvals and authorisations required by such Obligor for or in connection with (i) the execution, issue and offering of an issue of Notes under the Programme and compliance by such Obligor with the terms of any Notes issued by it under the Programme will be obtained prior to such issue and (ii) the execution and delivery of, and compliance with the terms of, the Agreements to which such Obligor is a party have been obtained and are in full force and effect;

(k)	that it is not necessary under the laws of Italy or Luxembourg that any Noteholder, Dealer or Agent should be licensed, qualified or otherwise entitled to carry on business in Italy or Luxembourg (i) to enable any of them to enforce their respective rights under the Notes or the Agreements or (ii) solely by reason of the execution, delivery or performance of the Agreements or the Notes;

(l)	that, except as set forth in the Offering Circular, all payments of principal, premium (if any), interest and other amounts in respect of the Notes made to holders of the Notes who are non-residents of Italy in the case of ENEL or Luxembourg in the case of ENEL S.A. will be made without withholding for or deduction of any taxes or duties imposed or levied by or on behalf of any such country or any political subdivision or any authority thereof or therein having the power to tax;

(m)	that (i) all Notes will, upon issue, constitute direct, unconditional and (subject to the provisions of Condition 4) unsecured and unsubordinated obligations of the relevant Issuer and rank pari passu without any preference among themselves and at least equally with all other outstanding unsecured and unsubordinated obligations of the relevant Issuer, present and future, other than obligations, if any, that are mandatorily preferred by statute or by operation of law and (ii) the obligations of ENEL under the Guarantee constitute direct, unconditional and (subject to the provisions of Condition 4) unsecured and unsubordinated obligations of ENEL and rank at least equally with all other outstanding unsecured and unsubordinated obligations of ENEL, present and future, other than obligations, if any, that are mandatorily preferred by statute or by operation of law;

(n)	that in relation to each Tranche of Notes for which any Dealer is named as a Stabilising Manager in the applicable Final Terms, it has not issued and will not issue, without the prior consent of any such Dealer, any press or other public announcement referring to the proposed issue of Notes unless the announcement adequately discloses that stabilising action may take place in relation to the Notes to be issued and the relevant Issuer authorises such

Dealer to make all appropriate disclosure in relation to stabilisation instead of the relevant Issuer, unless otherwise agreed between the relevant Issuer and the Dealer;

(o)	that any translation prepared by either Obligor of the summary contained in the Offering Circular as required by Article 18 of the Prospectus Directive is accurate in all material respects;

(p)	that no Obligor will use the proceeds from the sale of the Notes in a manner which could violate or result in a violation of Section 7 of the Exchange Act or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System;

(q)	that none of the Obligors, any of their affiliates and any persons acting on any of their behalf has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilisation in violation of applicable laws or manipulation of the price of any debt security of any Obligor to facilitate the sale or resale of any Notes;

(r)	that none of the Obligors, any of their affiliates and any persons acting on any of their behalf has engaged or will engage in any directed selling efforts (as defined in Rule 902(c) under the Securities Act) with respect to the Notes and each of the foregoing persons has complied and will comply with the offering restrictions requirement of Regulation S under the Securities Act;

(s)	that the Notes have not been and will not be registered under the Securities Act and have not been registered or qualified under any state securities or “Blue Sky” laws of the states of the United States and, accordingly, each Obligor acknowledges that the Notes may not be offered or sold within the United States or to or for the account or benefit of U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act (terms used in this paragraph have the meaning given to them by Regulation S);

(t)	that none of the Obligors, any of their affiliates and any persons acting on any of their behalf has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) in connection with any offer or sale of Notes in the United States;

(u)	that, as of its Issue Date, no Note will be, and no securities of the same class (within the meaning of Rule 144A(d)(3)(i) under the Securities Act) as that Note will be, (i) listed on a national securities exchange in the United States which is registered under section 6 of the Exchange Act or (ii) quoted in any “automated inter-dealer quotation system” (as that term is used in the rules under the Exchange Act) in the United States;

(v)	that the Notes and the Agreements conform in all material respects to the descriptions of them contained in the Offering Circular and it is not necessary in connection with the Programme to qualify an indenture in respect of the Notes under the United States Trust Indenture Act of 1939;

(w)	that the Notes will be offered, sold or resold by either Obligor in the United States pursuant to private transactions to qualified institutional buyers within the meaning of Rule 144A in transactions that will meet the eligibility requirements under Rule 144A;

(x)	that neither Obligor is now, nor will it be as a result of the sale of any Notes, an “investment company”, or a company “controlled” by an “investment company” registered or required to be registered under the Investment Company Act (as such terms are used in the Investment Company Act); and

(y)	that none of the Obligors, any of their affiliates and any persons acting on any of their behalf has made or will make offers or sales of any securities under circumstances that would require the registration of any of the Notes under the Securities Act.
4.2	With regard to each issue of Notes, the relevant Issuer and ENEL (if not the relevant Issuer) shall be deemed to repeat the representations, warranties and undertakings contained in clause 4.1 as at the Agreement Date for such Notes (any agreement on such Agreement Date being deemed to have been made on the basis of, and in reliance on, those representations, warranties and undertakings) and as at the Issue Date of such Notes.

4.3	The Obligors shall be deemed to repeat the representations, warranties and undertakings contained in clause 4.1 on each date on which the Offering Circular is revised, supplemented or amended and on each date on which the aggregate nominal amount of the Programme is increased in accordance with clause 13.

4.4	The representations, warranties and undertakings contained in this clause shall continue in full force and effect notwithstanding the actual or constructive knowledge of any Dealer with respect to any of the matters referred to in the representations, warranties and undertakings set out above, any investigation by or on behalf of the Dealers or completion of the subscription and issue of any Notes.

5.	UNDERTAKINGS OF THE OBLIGORS

5.1	Notification of material developments

(a)	Each Obligor shall promptly after becoming aware of the occurrence thereof notify each Dealer of:
(i)	(A) any Event of Default or any condition, event or act which would after an issue of Notes (or would with the giving of notice and/or the lapse of time) constitute an Event of Default or (B) any breach of its representations, warranties or undertakings contained in the Agreements to which it is a party; and

(ii)	any development affecting either Obligor or any of its business which is material in the context of the Programme or any issue of Notes.
(b)	If, following the Agreement Date and before the Issue Date of the relevant Notes, either Obligor becomes aware that any of the conditions specified in clause 3.2 and, if applicable, clause 3.3 will not be satisfied in relation to that issue, such Obligor shall forthwith notify the relevant Dealer to this effect giving full details thereof. In such circumstances, the relevant Dealer shall be entitled (but not bound) by notice to the relevant Issuer to be released and discharged from its obligations under the agreement reached under clause 2.

(c)	Without prejudice to the generality of this clause 5.1, each Obligor shall from time to time promptly furnish to each Dealer any information relating to such Obligor which the Dealer may reasonably request.

5.2	Updating of Offering Circular

(a)	On or before each anniversary of the date of this Agreement, the Obligors shall update or amend the Offering Circular (following consultation with the Arrangers who will consult with the Dealers) by the publication in accordance with the Prospectus Directive and the national law implementing the

Prospectus Directive of a supplement to it or a new Offering Circular, in each case in a form approved by the Dealers.

(b)	Subject as set out in the proviso below, in the event of (i) a significant new factor, material mistake or inaccuracy relating to the information included in the Offering Circular which is capable of affecting the assessment of the Notes arising or being noted, (ii) a change in the condition of any Obligor which is material in the context of the Programme or the issue of any Notes or (iii) the Offering Circular otherwise coming to contain an untrue statement of a material fact or omitting to state a material fact necessary to make the statements contained therein not misleading or if it is necessary at any time to amend the Offering Circular to comply with, or reflect changes in, the laws or regulations of Italy or Luxembourg or any other relevant jurisdiction of the Obligors, the Obligors shall update or amend the Offering Circular (following consultation with the Arrangers who will consult with the Dealers and the relevant Dealer (if any)) by the publication in accordance with the Prospectus Directive of a supplement to it or a new Offering Circular, in each case in a form approved by the Dealers provided that the Obligors undertake that in the period from and including an Agreement Date to and including the related Issue Date of any issue of Notes, they will only prepare and publish a supplement to, or replacement of, the Offering Circular if it is required, or have reasonable grounds to believe that it is required, to do so in order to comply with Article 16 of the Prospectus Directive and, in such circumstances, such supplement to, or replacement of, the Offering Circular shall, solely as between the Obligors and the relevant Dealer and solely for the purposes of Article 16 of the Prospectus Directive and subclause 3.2(a), be deemed to have been prepared and published so as to comply with the requirements of Article 16 of the Prospectus Directive.

(c)	Upon any new supplement or replacement Offering Circular being prepared and published as provided above, the Obligors shall promptly without cost to the Dealers supply to each Dealer such number of copies of such supplement or replacement Offering Circular as each Dealer may reasonably request. Until each Dealer receives such supplement or replacement Offering Circular as the case may be, the definition of Offering Circular in clause 1.1 shall, mean the Offering Circular prior to the receipt by such Dealer of such supplement or replacement Offering Circular as the case may be.

(d)	If the terms of the Programme are modified or amended in a manner which would make the Offering Circular inaccurate or misleading, a new Offering Circular will be prepared and published in accordance with the Prospectus Directive by the Obligors in a form approved by the Dealers.

5.3	Listing and public offers

Each of the Obligors
(a)	in the case of Notes which are intended to be listed on the Irish Stock Exchange shall cause an initial application to be made for Notes issued under the Programme to be listed on the Irish Stock Exchange; and

(b)	in the case of Notes which are intended to be listed on the Irish Stock Exchange or offered to the public in a European Economic Area Member State in circumstances which require the publication of a prospectus under the Prospectus Directive confirms that the Offering Circular has been approved as a base prospectus by the IFSRA and that it and the applicable Final Terms have been published in accordance with the Prospectus Directive.
If in relation to any issue of Notes, it is agreed between the relevant Issuer and the relevant Dealer or the Lead Manager, as the case may be, to list the Notes on a Stock Exchange, the relevant Issuer and ENEL (if not the relevant Issuer) undertakes to use its best endeavours to obtain and maintain the listing of the Notes on that Stock Exchange. If any Notes cease to be listed on the relevant Stock

Exchange, each of the relevant Issuer and ENEL (if not the relevant Issuer) shall use its best endeavours promptly to list the Notes on a stock exchange to be agreed between the relevant Issuer and the relevant Dealer or, as the case may be, the Lead Manager. For the avoidance of doubt, where the relevant Issuer has obtained the listing of Notes on a regulated market in the European Economic Area, the undertaking extends to maintaining that listing or, if this is not possible, to using its best endeavours promptly to obtain listing of the relevant Notes on another European Economic Area regulated market.

Each of the Obligors shall comply with the rules of each relevant Stock Exchange (or any other relevant authority or authorities) and shall otherwise comply with any undertakings given by it from time to time to the relevant Stock Exchange (or any other relevant authority or authorities) in connection with the listing of any Notes on that Stock Exchange and, without prejudice to the generality of the foregoing, shall furnish or procure to be furnished to the relevant Stock Exchange (or any other relevant authority or authorities) all the information which the relevant Stock Exchange (or any other relevant authority or authorities) may require in connection with the listing on that Stock Exchange of any Notes.

5.4	The Agreements

ENEL undertakes to promptly notify each of the Dealers of any termination of, or amendment to, any of the Agreements and of any change in the Principal Paying Agent or Registrar under the Agency Agreement.

5.5	Lawful compliance

Each Obligor undertakes at all times to ensure that all necessary action is taken and all necessary conditions are fulfilled (including, without limitation, obtaining and, where relevant, maintaining in full force and effect all necessary permissions, consents or approvals of all relevant governmental authorities) so that such Obligor (and, where such Obligor is ENEL S.A., ENEL) may lawfully comply with its obligations under all Notes and the Agreements to which it is a party and, further, so that it may comply so far as such Obligor is aware, after making all reasonable enquiries, with any applicable laws, regulations and guidance from time to time promulgated by any governmental and regulatory authorities relevant in the context of the Agreements and the issue of any Notes.

5.6	U.S. covenants

Each Obligor shall:
(a)	in relation to any Series of Notes to be accepted into the book-entry system of DTC, co-operate with the relevant Dealer or, as the case may be, the Lead Manager and use its best efforts to permit the relevant Notes to be eligible for clearance and settlement through DTC and to be designated as PORTAL-eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.;

(b)	promptly from time to time take such action as the relevant Dealer or, as the case may be, the Lead Manager may reasonably request in order to ensure the qualification of any Notes for offering and sale under the securities laws of such jurisdictions in the United States as the Dealer may reasonably request, and to comply with those laws so as to permit the continuance of sales and dealings in the Notes in those jurisdictions for as long as may be necessary to complete the distribution of the Notes;

(c)	not permit offers or sales of Bearer Notes to be made in the United States or its possessions or to United States persons (terms used in this paragraph have the meanings given to them by the United States Internal Revenue Code and regulations under it);

(d)	not be or become, at any time an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(e)	for so long as any Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, not, and shall not permit any of its respective affiliates to, resell any Notes that have been acquired by it otherwise than pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act; and

(f)	for so long as any Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act it will maintain the Deed Poll in full force and effect and unamended (save in so far as is necessary to comply with applicable law).
5.7	Authorised representative

Each Obligor will notify the Dealers immediately in writing if any of the persons named in the list referred to in paragraph 3 of Part 1 of the Initial Documentation List ceases to be authorised to take action on its behalf or if any additional person becomes so authorised together, in the case of an additional authorised person, with evidence satisfactory to the Dealers that such person has been so authorised.

5.8	Auditors’ comfort letters

Each Obligor will:
(a)	at the time of the preparation of the initial Offering Circular;

(b)	on each occasion when the Offering Circular is updated or amended pursuant to subclause 5.2(a) and, if so requested by the Arranger on behalf of the Dealers or the relevant Dealer or Lead Manager, and on each occasion when the Offering Circular is revised, supplemented or amended (insofar as the revision, supplement, update or amendment concerns or contains financial information about such Obligor); and

(c)	when any agreement is made to issue and purchase Notes under clause 2, deliver, at the expense of such Obligor (failing which, if different, ENEL), to the Dealers in the case of (a) or (b) above, or the relevant Dealer(s) in the case of (c) above, a comfort letter from independent auditors of such Obligor in such form and with such content as the Dealers may reasonably request provided that no letter will be delivered under paragraph (b) above if the only revision, supplement or amendment concerned is the publication or issue of any interim or annual financial statements of such Obligor.

If at or prior to the time of any agreement to issue and purchase Notes under clause 2, a request is made under paragraph (c) above with respect to the Notes to be issued, the receipt of the relevant comfort letter or letters in a form satisfactory to the relevant Dealer shall be a further condition precedent to the issue of those Notes to that Dealer.

5.9	No other issues

During the period commencing on an Agreement Date and ending on the Issue Date with respect to any Notes which are to be listed, neither Obligor will, without the prior consent of the relevant Dealer or, as the case may be, the Lead Manager, issue or agree to issue any other listed notes, bonds or other debt securities of whatsoever nature (other than Notes to be issued to the same Dealer)

where the notes, bonds or other debt securities would have the same maturity and currency as the Notes to be issued on the relevant Issue Date.

5.10	Information on Noteholders’ meetings

ENEL will, at the same time as it is despatched, furnish the Dealers with a copy of every notice of a meeting of the holders of the Notes (or any of them) which is despatched at the instigation of either Obligor and will notify the Dealers immediately upon its becoming aware that a meeting of the holders of the Notes (or any of them) has otherwise been convened.

5.11	Ratings

Each Obligor undertakes promptly to notify the Dealers of any change in the ratings given by Moody’s and/or Standard & Poor’s of such Obligor’s debt or upon it becoming aware that such ratings are listed on “Creditwatch” or other similar publication of formal review by the relevant rating agency.

5.12	Commercial Paper

In respect of any Tranche of Notes which has a maturity of less than one year, the relevant Issuer will issue such Notes only if the following conditions apply (or the Notes can otherwise be issued without contravention of Section 19 of the FSMA):
(a)	the relevant Dealer covenants in the terms set out in paragraph 3(a) of Appendix 2; and

(b)	the redemption value of each Note is not less than £100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than sterling), and no part of any Note may be transferred unless the redemption value of that part is not less than £100,000 (or such an equivalent amount).
5.13	Annual Information Statement

Each of the Obligors undertakes that it will at least annually provide a document that contains or refers to all information published or made available to the public by it over the preceding 12 months in compliance with applicable securities laws, as required by Article 10 of the Prospectus Directive and furnish a copy to the Dealers.

5.14	Passporting

If, in relation to any issue of Notes, the relevant Issuer has agreed with the relevant Dealer(s) that the home Member State that approved the Offering Circular will be requested to provide a certificate of approval to the competent authority of one or more host Member State(s) under Article 17 and Article 18 of the Prospectus Directive then the arrangements relating to such request (including, but not limited to, the cost of translating the summary contained in the Offering Circular for the purposes of the relevant host Member State) will be agreed between the relevant Issuer and the relevant Dealer(s) at the relevant time.

In any such case, the relevant Issuer undertakes that it will use all reasonable endeavours to procure the delivery of a certificate of approval by the IFSRA to the competent authority in any host Member State in accordance with Article 17 and Article 18 of the Prospectus Directive and shall promptly notify each Dealer following receipt by the Issuer of confirmation that such certificate of approval has been so delivered.

6.	INDEMNITY

6.1	Without prejudice to the other rights or remedies of the Dealers, ENEL S.A. in relation to itself and ENEL in relation to itself and ENEL S.A. undertake to each of the Arrangers and each Dealer that if any Arranger or Dealer or any Relevant Party relating to any Arranger or Dealer incurs any documented liability, damages, cost, loss or expense (including, without limitation, documented legal fees, costs and expenses) (a Loss) arising out of, in connection with, or based on:
(a)	any failure by such Obligor or, in respect of ENEL, any failure by ENEL S.A. to issue on the agreed Issue Date any Notes which a Dealer has agreed to purchase, unless such failure is as a result of the failure by the relevant Dealer to pay the aggregate purchase price for such Notes on the Issue Date; or

(b)	any actual or alleged breach of the representations, warranties and undertakings contained in or made or deemed to be repeated by such Obligor under this Agreement or, in respect of ENEL, any actual or alleged breach of the representations, warranties and undertakings contained in or made or deemed to be repeated by ENEL S.A. under this Agreement; or

(c)	any untrue or misleading (or allegedly untrue or misleading) statement in, or any omission (or alleged omission) from, the Offering Circular; or

(d)	any untrue or misleading (or allegedly untrue or misleading) statement in any additional written information provided by such Obligor or, in respect of ENEL, such additional written information provided by ENEL S.A. to the Dealers under clause 7, such Obligor shall (subject as provided in clause 6.2), pay to the relevant Arranger or Dealer on demand an amount equal to such Loss. No Arranger or Dealer shall have any duty or obligation, whether as fiduciary or trustee for any Relevant Party or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this clause 6.1.

6.2	In case any action shall be brought against any Relevant Party in respect of which recovery may be sought from an Obligor or Obligors under this clause 6, the relevant Arranger or Dealer shall promptly notify ENEL in writing but failure to do so will not relieve such Obligor or Obligors from any liability under this Agreement. The relevant Obligor or Obligors may participate at its/their own expense in the defence of the action. If such an election is made within a reasonable time after receipt of the notice, such Obligor or Obligors may assume the defence of the action with legal advisers chosen by it/them and approved by the Relevant Party defendant in the action, unless the Relevant Party reasonably objects to the assumption on the ground that there may be legal defences available to it which are different from or in addition to those available to such Obligor or Obligors. If such Obligor assumes or Obligors assume the defence of the action, such Obligor or Obligors shall not be liable for any fees and expenses of the legal advisers of the Relevant Party incurred thereafter in connection with the action unless:
(a)	the relevant Obligor has or Obligors and the Relevant Party have mutually agreed to the retention of such legal advisers; or

(b)	the relevant Obligor has or Obligors have failed to employ legal advisers approved by the Relevant Party (as provided in the third sentence of this clause 6.2) within a reasonable period of time after the assumption of the defence of such action by such Obligor or Obligors.
In no event shall such Obligor or Obligors be liable for the fees and expenses of more than one legal adviser or firm of legal advisers of the Relevant Party in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The relevant Obligor or Obligors shall not be liable to indemnify any Relevant Party for any settlement of any such action effected without the consent of such Obligor or Obligors (such consent not to be unreasonably withheld or delayed).

If the relevant Obligor assumes or Obligors assume the defence of the action, no settlement of the action shall be effected by it without it consulting the Relevant Party prior to its agreement to any such settlement.

6.3	No Obligor shall be liable in respect of any settlement of any action effected without its consent, such consent not to be unreasonably withheld or delayed. No Obligor shall, without the prior written consent of the Relevant Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim or action in respect of which recovery may be sought hereunder (whether or not any Relevant Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Relevant Party from all liability arising out of such claim or action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of a Relevant Party.

7.	AUTHORITY TO DISTRIBUTE DOCUMENTS

Subject to clause 8, each Obligor hereby authorises each of the Dealers on behalf of each Obligor to provide copies of, and to make oral statements consistent with, the Offering Circular and such additional written information as an Obligor shall provide to the Dealers or approve for the Dealers to use or such other information as is in the public domain to actual and potential purchasers of Notes.

8.	DEALERS’ UNDERTAKINGS

8.1	Each Dealer agrees to comply with the restrictions and agreements set out in Appendix 2 unless otherwise agreed with ENEL. In addition, each Obligor agrees to comply with the restrictions set out in paragraph 5 of Appendix 2.

8.2	Each Dealer severally undertakes with each Obligor to indemnify such Obligor against any documented losses, liabilities, costs or damages (including, without limitation, documented legal fees, costs and expenses) which it may incur, or which may be made against it, as a result of or in relation to any failure by that Dealer to observe any of such restrictions or agreements set out in Appendix 2, provided that each Dealer shall not be liable for any losses, liabilities, costs, damages or expenses if such Dealer believed in good faith to have complied with such restrictions and agreements.

9.	RESPONSIBILITY FOR SALES

No Obligor shall have responsibility in respect of the legality of each Dealer offering and selling the Notes in any jurisdiction or in respect of the Notes qualifying for sale in any jurisdiction.

10.	FEES, EXPENSES AND STAMP DUTIES

10.1	The Obligors jointly and severally undertake that they will:
(a)	pay to each Dealer all commissions agreed between the relevant Issuer and that Dealer in connection with the sale of any Notes to that Dealer (and any value added tax thereon);

(b)	pay (together with any value added tax or other tax thereon):
(i)	the fees and expenses of their legal advisers and auditors;

(ii)	the cost of listing and maintaining the listing of any Notes which are to be listed on a Stock Exchange;

(iii)	the cost of obtaining any credit rating for the Notes;

(iv)	the fees and expenses of the Agents appointed under the Agency Agreement; and

(v)	all documented expenses in connection with the establishment of the Programme including, but not limited to, the preparation, publication and printing of the Offering Circular (including all amendments and supplements to it) and the cost of any publicity agreed by ENEL.
(c)	pay the fees and disbursements of the legal advisers appointed to represent the Dealers (including any value added tax or other tax thereon) in connection with the establishment and each update of the Programme;

(d)	pay promptly, and in any event before any penalty becomes payable, any stamp, documentary, registration or similar duty or tax (including any stamp duty reserve tax) payable in connection with the entry into, performance, enforcement or admissibility in evidence of any Note, any of the Agreements or any communication pursuant thereto and that they will indemnify each Dealer against any liability with respect to or resulting from any delay in paying or omission to pay any such duty or tax unless the delay or omission can be reasonably attributed to the Dealers; and

(e)	reimburse each Dealer for its documented costs and expenses reasonably and properly incurred in protecting or enforcing any of its rights under this Agreement.
10.2	All payments by either Obligor under this Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imports, duties, fees, assessments or other charges of whatever nature, imposed by Italy or Luxembourg or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto, other than taxes an overall tax income (if any) (Taxes). If any Taxes are required by law to be deducted or withheld in connection with any such payment, the Obligors jointly and severally undertake to increase the amount paid so that the full amount of such payment is received by the payee as if no such deduction or withholding had been made. In addition, the Obligors jointly and severally agree to indemnify and hold the Dealers harmless against any Taxes which they are required to pay in respect of any amount paid by either Obligor under this Agreement.

11.	TERMINATION OF APPOINTMENT OF DEALERS

Any Obligor (as to itself) or a Dealer (as to itself) may terminate the arrangements described in this Agreement by giving not less than 30 days’ written notice to the other parties. The Obligors may terminate the appointment of a Dealer or Dealers by ENEL giving not less than 30 days’ written notice to such Dealer or Dealers (with a copy to all the other Dealers and the Principal Paying Agent). Termination shall not affect any rights or obligations (including but not limited to those arising under clauses 6, 8 and/or 10) which have accrued at the time of termination or which accrue thereafter in relation to any act or omission or alleged act or omission which occurred before termination.

12.	APPOINTMENT OF NEW DEALERS

12.1	ENEL, on behalf of the Obligors, may at any time appoint one or more New Dealers for the duration of the Programme or, with regard to an issue of a particular Tranche of Notes, one or more New

Dealers for the purposes of that Tranche, in either case upon the terms of this Agreement. Unless an appointment is made in a Subscription Agreement any appointment shall be made by:
(a)	the delivery by the New Dealer to ENEL of an appropriate Dealer Accession Letter; and

(b)	the delivery by ENEL to the New Dealer of an appropriate Confirmation Letter.
12.2	Upon receipt of the relevant Confirmation Letter or execution of the relevant Subscription Agreement, as the case may be, each New Dealer shall, subject to the terms of the relevant Dealer Accession Letter or the relevant Subscription Agreement, as the case may be, become a party to this Agreement, vested with all authority, rights, powers, duties and obligations of a Dealer as if originally named as a Dealer under this Agreement provided that, except in the case of the appointment of a New Dealer for the duration of the Programme, following the Issue Date of the relevant Tranche, the relevant New Dealer shall have no further such authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of the relevant Tranche.

12.3	ENEL shall promptly notify the other Dealers and the Principal Paying Agent of any appointment of a New Dealer for the duration of the Programme by supplying to them a copy of any Dealer Accession Letter and Confirmation Letter. Such notice shall be required to be given in the case of an appointment of a New Dealer for a particular Tranche of Notes to the Principal Paying Agent only.

13.	INCREASE IN THE AGGREGATE NOMINAL AMOUNT OF THE PROGRAMME

13.1	From time to time ENEL, on behalf of the Obligors, may increase the aggregate nominal amount of the Notes that may be issued under the Programme by delivering to the Listing Agent and the Dealers (with a copy to the Principal Paying Agent) a letter substantially in the form set out in Appendix 4. Upon the date specified in the notice (which date may not be earlier than seven London business days after the date the notice is given) and subject to satisfaction of the conditions precedent set out in clause 13.2, all references in the Agreements to a Global Medium Term Note Programme of a certain nominal amount shall be deemed to be references to a Global Medium Term Note Programme of the increased nominal amount.

13.2	Notwithstanding clause 13.1, the right of ENEL, on behalf of the Obligors, to increase the aggregate nominal amount of the Programme shall be subject to each Dealer having received and found satisfactory all the documents and confirmations described in Part II of the Initial Documentation List (with such changes as may be relevant with reference to the circumstances at the time of the proposed increase as are agreed between ENEL and the Dealers), and the satisfaction of any further conditions precedent that any of the Dealers may reasonably require, including, without limitation, the production and publication in accordance with the Prospectus Directive of a new Offering Circular or a supplement to the Offering Circular by the Obligors and any further or other documents required by the relevant Stock Exchange and/or relevant authority or authorities for the purpose of listing any Notes to be issued under the increased Programme on the relevant Stock Exchange. The Arrangers shall circulate to the Dealers all the documents and confirmations described in Part II of the Initial Documentation List and any further conditions precedent so required. Any Dealer must notify the Arrangers and ENEL within seven London business days of receipt if it considers, in its reasonable opinion, that any of the documents, confirmations and, if applicable, further conditions precedent are unsatisfactory and, in the absence of such notification, each Dealer shall be deemed to consider the documents and confirmations to be satisfactory and any further conditions precedent to be satisfied.

14.	STATUS OF THE ARRANGERS

Each of the Dealers agrees that each of the Arrangers has only acted in an administrative capacity to facilitate the establishment and/or maintenance of the Programme and has no responsibility to it for (a) the adequacy, accuracy, completeness or reasonableness of any representation, warranty, undertaking, agreement, statement or information in the Offering Circular, any Final Terms, this Agreement or any information provided in connection with the Programme or (b) the nature and suitability to it of all legal, tax and accounting matters and all documentation in connection with the Programme or any Tranche.

15.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

16.	COMMUNICATIONS

16.1	All communications shall be made by telex, fax or letter delivered by hand or (but only where specifically provided in the Procedures Memorandum) by telephone, subject in the latter case to confirmation by telex, fax or letter. Each communication shall be to the relevant party at the telex number, fax number or address or telephone number and, in the case of a communication by telex, fax or letter, marked for the attention of, or (in the case of a communication by telephone) made to, the person or department from time to time specified in writing by that party to the others for the purpose. The initial telephone number, telex number, fax number and person or department so specified by each party are set out in the Procedures Memorandum.

16.2	A communication shall be deemed received (if by telex) when a confirmed answerback is received at the end of the transmission, (if by fax) when an acknowledgement of receipt is received, (if by telephone) when confirmed by telex, fax or letter or (if by letter) when delivered, in each case in the manner required by this clause. However, if a communication is received after business hours on any business day or on a day which is not a business day in the place of receipt it shall be deemed to be received and become effective at the opening of business on the next business day in the place of receipt. Every communication shall be irrevocable save in respect of any manifest error therein.

16.3	Any notice given under or in connection with this Agreement shall be in English. All other documents provided under or in connection with this Agreement shall be:
(a)	in English; or

(b)	if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.
16.4	All communications to ENEL S.A. shall be sent in copy to ENEL.

17.	BENEFIT OF AGREEMENT

17.1	This Agreement shall be binding on and shall inure for the benefit of each Obligor and each Dealer and their respective successors and permitted assigns.

17.2	A Dealer may only assign or transfer its rights or obligations under this Agreement with the prior written consent of ENEL and ENEL S.A. except for an assignment and/or transfer of all of a Dealer’s rights and obligations under this Agreement in whatever form the Dealer determines may be appropriate to a partnership, corporation, trust or other organisation in whatever form that may succeed to, or to which the Dealer transfers, all or substantially all of the Dealer’s assets and business and that assumes the obligations by contract or operation of law. Upon any transfer and assumption of obligations the Dealer shall be relieved of and fully discharged from all obligations under this Agreement, whether the obligations arose before or after the transfer and assumption.

18.	CURRENCY INDEMNITY

If, under any applicable law and whether pursuant to a judgment being made or registered against either Obligor or in the liquidation, insolvency or analogous process of either Obligor or for any other reason, any payment under or in connection with this Agreement is made or falls to be satisfied in a currency (the other currency) other than that in which the relevant payment is expressed to be due (the required currency) under this Agreement, then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for the relevant Dealer to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process, at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the relevant Dealer falls short of the amount due under the terms of this Agreement, the Obligors jointly and severally undertake that they shall, as a separate and independent obligation, indemnify and hold harmless the Dealer against the amount of such shortfall. For the purpose of this clause rate of exchange means the rate at which the relevant Dealer is able on the London foreign exchange market on the relevant date to purchase the required currency with the other currency and shall take into account any premium and other reasonable costs of exchange.

19.	CALCULATION AGENT

19.1	In the case of any Series of Notes which require the appointment of a Calculation Agent, the relevant Dealer or, as the case may be, the Lead Manager may request the relevant Issuer and ENEL (if not the relevant Issuer) to appoint the Dealer or Lead Manager, or a person nominated by the Dealer or Lead Manager (a Nominee), as Calculation Agent.

19.2	Should a request be made to the relevant Issuer and ENEL (if not the relevant Issuer) for the appointment of that Dealer or Lead Manager as the Calculation Agent, the appointment shall be automatic upon the issue of the relevant Series of Notes and shall, except as agreed, be on the terms set out in the Calculation Agency Agreement set out in Schedule 1 to the Agency Agreement, and no further action shall be required to effect the appointment of the Dealer or Lead Manager as Calculation Agent in relation to that Series of Notes, and the Schedule to the Calculation Agency Agreement shall be deemed to be duly annotated to include that Series. The name of the Dealer or Lead Manager so appointed will be entered in the applicable Final Terms.

19.3	Should a request be made to the relevant Issuer and ENEL (if not the relevant Issuer) for the appointment of a Nominee as the Calculation Agent, the Nominee shall agree with the relevant Issuer and ENEL (if not the relevant Issuer) in writing to its appointment as Calculation Agent on the terms set out in the Calculation Agency Agreement set out in Schedule 1 to the Agency Agreement and no further action shall be required to effect the appointment of the Nominee as Calculation Agent in relation to that Series of Notes, and the Schedule to the Calculation Agency Agreement shall be deemed to be duly annotated to include that Series. The name of the Nominee so appointed will be entered in the applicable Final Terms.

20.	STABILISATION

In connection with the distribution of any Notes, any Dealer designated as a Stabilising Manager in the applicable Final Terms may over-allot or effect transactions which support the market price of the Notes and/or any associated securities at a level higher than that which might otherwise prevail, but in doing so such Dealer shall act as principal and not as agent of the Obligors. Any stabilisation will be conducted in accordance with all applicable regulations. Any loss resulting from over-allotment and stabilisation shall be borne, and any net profit arising therefrom shall be retained, by any Stabilising Manager for its own account.

21.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

22.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

22.1	This Agreement and every agreement for the issue and purchase of Notes as referred to in clause 2 shall be governed by, and construed in accordance with, the laws of England.

22.2	Each Obligor irrevocably agrees for the benefit of the Dealers that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings (together referred to as Proceedings) arising out of or in connection with this Agreement may be brought in such courts.

22.3	Each Obligor irrevocably waives any objection which it may have to the laying of the venue of any Proceedings in any such courts and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon such Obligor and may be enforced in the courts of any other jurisdiction to the extent permitted by law.

22.4	Nothing contained in this clause shall limit any right to take Proceedings against any Obligor in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction to the extent permitted by law, whether concurrently or not.

22.5	Each Obligor appoints Fleetside Legal Representative Services Limited at its registered office at One Bishops Square, London E1 6AO as its agent for service of process in England and agrees that, in the event of Fleetside Legal Representative Services Limited ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process in England in respect of any Proceedings. Nothing in this clause shall affect the right to serve process in any other manner permitted by law.

SIGNATORIES
Please confirm this letter sets out the arrangements agreed between us.
The Dealers
DEUTSCHE BANK AG, LONDON BRANCH

By:	RENATO GRELLE
J.P. MORGAN SECURITIES LTD.

By:	PAOLO ZAMPIGA
ABN AMRO BANK N.V.
BANCA IMI S.P.A.
BARCLAYS BANK PLC
BNP PARIBAS
CITIGROUP GLOBAL MARKETS LIMITED
CREDIT SUISSE SECURITIES (EUROPE) LIMITED
GOLDMAN SACHS INTERNATIONAL
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
MEDIOBANCA-BANCA DI CREDITO FINANZIARIO S.P.A.
MERRILL LYNCH INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL PLC
UBS LIMITED
Each by its duly authorised signatory:
JESSICA PARKINSON
We agree to the foregoing.
The Obligors
ENEL — SOCIETÀ PER AZIONI

By:	CLAUDIO MACHETTI
ENEL FINANCE INTERNATIONAL S.A.

By:	GABRIELE FREA

APPENDIX 1
INITIAL DOCUMENTATION LIST
PART 1
1.	A certified copy of the by-laws of each Obligor.

2.	A certified copy of all resolutions and other authorisations required to be passed or given, and evidence of any other action required to be taken, on behalf of each Obligor:
(a)	to approve its entry into the Agreements and the creation of the Programme;

(b)	to authorise appropriate persons to execute each of the Agreements and any Notes and to take any other action in connection therewith; and

(c)	to authorise appropriate persons to enter into agreements with any Dealer on behalf of such Obligor as the relevant Issuer to issue Notes in accordance with clause 2 of this Agreement.
3.	A certified list of the names, titles and specimen signatures of the persons authorised on behalf of each Obligor in accordance with paragraph 2(c).

4.	Certified copies of any other governmental or other consents, authorisations and approvals required for each Issuer to issue Notes or for ENEL to guarantee Notes pursuant to the Guarantee, for each Obligor to execute and deliver the Agreements and for each Obligor to fulfil its obligations under the Agreements.

5.	Confirmation that one or more master Temporary Bearer Global Notes, master Permanent Bearer Global Notes, master Regulation S Global Notes and master Rule 144A Global Notes (from which copies can be made for each particular issue of Notes), duly executed by a person or persons authorised to take action on behalf of the relevant Issuer as specified in paragraph 2(b) above, have been delivered to the Principal Paying Agent and the Registrar, as appropriate.

6.	Legal opinions addressed to each of the Dealers dated on or after the date of this Agreement, in such form and with such content as the Dealers may reasonably require, from:
(a)	Allen & Overy, legal advisers to ENEL as to Italian law;

(b)	Allen & Overy Luxembourg, legal advisers to ENEL S.A. as to Luxembourg law; and

(c)	Allen & Overy LLP, legal advisers to the Dealers as to English law.
7.	A conformed copy of each Agreement and confirmation that executed copies of such documents have been delivered, in the case of the Agency Agreement, to the Principal Paying Agent (for itself and the other agents party thereto), in the case of each Deed of Covenant, to a common depositary for Euroclear and Clearstream, Luxembourg and, in the case of the Guarantee, to the Principal Paying Agent and, in the case of the Deed Poll, to the Registrar.

8.	Confirmation of the execution and delivery by each Issuer of a Programme effectuation authorisation to each of Euroclear and Clearstream, Luxembourg (the ICSDs), the execution and delivery by each Issuer of an Issuer-ICSDs Agreement and the making by the Principal Paying Agent of a common safekeeper election in accordance with sub-clause 2.6 of the Agency Agreement.

9.	A printed final version of the Offering Circular and a copy of the final Procedures Memorandum.

10.	Confirmation that the Offering Circular has been approved as a base prospectus by the IFSRA and has been published in accordance with the Prospectus Directive.

11.	A copy of the DTC Letter of Representations duly signed by the Principal Paying Agent and DTC.

12.	Comfort letter from KPMG S.p.A. as independent auditors of ENEL in such form and with such content as the Dealers may reasonably request.

13.	Comfort letter from KPMG Audit as independent auditors of ENEL S.A. in such form and with such content as the Dealers may reasonably request.

14.	Confirmation that the Programme has been rated Aa3 by Moody’s and A+ by Standard & Poor’s.

15.	Letter from Fleetside Legal Representative Services Limited confirming its acceptance as agent for service of process of the Obligors.

PART 2
1.	A certified copy of the by-laws of each Obligor or confirmation that they have not been changed since they were last submitted to the Dealers.

2.	A certified copy of all resolutions and other authorisations required to be passed or given, and evidence of any other action required to be taken, on behalf of the Obligors to approve the increase in the amount of the Programme.

3.	Certified copies of any other governmental or other consents, authorisations and approvals required for the increase.

4.	Confirmation that one or more master Temporary Bearer Global Notes, master Permanent Bearer Global Notes, master Regulation S Global Notes and master Rule 144A Global Notes (from which copies can be made for each particular issue of Notes), duly executed by a person or persons authorised to take action on behalf of each Issuer as specified in paragraph 2(b) of Part I of the Initial Documentation List, have been delivered to the Principal Paying Agent and the Registrar, as appropriate.

5.	Legal opinions addressed to each of the Dealers dated on or after the date of this Agreement, in such form and with such content as the Dealers may reasonably require, from:
(a)	Allen & Overy, legal advisers to ENEL as to Italian law;

(b)	Allen & Overy Luxembourg, legal advisers to ENEL S.A. as to Luxembourg law; and

(c)	Allen & Overy LLP, legal advisers to the Dealers as to English law.
6.	A printed final version of the Offering Circular.

7.	Confirmation from the Listing Agent that Notes to be issued under the increased Programme will be listed on the Irish Stock Exchange.

8.	A copy of the DTC Letter of Representations duly signed by the Principal Paying Agent and DTC.

9.	Comfort letter from KPMG S.p.A. as independent auditors of ENEL in such form and with such content as the Dealers may reasonably request.

10.	Comfort letter from KPMG Audit as independent auditors of ENEL S.A. in such form and with such content as the Dealers may reasonably request.

11.	Confirmation from Moody’s, and Standard & Poor’s that there has been no change in the rating assigned by them to the Programme as a result of the increase.

APPENDIX 2
SELLING RESTRICTIONS
1.	United States

1.1	The Notes have not been and will not be registered under the Securities Act, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Dealer represents and agrees that, except as provided in 1.4 below, it has offered and sold any Notes, and will offer and sell any Notes (i) as part of their distribution at any time and (ii) otherwise until 40 days after the completion of the distribution of all Notes of the Tranche of which such Notes are a part, as determined and certified as provided below, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Dealer further represents and agrees that it, its affiliates or any persons acting on its or their behalf have not engaged and will not engage in any directed selling efforts with respect to any Note, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Dealer who has purchased Notes of a Tranche hereunder (or in the case of a sale of a Tranche of Notes issued to or through more than one Dealer, each of such Dealers as to the Notes of such Tranche purchased by or through it or, in the case of a syndicated issue, the relevant Lead Manager) shall determine and certify to the Principal Paying Agent the completion of the distribution of the Notes of such Tranche. On the basis of such notification or notifications, the Principal Paying Agent has agreed to notify such Dealer/Lead Manager of the end of the distribution compliance period with respect to such Tranche. Each Dealer also agrees that, at or prior to confirmation of sale of Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the Securities Act), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the completion of the distribution of the Securities as determined and certified by the relevant Dealer, in the case of a non-syndicated issue, or the Lead Manager, in the case of a syndicated issue, and except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this paragraph 1.1 have the meanings given to them by Regulation S. 1.2 In addition in respect of Bearer Notes where TEFRA D is specified in the applicable Final Terms:
(a)	except to the extent permitted under U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D) (the D Rules), each Dealer (a) represents that it has not offered or sold, and agrees that during the restricted period it will not offer or sell, Notes in bearer form to a person who is within the United States or its possessions or to a United States person, and (b) represents that it has not delivered and agrees that it will not deliver within the United States or its possessions definitive Notes in bearer form that are sold during the restricted period;

(b)	each Dealer represents that it has and agrees that throughout the restricted period it will have in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Notes in bearer form are aware that such Notes may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

(c)	if it is a United States person, each Dealer represents that it is acquiring the Notes for purposes of resale in connection with their original issuance and if it retains Notes in bearer form for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. Section l.163-5(c)(2)(i)(D)(6);

(d)	with respect to each affiliate that acquires Notes from a Dealer for the purpose of offering or selling such Notes during the restricted period, such Dealer repeats and confirms the representations and agreements contained in subparagraphs (a), (b) and (c) on such affiliate’s behalf and

(e)	each Dealer agrees that it will obtain from any distributor (within the meaning of U.S. Treas. Reg. § 1.163-5(c)(2)(i)(D)(4)(ii)) that purchases any Notes from it pursuant to a written contract with such Dealer (except a distributor that is one of its affiliates or is another Dealer), for the benefit of the relevant Issuer and each other Dealer, the representations contained in, and such distributor’s agreement to comply with, the provisions of subclauses (a), (b), (c) and (d) of this paragraph insofar as they relate to the D Rules, as if such distributor were a Dealer hereunder.
Terms used in this paragraph 1.2 have the meanings given to them by the U.S. Internal Revenue Code and regulations thereunder, including the D Rules.

1.3	In respect of Bearer Notes where TEFRA C is specified in the applicable Final Terms, such Bearer Notes must be issued and delivered outside the United States and its possessions in connection with their original issuance. Each Dealer represents and agrees that it has not offered, sold or delivered, and will not offer, sell or deliver, directly or indirectly, such Bearer Notes within the United States or its possessions in connection with their original issuance. Further, each Dealer represents and agrees in connection with the original issuance of such Bearer Notes that it has not communicated, and will not communicate, directly or indirectly, with a prospective purchaser if such purchaser is within the United States or its possessions and will not otherwise involve its U.S. office in the offer or sale of such Bearer Notes.

1.4	Notwithstanding anything above to the contrary, it is understood that, if so specified in the applicable Final Terms, Registered Notes may be offered and sold pursuant to a private placement in the United States, and in connection therewith each Dealer represents and agrees that:
(a)	offers, sales, resales and other transfers of Notes made in the United States made or approved by a Dealer (including offers, resales or other transfers made or approved by a Dealer in connection with secondary trading) shall be made with respect to Registered Notes only and shall be effected pursuant to an exemption from the registration requirements of the Securities Act;

(b)	offers, sales, resales and other transfers of Notes made in the United States will be made only in private transactions to institutional investors that are reasonably believed to qualify as qualified institutional buyers within the meaning of Rule 144A (each such institutional investor being hereinafter referred to as a QIB);

(c)	the Notes will be offered in the United States only by approaching prospective purchasers on an individual basis. No general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act will be used in connection with the offering of the Notes in the United States;

(d)	no sale of Notes in the United States to any one QIB will be for less than U.S.$100,000 principal amount or its equivalent rounded upwards and no Note will be issued in connection with such a sale in a smaller principal amount. If such purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S.$100,000 principal amount of the Notes; and

(e)	each Note sold as a part of a private placement in the United States and each Regulation S Global Note shall contain a legend in substantially the form set out on the face of such Note in the Agency Agreement.
1.5	Each issue of Index Linked Notes or Dual Currency Notes shall be subject to such additional U.S. selling restrictions as the relevant Issuer and the relevant Dealer may agree as a term of the issue and purchase of such Notes, which additional selling restrictions shall be set out in the applicable Final Terms. The relevant Dealer agrees that it shall offer, sell and deliver such Notes only in compliance with such additional U.S. selling restrictions.

2.	European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Dealer represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Notes to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State:
(a)	in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b)	at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(c)	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(d)	at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive
For the purposes of this provision, the expression an offer of Notes to the public in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

3.	United Kingdom

Each Dealer represents and agrees that:

(a)	in relation to any Notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the FSMA by the Issuer;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Obligors; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.
4.	Japan

The Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each Dealer agrees that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organised under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, or regulations and ministerial guidelines of Japan.

5.	France

Each of the Dealers and each Obligor represents and agrees that:
(a)	Offer to the public in France:

it has only made and will only make an offer of Notes to the public (appel public à l’épargne) in France in the period beginning (i) when a prospectus in relation to those Notes has been approved by the Autorité des marchés financiers (AMF), on the date of its publication or, (ii) when a prospectus has been approved by the competent authority of another Member State of the European Economic Area which has implemented the EU Prospectus Directive 2003/71/EC, on the date of notification of such approval to the AMF and ending at the latest on the date which is 12 months after the date of the approval of the Offering Circular, all in accordance with articles L.412-1 and L.621-8 of the French Code monétaire et financier and the Règlement général of the AMF; or

(b)	Private placement in France:

it has not offered or sold and will not offer or sell, directly or indirectly, Notes to the public in France, and it has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, the Offering Circular, the relevant Final Terms or any other offering material relating to the Notes and such offers, sales and distributions have been and will be made in France only to (a) providers of investment services relating to portfolio management for the account of third parties, and/or (b) qualified investors (investisseurs qualifiés) other than individuals, all as defined in, and in accordance with, articles L.411-1, L.411-2 and D.411-1 of the French Code monétaire et financier.
6.	Italy

The offering of the Notes has not been registered pursuant to Italian securities legislation and, accordingly, no Notes may be offered, sold or delivered, nor may copies of the Offering Circular or of any other document relating to the Notes be distributed in the Republic of Italy, except:
(a)	to professional investors (operatori qualificati) (the Professional Investors), as defined in Article 31, second paragraph, of CONSOB (the Italian Securities Exchange Commission) Regulation No. 11522 of 1 July 1998, as amended (Regulation No. 11522); or

(b)	in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998 (the Financial Services Act) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of 14 May, 1999, as amended (Regulation No. 11971).
Any offer, sale or delivery of the Notes or distribution of copies of the Offering Circular or any other document relating to the Notes in the Republic of Italy under (a) or (b) above must be:
(i)	made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, Regulation No. 11522 and Legislative Decree No. 385 of 1 September 1993, as amended (the Banking Act); and

(ii)	in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy; and

(iii)	in compliance with any other applicable laws and regulations or requirements imposed by CONSOB.
Please note that in accordance with Article 100-bis of the Financial Services Act, where no exemption from the rules on solicitation of investments applies under (a) and (b) above, the subsequent distribution of the Notes on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under the Financial Services Act and Regulation No. 11971. Failure to comply with such rules may result in the sale of such Notes being declared null and void and in the liability of the intermediary transferring the financial instruments for any damages suffered by the investors.

7.	Luxembourg

In addition to the cases described in the European Economic Area selling restrictions in which the Issuer can make an offer of Notes to the public in a Relevant Member State (including the Grand Duchy of Luxembourg), the Issuer can also make an offer of Notes to the public in the Grand Duchy of Luxembourg:
(i)	at any time, to national and regional governments, central banks, international and supranational institutions (such as the International Monetary Fund, the European Central Bank, the European Investment Bank) and other similar international organisations;

(ii)	at any time, to legal entities which are authorised or regulated to operate in the financial markets (including, credit institutions, investment firms, other authorised or regulated financial institutions, insurance companies, undertakings for collective investment and their management companies, pension and retirement funds and their management companies, commodity dealers) as well as entities not so authorised or regulated whose corporate purpose is solely to invest in securities; and

(iii)	at any time, to certain natural persons or small and medium-sized enterprises (as defined in the Luxembourg act dated 10 July 2005 relating to prospectuses for securities implementing the Prospectus Directive into Luxembourg law) recorded in the register of natural persons or small and medium-sized enterprises considered as qualified investors as held by the Commission de surveillance du secteur financier, as competent authority in Luxembourg in accordance with the Prospectus Directive.
8.	General

Each Dealer agrees that it will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers Notes or possesses or distributes the Offering Circular and will obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and none of the Issuer and any other Dealer shall have any responsibility therefor.

None of the Obligors and any of the Dealers represents that Notes may at any time lawfully be sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assumes any responsibility for facilitating any such sale.

With regard to each Tranche, the relevant Dealer will be required to comply with any additional restrictions agreed between the Issuer and the relevant Dealer and set out in the applicable Final Terms.

APPENDIX 3
FORMS OF DEALER ACCESSION LETTERS AND CONFIRMATION LETTERS
PART 1
FORM OF DEALER ACCESSION LETTER — PROGRAMME
[Date]

To:	ENEL — Società per azioni (ENEL)
Dear Sirs,
ENEL — Società per azioni
and
ENEL Finance International S.A.
Global Medium Term Note Programme
We refer to the Amended and Restated Programme Agreement dated 4 May 2007 entered into in respect of the above Medium Term Note Programme and made between the Obligors (as defined therein) and the Dealers party to it (which agreement, as amended, supplemented or restated from time to time, is referred to as the Programme Agreement).
We confirm that we are in receipt of the following documents:
(a)	a copy of the Programme Agreement; and

(b)	a copy of current versions of all other documents delivered under Appendix 1 to the Programme Agreement as we have requested, and have found them to our satisfaction.*
For the purposes of the Programme Agreement our notice details are as follows:
[insert name, address, telephone, facsimile, telex (+ answerback) and attention].
In consideration of the appointment by ENEL, on behalf of the Obligors, of us as a Dealer under the Programme Agreement we undertake, for the benefit of the Obligors and each of the other Dealers, that we will perform and comply with all the duties and obligations expressed to be assumed by a Dealer under the Programme Agreement.
This letter is governed by, and shall be construed in accordance with, English law.
Yours faithfully,
[Name of New Dealer]
By:

cc:	JPMorgan Chase Bank, N.A. as Principal Paying Agent The other Dealers

*	It is important to ensure that each original legal opinion and comfort letter permits it to be delivered to, and relied upon by, New Dealers, otherwise a side letter to this effect should be provided.

PART 2
FORM OF DEALER ACCESSION LETTER — PROGRAMME
[Date]
To:      [Name and address of New Dealer]
Dear Sirs,
ENEL — Società per azioni
and
ENEL Finance International S.A.
Global Medium Term Note Programme
We refer to the Amended and Restated Programme Agreement dated 4 May 2007 (which agreement, as amended, supplemented or restated from time to time, is referred to as the Programme Agreement) entered into in respect of the above Medium Term Note Programme and acknowledge receipt of your Dealer Accession Letter to us dated [specify].
We confirm that, with effect from today’s date, you shall become a Dealer under the Programme Agreement in accordance with clause 12.2 of the Programme Agreement.
Yours faithfully,
ENEL — Società per azioni
By:
cc:       JPMorgan Chase Bank, N.A. as Principal Paying Agent
            The other Dealers

PART 3
FORM OF DEALER ACCESSION LETTER — NOTE ISSUE
[Date]
To:      ENEL — Società per azioni
(ENEL)
Dear Sirs,
ENEL — Società per azioni
and
ENEL Finance International S.A.
[Description of issue]
(the Notes)
We refer to the Amended and Restated Programme Agreement dated 4 May 2007 and made between the Obligors (as defined therein) and the Dealers party to it (which agreement, as amended, supplemented or restated from time to time, is referred to as the Programme Agreement).
We confirm that we are in receipt of the following documents:
(a)	a copy of the Programme Agreement; and

(b)	a copy of current versions of such of all other documents delivered under Appendix 1 of the Programme Agreement as we have requested, and have found them to our satisfaction.*
For the purposes of the Programme Agreement our notice details are as follows:
[insert name, address, telephone, facsimile, telex (+ answerback) and attention].
In consideration of the appointment by ENEL, on behalf of the Obligors, of us as a Dealer under the Programme Agreement in respect of the issue of the Notes we undertake, for the benefit of the Obligors and each of the other Dealers, that, in relation to the issue of the Notes, we will perform and comply with all the duties and obligations expressed to be assumed by a Dealer under the Programme Agreement.
This letter is governed by, and shall be construed in accordance with, English law.
Yours faithfully,
[Name of New Dealer]
By:
cc:      JPMorgan Chase Bank, N.A. as Principal Paying Agent

*	It is important to ensure that each original legal opinion and comfort letter permits it to be delivered to, and relied upon by, New Dealers, otherwise a side letter to this effect should be provided.

PART 4
FORM OF CONFIRMATION LETTER — NOTE ISSUE
[Date]
To:      [Name and address of New Dealer]
Dear Sirs,
ENEL — Società per azioni
and
ENEL Finance International S.A.
[Description of issue]
(the Notes)
We refer to the Amended and Restated Programme Agreement dated 4 May 2007 (which agreement, as amended, supplemented or restated from time to time, the Programme Agreement) and acknowledge receipt of your Dealer Accession Letter to us dated [specify].
We confirm that, with effect from today’s date, in respect of the issue of the Notes, you shall become a Dealer under the Programme Agreement in accordance with the provisions of clause 12.2 of the Programme Agreement.
Yours faithfully,
[ENEL — Societá per azioni]
[ENEL Finance International S.A.
société anonyme
35, boulevard du Prince Henri
L-1724 Luxembourg
R.C.S. Luxembourg: B60.086]
By:
cc:       JPMorgan Chase Bank, N.A. as Principal Paying Agent

APPENDIX 4
LETTER REGARDING INCREASE IN THE NOMINAL AMOUNT OF THE PROGRAMME
[Date]

To:	The Dealers and the Listing Agent
(as those expressions are defined in the
Amended and Restated Programme Agreement dated 4 May 2007,
as amended, supplemented or restated from
time to time, (the Programme Agreement))
Dear Sirs,
ENEL — Società per azioni
and
ENEL Finance International S.A.
Global Medium Term Note Programme
We require, pursuant to clause 13.1 of the Programme Agreement, that the aggregate nominal amount of the above Programme be increased to €[specify] from [specify date which is no earlier than seven London business days after the date the notice is given] whereupon (but subject as provided in the next paragraph) all references in the Agreements will be deemed amended accordingly.
We understand that this increase is subject to the satisfaction of the condition set out in clause 13.2 of the Programme Agreement namely that each Dealer shall have received and found satisfactory all the documents and confirmations described in the Part II of the Initial Documentation List (with such changes as may be relevant, with reference to the circumstances at the time of the proposed increase, as are agreed between ENEL and the Dealers) and the delivery of any further conditions precedent that any of the Dealers may reasonably require.
You must notify the Arrangers and ourselves within seven London business days of receipt by you of those documents and confirmations and, if applicable, further conditions precedent if you consider (in your reasonable opinion) that any of them are unsatisfactory and, in the absence of such notification, you will be deemed to consider such documents and confirmations to be satisfactory and such further conditions precedent to be satisfied.
Terms used in this letter have the meanings given to them in the Programme Agreement.
Yours faithfully,
ENEL — Società per azioni
By:
cc:      JPMorgan Chase Bank, N.A. as Principal Paying Agent

APPENDIX 5
FORM OF SUBSCRIPTION AGREEMENT
[ENEL — Società per azioni/ENEL Finance International S.A.]
[DESCRIPTION OF ISSUE]
[DATE]

To:	[Names of Dealers] (the Managers)

c/o	[Name of Lead Manager] (the Lead Manager)

cc:	JPMorgan Chase Bank, N.A. as Principal Paying Agent JPMorgan Chase Bank, N.A. as Registrar
Dear Sirs,
[ENEL — Società per azioni/ENEL Finance International S.A.] (the Issuer) proposes to issue [DESCRIPTION OF ISSUE] (the Notes) under the €25,000,000,000 Global Medium Term Note Programme established by it. [The Notes will be unconditionally and irrevocably guaranteed by ENEL — Società per azioni (the Guarantor).]* The terms of the issue shall be as set out in the form of Final Terms attached to this Agreement as Annexe A.
This Agreement is supplemental to the Amended and Restated Programme Agreement (the Programme Agreement) dated 4 May 2007 made between the Obligors (as defined therein) and the Dealers party thereto. All terms with initial capitals used herein without definition have the meanings given to them in the Programme Agreement.
We wish to record the arrangements agreed between us in relation to the issue:
1.	This Agreement appoints each Manager which is not a party to the Programme Agreement (each a New Dealer) as a New Dealer in accordance with the provisions of clause 12 of the Programme Agreement for the purposes of the issue of the Notes. The Lead Manager confirms that it is in receipt of the documents referenced below:
(a)	a copy of the Programme Agreement; and

(b)	a copy of such of the documents delivered under Appendix 1 of the Programme Agreement as it has requested and has confirmed with each New Dealer that it has found them to be satisfactory or (in the case of any or all of the documents referred to in (b) has waived such production.

For the purposes of the Programme Agreement the details of the Lead Manager for service of notices are as follows:

[insert name, address, telephone, facsimile, telex (+ answerback) and attention].

*	Delete where the Issuer is ENEL — Società per azioni

In consideration of the Issuer [and the Guarantor]* appointing each New Dealer as a Dealer in respect of the Notes under the Programme Agreement, each New Dealer hereby undertakes, for the benefit of the Obligors, the Lead Manager (for itself and each of the other Dealers) and the Managers, that, in relation to the issue of the Notes, it will perform and comply with all the duties and obligations expressed to be assumed by a Dealer under the Programme Agreement, a copy of which it acknowledges it has received from the Lead Manager. The Issuer [and the Guarantor each]* confirms that each New Dealer shall be vested with all authority, rights, powers, duties and obligations of a Dealer in relation to the issue of the Notes as if originally named as a Dealer under the Programme Agreement provided that following the Issue Date of the Notes each New Dealer shall have no further such authority, rights, powers, duties or obligations except for any which have accrued or been incurred prior to, or in connection with, the issue of the Notes.

2.	Subject to the terms and conditions of the Programme Agreement and this Agreement the Issuer agrees to issue the Notes and the Managers jointly and severally agree to subscribe or procure subscribers for the Notes at a price of [specify] per cent. of the principal amount of the Notes (the Purchase Price), being the issue price of [specify] per cent. less a selling [commission/concession] of [specify] per cent. of such principal amount and a combined management and underwriting commission of [specify] per cent. of such principal amount.

3.	The settlement procedures set out in Part [3/4] of Annex 1 to the Procedures Memorandum shall apply as if set out in this Agreement provided that, for the purposes of this Agreement:
(a)	the sum payable on the Issue Date shall represent the Purchase Price less any amount payable in respect of Managers’ expenses as provided in the agreement referred to in clause 4 of this Agreement;

(b)	Issue Date means [specify] a.m. ([specify] time) on [specify] or such other time and/or date as the Issuer and the Lead Manager on behalf of the Managers may agree; and

(c)	Payment Instruction Date means the Issue Date unless there is to be a pre-closing for the issue in which case it means the business day (being a day on which banks and foreign exchange markets are open for general business in London) prior to the Issue Date.
4.	The arrangements in relation to expenses have been separately agreed between the Issuer [, the Guarantor]* and the Lead Manager.

5.	The obligation of the Managers to purchase the Notes is conditional upon:
(a)	the conditions set out in clause 3.2 [and 3.3] (other than that set out in clause 3.2(f)) of the Programme Agreement being satisfied as of the Payment Instruction Date (on the basis that the references therein to relevant Dealer shall be construed as references to the Lead Manager) and without prejudice to the aforesaid, the Offering Circular dated [specify] containing all material information relating to the assets and liabilities, financial position and profits and losses of the Issuer [and the Guarantor]* and nothing having happened or being expected to happen which would require the Offering Circular[, as so supplemented,] to be [further] supplemented or updated; and

(b)	the delivery to the Lead Manager on the Payment Instruction Date of:
(i)	legal opinions addressed to the Managers dated the Payment Instruction Date in such form and with such contents as the Lead Manager, on behalf of the Managers, may reasonably require from Allen & Overy, the legal advisers to the [Issuer/Guarantor]

*	Delete where the Issuer is ENEL — Società per azioni

as to Italian law, from Allen & Overy Luxembourg, legal advisers to the Issuer as to Luxembourg law]* and from Allen & Overy LLP, the legal advisers to the Managers as to English law;

(ii)	a certificate dated the Payment Instruction Date signed by a duly authorised officer of the Issuer [and a certificate dated the Payment Instruction Date signed by a duly authorised officer of the Guarantor]* giving confirmation to the effect stated in paragraph (i) of this clause;

(iii)	a comfort letter dated the date of this Agreement and the Payment Instruction Date from the independent auditors of [each of]* the Issuer [and the Guarantor]*, in such form and with such content as the Managers may reasonably request; and

(iv)	such other conditions precedent as the Lead Manager may require.
If any of the foregoing conditions is not satisfied on or before the Payment Instruction Date, this Agreement shall terminate on that date and the parties to this Agreement shall be under no further liability arising out of this Agreement (except for any liability of the Issuer [or, failing the Issuer, the Guarantor]* in relation to expenses as provided in the agreement referred to in clause 4 and except for any liability arising before or in relation to termination), provided that the Lead Manager, on behalf of the Managers, may in its discretion waive any of the aforesaid conditions (other than the conditions precedent contained in clause 3.2(c), (n), (o) and (p) of the Programme Agreement) or any part of them.

6.	The Lead Manager, on behalf of the Managers, may, by notice to the Issuer [and the Guarantor]*, terminate this Agreement at any time prior to payment of the net purchase money to the Issuer if in the opinion of the Lead Manager there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in its view be likely to prejudice materially the success of the offering and distribution of the Notes or dealings in the Notes in the secondary market and, upon notice being given, the parties to this Agreement shall (except for any liability of the Issuer, or failing the Issuer, the Guarantor]* in relation to expenses as provided in the agreement referred to in clause 4 of this Agreement and except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

7.	A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

8.	Clause 22 of the Programme Agreement shall also apply to this Agreement as if expressly incorporated herein.

9.	This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
Please confirm that this letter correctly sets out the arrangements agreed between us.

Yours faithfully, For:	[ENEL FINANCE INTERNATIONAL S.A. société anonyme 35, boulevard du Prince Henri L-1724 Luxembourg

*	Delete where the Issuer is ENEL — Società per azioni

R.C.S. Luxembourg B.60.086

By:]*

[For:	ENEL — SOCIETÀ PER AZIONI

By:]*

We confirm that this letter correctly sets out the arrangements agreed between us.

For:	[NAMES OF MANAGERS]

By

*	Delete where the Issuer is ENEL — Società per azioni

ANNEXE A TO THE SUBSCRIPTION AGREEMENT
[Form of Final Terms]

AMENDED AND RESTATED AGENCY AGREEMENT
ENEL — SOCIETÀ PER AZIONI
and
ENEL FINANCE INTERATIONAL S.A.
€25,000,000,000
GLOBAL MEDIUM TERM NOTE PROGRAMME
CONFORMED COPY
4 May 2007

AGENCY AGREEMENT
in respect of a
€25,000,000,000
GLOBAL MEDIUM TERM NOTE PROGRAMME
THIS AGREEMENT is dated 4 May 2007
BETWEEN:
(1)	ENEL — SOCIETÀ PER AZIONI of Viale Regina Margherita 137, 00198 Rome, Italy (ENEL);

(2)	ENEL FINANCE INTERNATIONAL S.A., a public limited liability company (société anonyme) of 35, boulevard du Prince Henri, L-1724 Luxembourg, registered with the Luxembourg trade and companies register under number B.60.086 (ENEL S.A. and together with ENEL, the Obligors and each an Obligor);

(3)	JPMORGAN CHASE BANK, N.A. of Trinity Tower, 9 Thomas More Street, London, E1W 1YT (the Principal Paying Agent, which expression shall include any successor principal paying agent appointed under clause 24);

(4)	JPMORGAN CHASE BANK, N.A. of 4 New York Plaza, New York, NY 10004 (the Registrar, which expression shall include any successor registrar appointed under clause 24);

(5)	DEUTSCHE INTERNATIONAL CORPORATE SERVICES (IRELAND) LIMITED of Guild House, Guild Street, IFSC, Dublin 1, Ireland (together with the Principal Paying Agent and the Registrar, the Paying Agents, which expression shall include any additional or successor paying agent appointed under clause 24 and Paying Agent shall mean any of the Paying Agents);

(6)	JPMORGAN CHASE BANK, N.A. of Trinity Tower, 9 Thomas More Street, London E1W 1YT and DEUTSCHE INTERNATIONAL CORPORATE SERVICES (IRELAND) LIMITED of Guild House, Guild Street, IFSC, Dublin 1, Ireland (together with the Registrar, the Transfer Agents, which expression shall include any additional or successor transfer agent appointed under clause 24 and Transfer Agent shall mean any of the Transfer Agents); and

(7)	JPMORGAN CHASE BANK, N.A. of 4 New York Plaza, New York, NY 10004 (the Exchange Agent, which expression shall include any successor exchange agent appointed under clause 24).
WHEREAS:
(A)	ENEL, ENEL S.A., JPMorgan Chase Bank, N.A. and Deutsche International Corporate Services (Ireland) Limited, entered into an amended and restated Agency Agreement dated 8 November 2005 (the Original Agency Agreement) in respect of a €10,000,000,000 Global Medium Term Note Programme (the Programme).

(B)	The parties hereto wish to record that from the date hereof the aggregate nominal amount of the Programme shall be increased from €10,000,000,000 to €25,000,000,000.

(C)	The parties hereto wish to amend and restate the Original Agency Agreement. Any Notes issued under the Programme on or after the date hereof (other than any such Notes issued so as to be consolidated and form a single series with any Notes issued prior to the date hereof) shall be issued

1

pursuant to this Agreement. This does not affect any Notes issued under the Programme prior to the date of this Agreement.
IT IS AGREED:
1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement:

Agent means each of the Paying Agents, the Transfer Agents and the Exchange Agent;

Bearer Notes means those of the Notes which are in bearer form;

Calculation Agency Agreement in relation to any Series of Notes means an agreement in or substantially in the form of Schedule 1;

Calculation Agent means, in relation to the Notes of any Series, the person appointed as calculation agent in relation to the Notes by the relevant Issuer pursuant to the provisions of a Calculation Agency Agreement (or any other agreement) and shall include any successor calculation agent appointed in respect of the Notes;

CGN means a Temporary Bearer Global Note in the form set out in Part 1 of Schedule 6 or a Permanent Bearer Global Note in the form set out in Part 2 of Schedule 6, in either case where the applicable Final Terms specifies that the Notes are in CGN form;

Clearstream, Luxembourg means Clearstream Banking, société anonyme;

Conditions means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting the Series, the terms and conditions being in or substantially in the form set out in Schedule 2 or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Principal Paying Agent and the relevant Dealer as modified and supplemented by the applicable Final Terms;

Coupon means an interest coupon appertaining to a Definitive Bearer Note (other than a Zero Coupon Note), the coupon being:
(a)	if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Part 5 Part A of Schedule 6 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Principal Paying Agent and the relevant Dealer; or

(b)	if appertaining to a Floating Rate Note or an Index Linked Interest Note or a Dual Currency Interest Note, in the form or substantially in the form set out in Part 5 Part B of Schedule 6 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Principal Paying Agent and the relevant Dealer; or

(c)	if appertaining to a Definitive Bearer Note which is neither a Fixed Rate Note nor a Floating Rate Note nor an Index Linked Interest Note nor a Dual Currency Interest Note, in such form as may be agreed between the relevant Issuer, the Principal Paying Agent and the relevant Dealer, and includes, where applicable, the Talon(s) appertaining to the relevant Note and any replacements for Coupons and Talons issued pursuant to Condition 11;

2

Couponholders means the several persons who are for the time being holders of the Coupons and shall, unless the context otherwise requires, include the holders of Talons;

Deed Poll means the deed poll dated 8 November 2005, substantially in the form set out in Schedule 7, executed as a deed by the Obligors in favour of the holders of the Rule 144A Notes or any beneficial interest in the Rule 144A Notes or any prospective purchasers of the Rule 144A Notes designated by any holder or beneficial owner of the Rule 144A Notes;

Deed of Covenant means each Deed of Covenant dated 8 November 2005, substantially in the form set out in Schedule 3 of this Agreement, executed by the relevant Issuer;

Definitive Bearer Note means a Bearer Note in definitive form issued or, as the case may require, to be issued by the relevant Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer in exchange for all or part of a Global Note in bearer form, the Definitive Bearer Note being in or substantially in the form set out in Part 4 of Schedule 6 with such modifications (if any) as may be agreed between the relevant Issuer, the Principal Paying Agent and the relevant Dealer and having the Conditions endorsed on it or, if permitted by the relevant authority or authorities and agreed by the relevant Issuer and the relevant Dealer, incorporated in it by reference and having the applicable Final Terms (or the relevant provisions of the applicable Final Terms) either incorporated in it or endorsed on it and (except in the case of a Zero Coupon Note) having Coupons and, where appropriate, Receipts and/or Talons attached to it on issue;

Definitive Notes means Definitive Bearer Notes and/or, as the context may require, Definitive Registered Notes;

Definitive Registered Note means a Registered Note in definitive form issued or, as the case may require, to be issued by the relevant Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer either on issue or in exchange for all or part of a Registered Global Note, the Registered Note in definitive form being in or substantially in the form set out in Part 8 of Schedule 6 with such modifications (if any) as may be agreed between the relevant Issuer, the Principal Paying Agent and the relevant Dealer and having the Conditions endorsed on it or attached to it or, if permitted by the relevant authority or authorities and agreed by the relevant Issuer and the relevant Dealer, incorporated in it by reference and having the applicable Final Terms (or the relevant provisions of the applicable Final Terms) either incorporated in it or endorsed on it or attached to it;

Distribution Compliance Period has the meaning given to that term in Regulation S under the Securities Act;

DTC means The Depository Trust Company;

Dual Currency Interest Note means a Note in respect of which payments of interest are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the relevant Issuer and the relevant Dealer may agree, as indicated in the applicable Final Terms;

Dual Currency Note means a Dual Currency Interest Note and/or a Dual Currency Redemption Note, as applicable;

Dual Currency Redemption Note means a Note in respect of which payments of principal are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the relevant Issuer and the relevant Dealer may agree, as indicated in the applicable Final Terms;

3

Euroclear means Euroclear Bank S.A./N.V.;

Eurosystem-eligible NGN means an NGN which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms;

Fixed Rate Note means a Note on which interest is calculated at a fixed rate payable in arrear on one or more Interest Payment Dates in each year as may be agreed between the relevant Issuer and the relevant Dealer, as indicated in the applicable Final Terms;

Floating Rate Note means a Note on which interest is calculated at a floating rate, payable in arrear on one or more Interest Payment Dates in each year as may be agreed between the relevant Issuer and the relevant Dealer, as indicated in the applicable Final Terms;

Global Note means a Temporary Bearer Global Note and/or a Permanent Bearer Global Note and/or a Regulation S Global Note and/or a Rule 144A Global Note, as the context may require;

Guarantee means the deed of guarantee dated 8 November 2005, substantially in the form set out in Schedule 3 Part 2, executed by ENEL pursuant to which ENEL has unconditionally and irrevocably guaranteed the due and punctual payment of all amounts due in respect of any Note, Receipt or Coupon issued by ENEL S.A. and under the Deed of Covenant executed by ENEL S.A.;

Guarantor means ENEL in such capacity pursuant to the Guarantee. Reference herein to the Guarantor is only relevant where the relevant Issuer is ENEL S.A.;

Index Linked Interest Note means a Note in respect of which the amount in respect of interest payable is calculated by reference to an index and/or a formula as the relevant Issuer and the relevant Dealer may agree, as indicated in the applicable Final Terms;

Index Linked Note means an Index Linked Interest Note and/or an Index Linked Redemption Note, as applicable;

Index Linked Redemption Note means a Note in respect of which the amount in respect of principal payable is calculated by reference to an index and/or a formula as the relevant Issuer and the relevant Dealer may agree, as indicated in the applicable Final Terms;

Interest Commencement Date means, in the case of interest-bearing Notes, the date specified in the applicable Final Terms from and including which the Notes bear interest, which may or may not be the Issue Date;

Issue Date means, in respect of any Note, the date of issue and purchase of the Note under clause 2 of the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer being, in the case of any Definitive Note represented initially by a Global Note, the same date as the date of issue of the Global Note which initially represented the Note;

Issue Price means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;

Issuer means each of ENEL and ENEL S.A. (together, the Issuers and each an Issuer) and references in this Agreement to the relevant Issuer shall, in relation to any Tranche of such Notes be construed as references to the Issuer which is, or is intended to be, the Issuer of such Notes as indicated in the applicable Final Terms;

Luxembourg means the Grand Duchy of Luxembourg;

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NGN means a Temporary Bearer Global Note in the form set out in Part 1 of Schedule 6 or a Permanent Bearer Global Note in the form set out in Part 2 of Schedule 6, in either case where the applicable Final Terms specifies that the Notes are in NGN form;

Noteholders means the several persons who are for the time being the bearers of Bearer Notes and the registered holders of Registered Notes save that, in respect of the Notes of any Series, (i) for so long as the Notes or any part of them are represented by a Bearer Global Note held on behalf of Euroclear and Clearstream, Luxembourg each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes of the Series (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of the Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be the holder of that nominal amount of Notes (and the bearer of the relevant Global Note shall be deemed not to be the holder) for all purposes other than with respect to the payment of principal or interest on the Notes, for which purpose the bearer of the relevant Global Note shall be treated by the relevant Issuer, and any Agent as the holder of the Notes in accordance with and subject to the terms of the relevant Global Note and (ii) so long as DTC or its nominee is the registered owner or holder of a Registered Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Registered Global Note for all purposes under the Agency Agreement and the Notes except to the extent that in accordance with DTC’s published rules and procedures any ownership rights may be exercised by its participants or beneficial owners through participants and, in each case, the expressions Noteholder, holder of Notes and related expressions shall be construed accordingly;

outstanding means, in relation to the Notes of any Series, all the Notes issued other than:
(a)	those Notes which have been redeemed and cancelled pursuant to the Conditions;

(b)	those Notes in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest (if any) accrued to the date for redemption and any interest (if any) payable under the Conditions after that date) have been duly paid to or to the order of the Principal Paying Agent in the manner provided in this Agreement (and where appropriate notice to that effect has been given to the Noteholders in accordance with the Conditions) and remain available for payment of the relevant Notes and/or Receipts and/or Coupons;

(c)	those Notes which have been purchased and cancelled in accordance with the Conditions;

(d)	those Notes in respect of which claims have become prescribed under the Conditions;

(e)	those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued under the Conditions;

(f)	(for the purpose only of ascertaining the nominal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued under the Conditions;

(g)	any Temporary Bearer Global Note to the extent that it has been exchanged for Definitive Bearer Notes or a Permanent Bearer Global Note and any Permanent Bearer Global Note to the extent that it has been exchanged for Definitive Bearer Notes in each case under its provisions;

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(h)	those Rule 144A Notes which have been exchanged for Regulation S Notes and those Regulation S Notes which have been exchanged for Rule 144A Notes, in each case under the Conditions and this Agreement; and

(i)	any Registered Global Note to the extent that it has been exchanged for Definitive Registered Notes and any Definitive Registered Note to the extent it has been exchanged for an interest in a Registered Global Note, provided that for the purpose of:
(i)	attending and voting at any meeting of the Noteholders of the Series; and

(ii)	determining how many and which Notes of the Series are for the time being outstanding for the purposes of Condition 15 and paragraphs 2 and 5 of Part 1 of Schedule 5 and paragraphs 2, 5 and 6 of Part 2 of Schedule 5, those Notes (if any) which are for the time being held by or for the benefit of the relevant Issuer or the Guarantor or any Subsidiary of the relevant Issuer or the Guarantor shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Permanent Bearer Global Note means a global note in the form or substantially in the form set out in Part 2 of Schedule 6 together with the copy of the applicable Final Terms attached to it with such modifications (if any) as may be agreed between the relevant Issuer, the Principal Paying Agent and the relevant Dealer, comprising some or all of the Bearer Notes of the same Series issued by the relevant Issuer under the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer;

Programme Agreement means the amended and restated programme agreement dated 4 May 2007 between the Obligors and the Dealers named in it;

Put Notice means a notice in the form set out in Schedule 4;

Receipt means a receipt attached on issue to a Definitive Bearer Note redeemable in instalments for the payment of an instalment of principal, the receipt being in or substantially in the form set out in Part 6 of Schedule 6 or in such other form as may be agreed between the relevant Issuer, the Principal Paying Agent and the relevant Dealer and includes any replacements for Receipts issued pursuant to Condition 11;

Receiptholders means the persons who are for the time being holders of the Receipts;

Reference Banks means, in the case of a determination of LIBOR, the principal London office of four major banks in the London inter-bank market and, in the case of a determination of EURIBOR, the principal Euro-zone office of four major banks in the Euro-zone inter-bank market, in each case selected by the Principal Paying Agent or as specified in the applicable Final Terms;

Registered Global Note means a Regulation S Global Note or a Rule 144A Global Note;

Registered Notes means those of the Notes which are in registered form;

Regulation S means Regulation S under the Securities Act;

Regulation S Global Note means a Registered Global Note in or substantially in the form set out in Part 3 of Schedule 6 together with the copy of the applicable Final Terms attached to it with such modifications (if any) as may be agreed between the relevant Issuer, the Principal Paying Agent and

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the relevant Dealer, comprising some or all of the Registered Notes of the same Series issued by the relevant Issuer outside the United States in reliance on Regulation S under the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer;

Rule 144A Global Note means a Registered Global Note in or substantially in the form set out in Part 3 of Schedule 6 together with the copy of the applicable Final Terms attached to it with such modifications (if any) as may be agreed between the relevant Issuer, the Principal Paying Agent and the relevant Dealer, comprising some or all of the Registered Notes of the same series issued by the relevant Issuer to QIBs in reliance on Rule 144A under the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer;

Series means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (a) expressed to be consolidated and form a single series and (b) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions Notes of the relevant Series and holders of Notes of the relevant Series and related expressions shall be construed accordingly;

Specified Time means 11.00 a.m. (London time, in the case of a determination of LIBOR, or Brussels time, in the case of a determination of EURIBOR);

Subsidiary means any entity which is a subsidiary within the meaning of Section 736 of the Companies Act 1985;

Talon means a talon attached on issue to a Definitive Bearer Note (other than a Zero Coupon Note) which is exchangeable in accordance with its provisions for further Coupons appertaining to the Note, the talon being in or substantially in the form set out in Part 7 of Schedule 6 or in such other form as may be agreed between the relevant Issuer, the Principal Paying Agent and the relevant Dealer and includes any replacements for Talons issued pursuant to Condition 11;

Temporary Bearer Global Note means a global note in the form or substantially in the form set out in Part 1 of Schedule 6 together with the copy of the applicable Final Terms attached to it with such modifications (if any) as may be agreed between the relevant Issuer, the Principal Paying Agent and the relevant Dealer, comprising some or all of the Bearer Notes of the same Series issued by the relevant Issuer under the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer;

Tranche means Notes which are identical in all respects (including as to listing); Transfer Certificate means a certificate in the form set out in Schedule 8; and Zero Coupon Note means a Note on which no interest is payable.

1.2	(a) In this Agreement, unless the contrary intention appears, a reference to:
(i)	an amendment includes a supplement, restatement or novation and amended is to be construed accordingly;

(ii)	a person includes any individual, company, unincorporated association, government, state agency, international organisation or other entity;

(iii)	the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customer’s interest in the Notes;

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(iv)	a provision of a law is a reference to that provision as extended, amended or re-enacted;

(v)	a clause or schedule is a reference to a clause of, or a schedule to, this Agreement;

(vi)	a person includes its successors and assigns;

(vii)	a document is a reference to that document as amended from time to time; and

(viii)	a time of day is a reference to London time;
(b)	The headings in this Agreement do not affect its interpretation;

(c)	Terms and expressions defined in the Programme Agreement or the Notes or used in the applicable Final Terms shall have the same meanings in this Agreement, except where the context otherwise requires or unless otherwise stated;

(d)	All references in this Agreement to costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;

(e)	All references in this Agreement to Notes shall, unless the context otherwise requires, include any Global Note representing the Notes;

(f)	All references in this Agreement to principal and/or interest or both in respect of the Notes or to any moneys payable by the relevant Issuer under this Agreement shall be construed in accordance with Condition 6;

(g)	All references in this Agreement to the relevant currency shall be construed as references to the currency in which payments in respect of the relevant Notes and/or Coupons are to be made;

(h)	All references in this Agreement to Euroclear and/or Clearstream, Luxembourg and/or DTC shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system approved by the relevant Issuer and the Principal Paying Agent or as otherwise specified in the applicable Final Terms; and

(i)	All references in this Agreement to a Directive include any relevant implementing measure of each Member State of the European Economic Area which has implemented such Directive.
1.3	For the purposes of this Agreement, the Notes of each Series shall form a separate series of Notes and the provisions of this Agreement shall apply mutatis mutandis separately and independently to the Notes of each Series and in this Agreement the expressions Notes, Noteholders, Receipts, Receiptholders, Coupons, Couponholders, Talons and related expressions shall be construed accordingly.

1.4	As used herein, in relation to any Notes which are to have a “listing” or be “listed” (a) on the Irish Stock Exchange Limited (the Irish Stock Exchange), listing and listed shall be construed to mean that such Notes have been admitted to the Official List and trading on its regulated market and (b) on any other Stock Exchange within the European Economic Area, listing and listed shall be construed to mean that Notes have been admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of the Investment Services Directive (Directive 93/22/EEC).

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2.	APPOINTMENT OF AGENTS

2.1	The Principal Paying Agent is appointed, and the Principal Paying Agent agrees to act, as agent of each Issuer and the Guarantor, upon the terms and subject to the conditions set out below, for the following purposes:
(a)	completing, authenticating and delivering Temporary Bearer Global Notes and Permanent Bearer Global Notes and (if required) authenticating and delivering Definitive Bearer Notes;

(b)	giving effectuation instructions in respect of each Bearer Global Note which is a Eurosystem-eligible NGN;

(c)	exchanging Temporary Bearer Global Notes for Permanent Bearer Global Notes or Definitive Bearer Notes, as the case may be, in accordance with the terms of Temporary Bearer Global Notes and, in respect of any such exchange, (i) making all notations on Bearer Global Notes which are CGNs as required by their terms and (ii) instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Bearer Global Notes which are NGNs;

(d)	exchanging Permanent Bearer Global Notes for Definitive Bearer Notes in accordance with the terms of Permanent Bearer Global Notes and, in respect of any such exchange, (i) making all notations on Permanent Bearer Global Notes which are CGNs required by their terms and (ii) instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Permanent Bearer Global Notes which are NGNs;

(e)	paying sums due on Global Notes in bearer form, Definitive Bearer Notes, Receipts and Coupons and instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Bearer Global Notes which are NGNs;

(f)	exchanging Talons for Coupons in accordance with the Conditions;

(g)	determining the end of the Distribution Compliance Period applicable to each Tranche in accordance with clause 5;

(h)	unless otherwise specified in the applicable Final Terms, determining the interest and/or other amounts payable in respect of the Notes in accordance with the Conditions;

(i)	arranging on behalf of and at the expense of the relevant Issuer and/or the Guarantor for notices to be communicated to the Noteholders in accordance with the Conditions;

(j)	ensuring that, as directed by the relevant Issuer, all necessary action is taken to comply with any reporting requirements of any competent authority in respect of any relevant currency as may be in force from time to time with respect to the Notes to be issued under the Programme;

(k)	subject to the Procedures Memorandum, submitting to the relevant authority or authorities such number of copies of each Final Terms which relates to Notes which are to be listed as the relevant authority or authorities may require;

(l)	acting as Calculation Agent in respect of Notes where named as such in the applicable Final Terms; and

(m)	performing all other obligations and duties imposed upon it by the Conditions, this Agreement and the Procedures Memorandum.

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2.2	Each Paying Agent is appointed, and each Paying Agent agrees to act, as paying agent of each Issuer and the Guarantor, upon the terms and subject to the conditions set out below, for the purposes of paying sums due on any Notes, Receipts and Coupons and performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

2.3	Each Transfer Agent is appointed, and each Transfer Agent agrees to act, as transfer agent of each Issuer and the Guarantor, upon the terms and subject to the conditions set out below for the purposes of effecting transfers of Definitive Registered Notes and performing all the other obligations and duties imposed upon it by the Conditions and this Agreement.

2.4	The Exchange Agent is appointed, and the Exchange Agent agrees to act, as exchange agent of each Issuer and the Guarantor, upon and subject to the terms and conditions set out below for the purposes of effecting the conversion of non-U.S. dollar payments into U.S. dollars and performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

2.5	The Registrar is appointed, and the Registrar agrees to act, as registrar of each Issuer and the Guarantor, upon the terms and subject to the conditions set out below, for the following purposes:
(a)	completing, authenticating and delivering Regulation S Global Notes and Rule 144A Global Notes and authenticating and delivering Definitive Registered Notes;

(b)	paying sums due on Registered Notes; and

(c)	performing all the other obligations and duties imposed upon it by the Conditions, this Agreement and the Procedures Memorandum, including, without limitation, those set out in clause 10.
The Registrar may from time to time, subject to the prior written consent of ENEL, delegate certain of its functions and duties set out in this Agreement to the Principal Paying Agent.

2.6	In relation to each issue of Eurosystem-eligible NGNs, the Issuer hereby authorises and instructs the Principal Paying Agent to elect Clearstream, Luxembourg as common safekeeper. From time to time, the Issuer and the Principal Paying Agent may agree to vary this election. The Issuer acknowledges that any such election is subject to the right of Euroclear and Clearstream, Luxembourg to jointly determine that the other shall act as common safekeeper in relation to any such issue and agrees that no liability shall attach to the Principal Paying Agent in respect of any such election made by it.

2.7	The obligations of the Agents under this Agreement are several and not joint.

3.	ISSUE OF GLOBAL NOTES

3.1	Subject to clause 3.2, following receipt of a faxed copy of the applicable Final Terms signed by the relevant Issuer, the relevant Issuer authorises the Principal Paying Agent and the Registrar and the Principal Paying Agent and the Registrar agree, to take the steps required of them in the Procedures Memorandum. For this purpose the Principal Paying Agent or, as the case may be, the Registrar will on behalf of the relevant Issuer:
(a)	(in the case of the Principal Paying Agent) prepare a Temporary Bearer Global Note and/or (if so specified in the applicable Final Terms) a Permanent Bearer Global Note or (in the case of the Registrar) (if so specified in the applicable Final Terms) a Regulation S Global Note and/or a Rule 144A Global Note, by attaching a copy of the applicable Final Terms to a copy of the signed master Global Note;

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(b)	authenticate (or procure the authentication of) the relevant Global Notes;

(c)	(in the case of the Principal Paying Agent) deliver the Temporary Bearer Global Note and/or Permanent Bearer Global Note to the specified common depositary (if the Bearer Global Note is a CGN) or specified common safekeeper (if the Bearer Global Note is a NGN) for Euroclear and Clearstream, Luxembourg and, in the case of a Bearer Global Note which is a Eurosystem-eligible NGN, to instruct the common safekeeper to effectuate the same;

(d)	(in the case of the Registrar) deliver:

in the case of Registered Global Notes, the Registered Global Notes to a custodian for DTC against receipt from DTC of confirmation that (i) in the case of Registered Notes issued on a non-syndicated basis, that Registered Notes represented by the Registered Global Notes have been credited to the relevant Dealer’s participant account (or the participant account of the DTC participant through which the relevant Dealer is acting) and (ii) in the case of Registered Notes issued on a syndicated basis, that Registered Notes represented by the Registered Global Note are held to the relevant Issuer’s order;

(e)	ensure that the Notes of each Tranche are assigned, as applicable, security numbers (including, but not limited to, CUSIP numbers, CINS numbers, common codes and ISINs) which are different from the security numbers assigned to Notes of any other Tranche of the same Series until at least expiry of the Distribution Compliance Period in respect of the Tranche; and

(f)	(in the case of the Principal Paying Agent) if the Temporary Bearer Global Note is a NGN, instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the relevant Tranche of Notes.
3.2	For the purpose of clause 3.1, the Principal Paying Agent will on behalf of the relevant Issuer if specified in the applicable Final Terms that a Permanent Bearer Global Note will represent the Notes on issue:
(a)	in the case of the first Tranche of any Series of Notes, prepare a Permanent Bearer Global Note by attaching a copy of the applicable Final Terms to a copy of the master Permanent Bearer Global Note;

(b)	in the case of the first Tranche of any Series of Notes, authenticate the Permanent Bearer Global Note;

(c)	in the case of the first Tranche of any Series of Notes, deliver the Permanent Global Note to the specified common depositary (if the Permanent Bearer Global Note is a CGN) or specified common safekeeper (if the Permanent Bearer Global Notes is a NGN) for Euroclear and/or Clearstream, Luxembourg and, in the case of a Permanent Bearer Global Note which is a Eurosystem-eligible NGN, to instruct the common safekeeper to effectuate the same;

(d)	if the Permanent Bearer Global Note is a NGN, instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the relevant Tranche of Notes;

(e)	in the case of a subsequent Tranche of any Series of Notes deliver the applicable Final Terms to the specified common depositary or common safekeeper, as the case may be, for attachment to the Permanent Bearer Global Note and, in the case where the Permanent

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Global Note is a CGN, make all appropriate entries on the relevant Schedule to the Permanent Bearer Global Note to reflect the increase in its nominal amount or, in the case where the Permanent Bearer Global Note is a NGN, instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the increased outstanding aggregate principal amount of the relevant Series; and

(f)	ensure that the Notes of each Tranche are assigned, as applicable, security numbers (including, but not limited to, common codes and ISINs) which are different from the security numbers assigned to the Notes of any other Tranche of the same Series until at least the expiry of the Distribution Compliance Period in respect of the Tranche.
3.3	Each of the Principal Paying Agent and the Registrar shall only be required to perform its obligations under this clause 3 if it holds (as applicable):
(a)	a master Temporary Bearer Global Note and a master Permanent Bearer Global Note, each duly executed by a person or persons (which, in the case of ENEL S.A., shall be any two members of the board of directors of ENEL S.A. which are in office on the date on which the relevant Notes are issued) duly authorised to execute the same on behalf of the relevant Issuer, which may be used by the Principal Paying Agent for the purpose of preparing Temporary Bearer Global Notes and Permanent Bearer Global Notes, respectively, in accordance with subclause 3.1(a) and clause 4;

(b)	a master Regulation S Global Note and a master Rule 144A Global Note, each duly executed by a person or persons (which, in the case of ENEL S.A., shall be any two members of the board of directors of ENEL S.A. which are in office on the date on which the relevant Notes are issued) duly authorised to execute the same on behalf of the relevant Issuer, which may be used by the Registrar for the purpose of preparing Regulation S Global Notes and Rule 144A Global Notes, respectively, in accordance with subclause 3.1(a); and

(c)	signed copies of the applicable Final Terms.
3.4	The Issuer undertakes to ensure that the Principal Paying Agent and the Registrar, as the case may be, receives copies of each document specified in subclause 3.3 in a timely manner.
3.5	Where the Principal Paying Agent delivers any authenticated Global Note to a common safekeeper for effectuation using electronic means, it is authorised and instructed to destroy the Global Note retained by it following its receipt of confirmation from the common safekeeper that the relevant Global Note has been effectuated.
4.	EXCHANGE OF GLOBAL NOTES
4.1	The Principal Paying Agent shall determine the Exchange Date for each Temporary Bearer Global Note in accordance with its terms. Immediately after determining any Exchange Date, the Principal Paying Agent shall notify its determination to the relevant Issuer, the Guarantor, the relevant Dealer, Euroclear and Clearstream, Luxembourg.
4.2	Where a Temporary Bearer Global Note is to be exchanged for a Permanent Bearer Global Note, the Principal Paying Agent is authorised by the relevant Issuer and instructed:
(a)	in the case of the first Tranche of any Series of Bearer Notes, to prepare and complete a Permanent Bearer Global Note in accordance with the terms of the Temporary Bearer Global Note applicable to the Tranche by attaching a copy of the applicable Final Terms to a copy of the master Permanent Bearer Global Note;

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(b)	in the case of the first Tranche of any Series of Bearer Notes, to authenticate the Permanent Bearer Global Note;

(c)	in the case of the first Tranche of any Series of Bearer Notes if the Permanent Bearer Global Note is a CGN, to deliver the Permanent Bearer Global Note to the common depositary which is holding the Temporary Bearer Global Note representing the Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg to hold on behalf of the Issuer pending its exchange for the Temporary Bearer Global Note;

(d)	in the case of the first Tranche of any Series of Notes if the Permanent Bearer Global Note is a NGN, to deliver the Permanent Bearer Global Note to the common safekeeper which is holding the Temporary Bearer Global Note representing the Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg to effectuate (in the case of a Permanent Bearer Global Note which is a Eurosystem-eligible NGN) and to hold on behalf of the Issuer pending its exchange for the Temporary Bearer Global Note;

(e)	in the case of a subsequent Tranche of any Series of Notes if the Permanent Bearer Global Notes is a CGN, to attach a copy of the applicable Final Terms to the Permanent Bearer Global Note applicable to the relevant Series and to enter details of any exchange in whole or part; and

(f)	in the case of a subseqent Tranche of any Series of Notes if the Permanent Bearer Global Note is a NGN, to deliver the applicable Final Terms to the specified common safekeeper for attachment to the Permanent Bearer Global Note applicable to the relevant Series.
4.3	Where a Global Note is to be exchanged for Definitive Notes in accordance with its terms, the Principal Paying Agent or, as the case may be, the Registrar is authorised by the relevant Issuer and instructed:
(a)	to authenticate the Definitive Note(s) in accordance with the provisions of this Agreement; and

(b)	to deliver the Definitive Note(s) (in the case of Definitive Bearer Notes) to or to the order of Euroclear and/or Clearstream, Luxembourg and, in the case of Definitive Registered Notes, as the Registrar may be directed by the holder of the Definitive Registered Notes.
4.4	Upon any exchange of all or a part of an interest in a Temporary Bearer Global Note for an interest in a Permanent Bearer Global Note or upon any exchange of all or a part of an interest in a Temporary Bearer Global Note or a Permanent Bearer Global Note for Definitive Bearer Notes, the Principal Paying Agent shall (i) procure that the relevant Global Note shall, if it is a CGN, be endorsed by or on behalf of the Principal Paying Agent to reflect the reduction of its nominal amount by the aggregate nominal amount so exchanged and, where applicable, the Permanent Bearer Global Note shall be endorsed by or on behalf of the Principal Paying Agent to reflect the increase in its nominal amount as a result of any exchange for an interest in the Temporary Bearer Global Note or (ii) in the case of any Bearer Global Note which is a NGN, instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such exchange. Until exchanged in full, the holder of an interest in any Bearer Global Note shall in all respects be entitled to the same benefits under this Agreement as the holder of Definitive Bearer Notes, Receipts and Coupons authenticated and delivered under this Agreement, subject as set out in the Conditions. The Principal Paying Agent is authorised on behalf of the relevant Issuer and instructed (a) in the case of any Bearer Global Note which is a CGN, to endorse or to arrange for the endorsement of the relevant Bearer Global Note to reflect the reduction in the nominal amount represented by it by the amount so exchanged and, if appropriate, to endorse the Permanent Bearer Global Note to reflect any increase in the nominal amount represented by it and, in either case, to sign in the relevant space on the

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relevant Bearer Global Note recording the exchange and reduction or increase, (b) in the case of any Bearer Global Note which is a NGN, to instruct Euroclear and Clearstream to make appropriate entries in their records to reflect such exchange and (c) in the case of a total exchange, to cancel or arrange for the cancellation of the relevant Bearer Global Note.

4.5	Upon any exchange of all or a part of an interest in a Rule 144A Global Note for an interest in a Regulation S Global Note or vice versa or upon exchange of an interest in a Registered Global Note for Definitive Registered Notes or vice versa, the relevant Registered Global Note(s) shall be presented to the Registrar and endorsed to reflect the reduction or increase (as the case may be) in its/their nominal amount by the Registrar or on its behalf. The Registrar is authorised on behalf of the relevant Issuer (a) to endorse or to arrange for the endorsement of the relevant Registered Global Note(s) to reflect the reduction or increase (as the case may be) in the nominal amount represented by it or them and, in either case, to sign in the relevant space on the relevant Registered Global Note recording the exchange and reduction or increase, (b) to make all appropriate entries in the Register, (c) in the case of a total exchange, to cancel or arrange for the cancellation of the relevant Registered Global Note and (d) where ENEL S.A. is the relevant Issuer, to inform ENEL S.A. forthwith of any change made to the entries in order to enable ENEL S.A. to keep an up-to-date copy of the Register at its registered office. For the avoidance of doubt and where ENEL S.A. is the relevant Issuer, in the case of any discrepancy between the information set forth in the Register held by the Registrar and the copy of the Register held by the Issuer at its registered office, the information set forth in the copy of the Register held by the Issuer at its registered office shall prevail for Luxembourg law purposes.

4.6	The Principal Paying Agent or, the Registrar, as the case may be, shall (i) notify the relevant Issuer immediately after it receives a request for the issue of Definitive Notes in accordance with the provisions of a Global Note and the aggregate nominal amount of the Global Note to be exchanged and (ii) where ENEL S.A. is the relevant Issuer, inform ENEL S.A. forthwith of any change made to the entries in order to enable ENEL S.A. to keep an up-to-date copy of the Register at its registered office. For the avoidance of doubt and where ENEL S.A. is the relevant Issuer, in the case of any discrepancy between the information set forth in the Register held by the Registrar and the copy of the Register held by the Issuer at its registered office, the information set forth in the copy of the Register held by the Issuer at its registered office shall prevail for Luxembourg law purposes.

4.7	The relevant Issuer undertakes to deliver to the Principal Paying Agent and the Registrar sufficient numbers of executed Definitive Notes with, (in the case of Definitive Bearer Notes) if applicable, Receipts, Coupons and Talons attached, to enable each of the Principal Paying Agent and the Registrar to comply with its obligations under this Agreement.

5.	DETERMINATION OF END OF DISTRIBUTION COMPLIANCE PERIOD

5.1	In the case of a Tranche in respect of which there is only one Dealer, the Principal Paying Agent will determine the end of the Distribution Compliance Period in respect of the Tranche as being the fortieth day following the date determined and certified by the relevant Dealer to the Principal Paying Agent as being the date on which distribution of the Notes of that Tranche was completed.

5.2	In the case of a Tranche in respect of which there is more than one Dealer but which is not issued on a syndicated basis, the Principal Paying Agent will determine the end of the Distribution Compliance Period in respect of the Tranche as being the fortieth day following the last of the dates determined and certified by all the relevant Dealers to the Principal Paying Agent as being the respective dates on which distribution of the Notes of that Tranche purchased by each Dealer was completed.

5.3	In the case of a Tranche issued on a syndicated basis, the Principal Paying Agent will determine the end of the Distribution Compliance Period in respect of the Tranche as being the fortieth day

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following the date determined and certified by the Lead Manager to the Principal Paying Agent as being the date on which distribution of the Notes of that Tranche was completed.

5.4	Immediately after it determines the end of the Distribution Compliance Period in respect of any Tranche, the Principal Paying Agent shall notify the determination to the relevant Issuer, the Registrar, Euroclear, Clearstream, Luxembourg, DTC and the relevant Dealer or Lead Manager, as the case may be.

6.	TERMS OF ISSUE

6.1	Each of the Principal Paying Agent and the Registrar shall cause all Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that such Notes are issued only in accordance with the provisions of this Agreement, the Conditions and, where applicable, the relevant Global Notes.

6.2	Subject to the procedures set out in the Procedures Memorandum, for the purposes of clause 3, each of the Principal Paying Agent and the Registrar is entitled to treat a telephone, telex or facsimile communication from a person purporting to be (and whom the Principal Paying Agent or the Registrar, as the case may be, believes in good faith to be) the authorised representative of the relevant Issuer named in the list referred to in, or notified pursuant to, subclause 22.7, or any other list duly provided for the purpose by the relevant Issuer to the Principal Paying Agent or the Registrar, as the case may be, as sufficient instructions and authority of the relevant Issuer for the Principal Paying Agent or the Registrar to act in accordance with clause 3.

6.3	In the event that a person who has signed a master Global Note or master Definitive Registered Note held by the Principal Paying Agent or the Registrar, as the case may be, on behalf of the relevant Issuer ceases to be authorised as described in subclause 22.7, each of the Principal Paying Agent and the Registrar shall (unless the relevant Issuer gives notice to the Principal Paying Agent or the Registrar, as the case may be, that Notes signed by that person do not constitute valid and binding obligations of the relevant Issuer or otherwise until replacements have been provided to the Principal Paying Agent or the Registrar, as the case may be) continue to have authority to issue Notes signed by that person, and the relevant Issuer warrants to each of the Principal Paying Agent and the Registrar that those Notes shall be valid and binding obligations of the relevant Issuer. Promptly upon any person ceasing to be authorised, the relevant Issuer shall provide the Principal Paying Agent with replacement master Temporary Bearer Global Notes and Permanent Bearer Global Notes and shall provide the Registrar with replacement master Registered Global Notes and Definitive Registered Notes and the Principal Paying Agent and the Registrar, as the case may be, shall, upon receipt of such replacements, cancel and destroy the master Notes held by them which are signed by that person and shall provide the relevant Issuer with a certificate of destruction, specifying the master Notes so cancelled and destroyed.

6.4	The Principal Paying Agent shall provide Euroclear and/or Clearstream, Luxembourg with the notifications, instructions or information to be given by the Principal Paying Agent to Euroclear and/or Clearstream, Luxembourg and the Registrar shall provide DTC with the notifications or information to be given by the Registrar to DTC.

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6.5	If the Principal Paying Agent pays an amount (the Advance) to the relevant Issuer on the basis that a payment (the Payment) has been or will be received from a Dealer and if the Payment is not received by the Principal Paying Agent on the date the Principal Paying Agent pays the relevant Issuer, the relevant Issuer (failing which the Guarantor) shall repay to the Principal Paying Agent the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date the Advance is made to (but excluding) the earlier of repayment of the Advance or receipt by the Principal Paying Agent of the Payment at a rate quoted at that time by the Principal Paying Agent as its cost of funding the Advance provided that evidence of the basis of such rate is given to the relevant Issuer. For the avoidance of doubt, the Principal Paying Agent shall not be obliged to pay any amount to the relevant Issuer if it has not received satisfactory confirmation that it is to receive the amount from a Dealer.

6.6	Except in the case of issues where the Principal Paying Agent does not act as receiving bank for the relevant Issuer in respect of the purchase price of the Notes being issued, if on the Issue Date a Dealer does not pay the full purchase price due from it in respect of any Note (the Defaulted Note) and, as a result, the Defaulted Note remains in the Principal Paying Agent’s distribution account with Euroclear and/or Clearstream, Luxembourg after the Issue Date, the Principal Paying Agent will continue to hold the Defaulted Note to the order of the relevant Issuer. The Principal Paying Agent shall notify the relevant Issuer immediately of the failure of the Dealer to pay the full purchase price due from it in respect of any Defaulted Note and, subsequently, shall (a) notify the relevant Issuer immediately on receipt from the Dealer of the full purchase price in respect of any Defaulted Note and (b) pay to the relevant Issuer the amount so received.

7.	PAYMENTS

7.1	The relevant Issuer (failing which the Guarantor) will, before 10.00 a.m. (local time in the relevant financial centre of the payment or, in the case of a payment in euro, London time), on each date on which any payment in respect of any Note becomes due under the Conditions, transfer to an account specified by the Principal Paying Agent an amount in the relevant currency sufficient for the purposes of the payment in funds settled through such payment system as the Principal Paying Agent and the relevant Issuer may agree.

7.2	Any funds paid by or by arrangement with the relevant Issuer to the Principal Paying Agent under clause 7.1 shall be held in the relevant account referred to in clause 7.1 for payment to the Noteholders, Receiptholders or Couponholders, as the case may be, until any Notes or matured Receipts and Coupons become void under Condition 9. In that event the Principal Paying Agent shall repay to the relevant Issuer or the Guarantor, as the case may be, sums equivalent to the amounts which would otherwise have been repayable on the relevant Notes, Receipts or Coupons.

7.3	The relevant Issuer (failing which the Guarantor) will ensure that no later than 10.00 a.m. (London time) on the second Business Day (as defined below) immediately preceding the date on which any payment is to be made to the Principal Paying Agent under clause 7.1, the Principal Paying Agent shall receive a payment confirmation by telex from the paying bank of the relevant Issuer. For the purposes of this subclause, Business Day means a day on which commercial banks and foreign exchange markets settle payments and are open for general business in Italy, Luxembourg and England.

7.4	The Principal Paying Agent shall notify each of the other Paying Agents and the Registrar immediately:
(a)	if it has not by the relevant date set out in clause 7.1 received unconditionally the full amount in the Specified Currency required for the payment; and

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(b)	if it receives unconditionally the full amount of any sum payable in respect of the Notes, Receipts or Coupons after that date.
The Principal Paying Agent shall, at the expense of the relevant Issuer (failing which the Guarantor), immediately on receiving any amount as described in subparagraph (b), cause notice of that receipt to be published under Condition 14.

7.5	The Principal Paying Agent shall ensure that payments of both principal and interest in respect of a Temporary Bearer Global Note will only be made if certification of non-U.S. beneficial ownership as required by U.S. Treasury regulations has been received from Euroclear and/or Clearstream, Luxembourg in accordance with the terms of the Temporary Bearer Global Note.

7.6	Unless it has received notice under subclause 7.4(a), each Paying Agent shall pay or cause to be paid all amounts due in respect of the Notes on behalf of the relevant Issuer and the Guarantor in the manner provided in the Conditions. If any payment provided for in clause 7.1 is made late but otherwise in accordance with the provisions of this Agreement, the relevant Paying Agent shall nevertheless make payments in respect of the Notes as stated above following receipt by it of such payment.

7.7	If for any reason the Principal Paying Agent considers in its sole discretion that the amounts to be received by it under clause 7.1 will be, or the amounts actually received by it are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, no Paying Agent shall be obliged to pay any such claims until the Principal Paying Agent has received the full amount of all such payments.

7.8	Without prejudice to clauses 7.6 and 7.7, if the Principal Paying Agent pays any amounts to the holders of Notes, Receipts or Coupons or to any other Paying Agent at a time when it has not received payment in full in respect of the relevant Notes in accordance with clause 7.1 (the excess of the amounts so paid over the amounts so received being the Shortfall), the relevant Issuer (failing which the Guarantor) will, in addition to paying amounts due under clause 7.1, pay to the Principal Paying Agent on demand interest (at a rate which represents the Principal Paying Agent’s cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Principal Paying Agent of the Shortfall as determined by the Principal Paying Agent in its sole discretion.

7.9	The Principal Paying Agent shall on demand promptly reimburse each other Paying Agent for payments in respect of Notes properly made by each Paying Agent in accordance with this Agreement and the Conditions unless the Principal Paying Agent has notified the relevant Paying Agent, prior to its opening of business on the due date of a payment in respect of the Notes, that the Principal Paying Agent does not expect to receive sufficient funds to make payment of all amounts falling due in respect of the Notes.

7.10	Whilst any Notes are represented by Global Notes, all payments due in respect of the Notes shall be made to, or to the order of, the holder of the Global Notes, subject as provided in clause 7.11 and subject to and in accordance with the provisions of the Global Notes. On the occasion of each payment, (i) in the case of a CGN, the Paying Agent to which such Bearer Global Note was presented for the purpose of making the payment shall cause the appropriate Schedule to the relevant Bearer Global Note to be annotated so as to evidence the amounts and dates of the payments of principal and/or interest as applicable or (ii) in the case of any Bearer Global Note which is a NGN, the Principal Paying Agent shall instruct Euroclear and Clearstream, Luxmbourg to make appropriate entries in their records to reflect such payment.

7.11	The Registrar shall pay to the Exchange Agent, and the Exchange Agent shall receive, all payments made under any Registered Global Note registered in the name of DTC or its nominee (a DTC Note)

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which is denominated in a Specified Currency other than U.S. dollars. The Exchange Agent shall, in accordance with normal DTC practice, be advised in writing, at least 10 days prior to the date on which any payment in respect of any Note becomes due under the Conditions, by DTC or its nominee:
(a)	if any beneficial holder (a Beneficial Holder) of the DTC Note in respect of which payment is due has elected to receive the payment in U.S. dollars and, if so, the amount of the payment (expressed in the Specified Currency in which the relevant DTC Note is denominated) which the Beneficial Holder wishes to receive in U.S. dollars; and

(b)	of the payment details for each Beneficial Holder.
7.12	The Exchange Agent shall enter into a contract on behalf of the relevant Issuer at or before 11.00 a.m. (New York City time) on the second New York Business Day (as defined below) preceding the applicable payment date and will solicit bid quotations from three recognised foreign exchange dealers (which may include the Exchange Agent) for the purchase of U.S. dollars with an amount of the relevant Specified Currency equal to the aggregate amount which DTC has notified the Exchange Agent that Beneficial Holders wish to receive in U.S. dollars. In the event that no notification is received from DTC at least 10 days prior to the date on which any payment in respect of any Note becomes due under the Conditions, the Exchange Agent shall enter into a contract for the purchase of U.S. dollars in respect of the full amount of the payment due in respect of the relevant DTC Note. The settlement date for each purchase shall be the applicable payment date and the Exchange Agent shall enter into a contract for the purchase of the relevant amount of U.S. dollars on the basis of the most favourable bid submitted. The Exchange Agent shall, on the relevant payment day:
(a)	pay all amounts converted into U.S. dollars as stated above to DTC or its nominee for distribution to the relevant Beneficial Holders; and

(b)	pay all the other amounts due which are denominated otherwise than in U.S. dollars direct to the relevant Beneficial Holders in accordance with the payment instructions received from DTC or its nominee.
For the purposes of this subclause, New York Business Day means a day (other than a Saturday or a Sunday) on which foreign exchange markets are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the city of New York and (i) with respect to Notes payable in a Specified Currency other than euro, in the principal financial centre of the relevant Specified Currency (if other than New York City and which, if the Specified Currency is Australian or New Zealand dollars, shall be Sydney or Auckland, respectively) and (ii) with respect to Notes payable in euro, a day on which the TARGET System is open.

7.13	In the event that the Exchange Agent is unable to convert the relevant Specified Currency into U.S. dollars, the entire payment will be made in the relevant Specified Currency in accordance with the payment instructions received from DTC but only to the extent that the Exchange Agent has received payment instructions for the Specified Currency from DTC, following notification by the Exchange Agent to DTC of that fact.

7.14	If the amount of principal and/or interest then due for payment is not paid in full (otherwise than by reason of a deduction required by law to be made or a certification required by the terms of a Note not being received), (i) the Paying Agent to which a Note, Receipt or Coupon (as the case may be) is presented for the purpose of making the payment shall, unless the Note is a NGN, make a record of the shortfall on the relevant Note, Receipt or Coupon or, in the case of payments of interest on

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Registered Notes, the Registrar shall make a record in the Register and each record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made or (ii) in the case of any Bearer Global Note which is a NGN, the Principal Paying Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such a shortfall in payment.

8.	DETERMINATIONS AND NOTIFICATIONS IN RESPECT OF NOTES AND INTEREST DETERMINATION

8.1	Determinations and notifications

(a)	The Principal Paying Agent shall, unless otherwise specified in the applicable Final Terms, make all the determinations and calculations which it is required to make under the Conditions, all subject to and in accordance with the Conditions.

(b)	The Principal Paying Agent shall not be responsible to the relevant Issuer, the Guarantor or to any third party as a result of the Principal Paying Agent having acted on any quotation given by any Reference Bank which subsequently may be found to be incorrect.

(c)	The Principal Paying Agent shall promptly notify (and confirm in writing to) the relevant Issuer, the Guarantor, the other Paying Agents and (in respect of a Series of Notes listed on a Stock Exchange) the relevant Stock Exchange of each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions as soon as practicable after their determination and of any subsequent amendments to them under the Conditions but in no event later than the fourth London Business Day thereafter.

(d)	The Principal Paying Agent shall use its best endeavours to cause each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions to be published as required in accordance with the Conditions as soon as possible after their determination or calculation but in no event later than the fourth London Business Day thereafter.

(e)	If the Principal Paying Agent does not at any time for any reason determine and/or calculate and/or publish the Rate of Interest, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this clause, it shall immediately notify the relevant Issuer, the Guarantor and the other Paying Agents of that fact.

(f)	Determinations with regard to Notes (including, without limitation, Index Linked Notes and Dual Currency Notes) required to be made by a Calculation Agent specified in the applicable Final Terms shall be made in the manner so specified. Unless otherwise agreed between the relevant Issuer, the Guarantor and the relevant Dealer or the Lead Manager, as the case may be, or unless the Principal Paying Agent is the Calculation Agent (in which case the provisions of this Agreement shall apply), those determinations shall be made on the basis of a Calculation Agency Agreement substantially in the form of Schedule 1. Notes of any Series may specify additional duties and obligations of any Agent, the performance of which will be agreed between the relevant Issuer, the Guarantor and the relevant Agent prior to the relevant Issue Date.

8.2	Interest determination

(a)	Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:
(i)	the offered quotation; or

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(ii)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,
(expressed as a percentage rate per annum), for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at the Specified Time on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Principal Paying Agent. If five or more offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one highest quotation, one only of those quotations) and the lowest (or, if there is more than one lowest quotation, one only of those quotations) shall be disregarded by the Principal Paying Agent for the purpose of determining the arithmetic mean (rounded as provided above) of the offered quotations.

(b)	If the Relevant Screen Page is not available or if, in the case of subclause 8.2(a)(i), no offered quotation appears or, in the case of subclause 8.2(a)(ii), fewer than three offered quotations appear, in each case as at the Specified Time, the Principal Paying Agent shall request each of the Reference Banks to provide the Principal Paying Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately the Specified Time on the Interest Determination Date in question. If two or more of the Reference Banks provide the Principal Paying Agent with offered quotations, the Rate of Interest for the Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of the offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Principal Paying Agent.

(c)	If on any Interest Determination Date one only or none of the Reference Banks provides the Principal Paying Agent with an offered quotation as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Principal Paying Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Principal Paying Agent by the Reference Banks or any two or more of them, at which such banks were offered, at approximately the Specified Time on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Euro-zone inter-bank market (if the Reference Rate is EURIBOR) plus or minus (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Principal Paying Agent with offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, at approximately the Specified Time on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the relevant Issuer suitable for the purpose) informs the Principal Paying Agent it is quoting to leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Euro-zone inter-bank market (if the Reference Rate is EURIBOR) plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period in place of the Margin relating to that last preceding Interest Period).

(d)	If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Final Terms as being other than LIBOR or EURIBOR, the Rate of Interest in respect of the Notes will be determined as provided in the applicable Final Terms.

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9.	NOTICE OF ANY WITHHOLDING OR DEDUCTION

9.1	If either the relevant Issuer or the Guarantor is, in respect of any payment, compelled to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges as specifically contemplated under the Conditions, it shall give notice of that fact to the Principal Paying Agent and the Registrar as soon as it becomes aware of the requirement to make the withholding or deduction and shall give to the Principal Paying Agent and the Registrar such information as either of them shall require to enable it to comply with the requirement.

9.2	If any Agent is, in respect of any payment of principal or interest in respect of the Notes, compelled to withhold or deduct any amount for or on account of any taxes, duties, assessments or governmental charges as specifically contemplated under the Conditions, other than arising under subclause 9.1 or by virtue of the relevant holder failing to satisfy any certification or other requirement in respect of its Notes, it shall give notice of that fact to the relevant Issuer, the Guarantor and the Principal Paying Agent as soon as it becomes aware of the compulsion to withhold or deduct.

10.	OTHER DUTIES OF THE REGISTRAR

10.1	The Registrar shall perform the duties set out in this Agreement and the Conditions and, in performing those duties, shall act in accordance with the Conditions and this Agreement.

10.2	The Registrar shall so long as any Registered Note is outstanding:
(a)	maintain at its specified office a register (the Register) of the holders of the Registered Notes which shall show (i) the nominal amount of Notes represented by each Registered Global Note, (ii) the nominal amounts and the serial numbers of the Definitive Registered Notes, (iii) the dates of issue of all Registered Notes, (iv) all subsequent transfers and changes of ownership of Registered Notes, (v) the names and addresses of the holders of the Registered Notes, (vi) all cancellations of Registered Notes, whether because of their purchase by the relevant Issuer or the Guarantor, replacement or otherwise and (vii) all replacements of Registered Notes (subject, where appropriate, in the case of (vi), to the Registrar having been notified as provided in this Agreement);

(b)	effect exchanges of interests between different Registered Global Notes of the same Series, and interests in Registered Global Notes for Definitive Registered Notes and vice versa, in accordance with the Conditions and this Agreement, keep a record of all exchanges and ensure that the Principal Paying Agent is notified immediately after any exchange;

(c)	register all transfers of Definitive Registered Notes;

(d)	make any necessary notations on Registered Global Notes following transfer or exchange of interests in them;

(e)	receive any document in relation to or affecting the title to any of the Registered Notes including all forms of transfer, forms of exchange, probates, letters of administration and powers of attorney;

(f)	immediately, and in any event within three Business Days (being days when banks are open for business in the city in which the specified office of the Registrar is located) of the relevant request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), (i) upon receipt by it of Definitive Registered Notes for transfer (together with any certifications required by it including, but not limited to, a Transfer Certificate or (ii) following the endorsement of a reduction in nominal amount of a

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Registered Global Note for exchange into Definitive Registered Notes, authenticate and deliver at its specified office to the transferee or (at the risk of the transferee) send to the address requested by the transferee duly dated and completed Definitive Registered Notes of a like aggregate nominal amount to the Definitive Registered Notes transferred and, in the case of the transfer of part only of a Definitive Registered Note, authenticate and deliver at its specified office to the transferor or (at the risk of the transferor) send to the address requested by the transferor a duly dated and completed Definitive Registered Note in respect of the balance of the Definitive Registered Notes not so transferred;

(g)	if appropriate, charge to the holder of a Registered Note presented for exchange or transfer (i) the costs or expenses (if any) of delivering Registered Notes issued on exchange or transfer other than by regular uninsured mail and (ii) a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration;

(h)	maintain proper records of the details of all documents and certifications (including, but not limited to, certifications in the form of Schedule 8 received by itself or any other Transfer Agent (subject to receipt of all necessary information from the other Transfer Agents);

(i)	prepare any lists of holders of the Registered Notes required by the relevant Issuer or the Principal Paying Agent or any person authorised by either of them;

(j)	subject to applicable laws and regulations at all reasonable times during office hours make the Register available to the relevant Issuer or any person authorised by it or the holder of any Registered Note for inspection and for the taking of copies or extracts;

(k)	comply with the reasonable requests of the relevant Issuer with respect to the maintenance of the Register and give to the other Agents any information reasonably required by them for the proper performance of their duties;

(l)	comply with the terms of any Transfer Notices; and

(m)	where ENEL S.A. is the relevant Issuer, inform ENEL S.A forthwith of any amendment to the Register.
10.3	Notwithstanding anything to the contrary in this Agreement, in the event of a partial redemption of Notes under Condition 7, the Registrar shall not be required, unless so directed by the relevant Issuer, (a) to register the transfer of Definitive Registered Notes (or parts of Definitive Registered Notes) or to effect exchanges of interests in Registered Global Notes for Definitive Registered Notes or vice versa during the period beginning on the sixty-fifth day before the date of the partial redemption and ending on the day on which notice is given specifying the serial numbers of Notes called (in whole or in part) for redemption (both inclusive) or (b) to register the transfer of any Registered Note (or part of a Registered Note) called for partial redemption.

10.4	Registered Notes shall be dated:
(a)	in the case of a Registered Note issued on the Issue Date, the Issue Date; or

(b)	in the case of a Definitive Registered Note issued in exchange for an interest in a Registered Global Note, or upon transfer, with the date of registration in the Register of the exchange or transfer; or

(c)	in the case of a Definitive Registered Note issued to the transferor upon transfer in part of a Registered Note, with the same date as the date of the Registered Note transferred; or

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(d)	in the case of a Definitive Registered Note issued under Condition 11, with the same date as the date of the lost, stolen, mutilated, defaced or destroyed Registered Note in replacement of which it is issued.
11.	DUTIES OF THE TRANSFER AGENTS

11.1	The Transfer Agents shall perform the duties set out in this Agreement and the Conditions and, in performing those duties, shall act in accordance with the Conditions and this Agreement.

11.2	Each Transfer Agent shall:
(a)	accept Registered Notes delivered to it, with the form of transfer on them duly executed, together with, as applicable, any Transfer Certificate for the transfer or exchange of all or part of the Registered Note in accordance with the Conditions, and shall, in each case, give to the Registrar all relevant details required by it;

(b)	keep a stock of the forms of Transfer Certificates and make such forms available on demand to holders of the Notes;

(c)	immediately, and in any event within three Business Days (being days when banks are open for business in the city in which the specified office of the Registrar is located) of the relevant request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), (i) upon receipt by it of Definitive Registered Notes for transfer (together with any certifications required by it including, but not limited to, a Transfer Certificate) or (ii) following the endorsement of a reduction in nominal amount of a Registered Global Note for exchange into Definitive Registered Notes, authenticate and deliver at its specified office to the transferee or (at the risk of the transferee) send to the address requested by transferee duly dated and completed Definitive Registered Notes of a like aggregate nominal amount to the Definitive Registered Notes transferred and, in the case of the transfer of part only of a Definitive Registered Note, authenticate and deliver at its specified office to the transferor or (at the risk of the transferor) send to the address requested by the transferor a duly dated and completed Definitive Registered Note in respect of the balance of the Definitive Registered Notes not so transferred;

(d)	if appropriate, charge to the holder of a Registered Note presented for exchange or transfer (i) the costs or expenses (if any) of delivering Registered Notes issued on exchange or transfer other than by regular uninsured mail and (ii) a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration and, in each case, account to the Registrar for those charges; and

(e)	at the request of any Paying Agent deliver new Registered Notes to be issued on partial redemptions of a Registered Note.
12.	REGULATIONS FOR TRANSFERS OF REGISTERED NOTES

Subject as provided below, the relevant Issuer and the Guarantor may from time to time agree with the Principal Paying Agent and the Registrar reasonable regulations to govern the transfer and registration of Registered Notes. The initial regulations, which shall apply until amended under this clause, are set out in Schedule 9. The Transfer Agents agree to comply with the regulations as amended from time to time.

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13.	DUTIES OF THE AGENTS IN CONNECTION WITH EARLY REDEMPTION

13.1	If the relevant Issuer decides to redeem any Notes for the time being outstanding before their Maturity Date in accordance with the Conditions, such Issuer shall give notice of the decision to the Principal Paying Agent, with a copy to the Guarantor and, in the case of redemption of Registered Notes, the Registrar stating the date on which the Notes are to be redeemed and the nominal amount of Notes to be redeemed not less than 30 days before the date on which the relevant Issuer will give notice to the Noteholders in accordance with the Conditions of the redemption in order to enable the Principal Paying Agent and, if applicable, the Registrar to carry out its duties in this Agreement and in the Conditions.

13.2	If some only of the Notes are to be redeemed, the Principal Paying Agent shall, in the case of Definitive Notes, make the required drawing in accordance with the Conditions but shall give the relevant Issuer reasonable notice of the time and place proposed for the drawing and the relevant Issuer shall be entitled to send representatives to attend the drawing and shall, in the case of Notes in global form, co-ordinate the selection of Notes to be redeemed with Euroclear, Clearstream, Luxembourg and/or DTC, all in accordance with the Conditions.

13.3	The Principal Paying Agent shall publish the notice required in connection with any redemption and shall, if applicable, at the same time also publish a separate list of the serial numbers of any Notes in definitive form previously drawn and not presented for redemption. The redemption notice shall specify the date fixed for redemption, the redemption amount, the manner in which redemption will be effected and, in the case of a partial redemption of Definitive Notes, the serial numbers of the Notes to be redeemed. The notice will be published in accordance with the Conditions. The Principal Paying Agent will also notify the other Agents of any date fixed for redemption of any Notes.

13.4	The Registrar and each Paying Agent will keep a stock of Put Notices and will make them available on demand to holders of Definitive Notes, the Conditions of which provide for redemption at the option of Noteholders. Upon receipt of any Note deposited in the exercise of a put option in accordance with the Conditions, the Registrar or, as the case may be, the Paying Agent with which the Note is deposited shall hold the Note (together with any Receipts, Coupons and Talons relating to the Notes and deposited with it) on behalf of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of the relevant Note consequent upon the exercise of the option, when, subject as provided below, it shall present the Note (and any such unmatured Receipts, Coupons and Talons) to itself for payment of the amount due together with any interest due on the date of redemption in accordance with the Conditions and shall pay those moneys in accordance with the directions of the Noteholder contained in the relevant Put Notice. If, prior to the due date for its redemption, an Event of Default has occurred and is continuing or the Note becomes immediately due and repayable or if upon due presentation payment of the redemption moneys is improperly withheld or refused, the Registrar or, as the case may be, the Paying Agent concerned shall post the Note (together with any such Receipts, Coupons and Talons) by uninsured post to, and at the risk of, the relevant Noteholder (unless the Noteholder has otherwise requested and paid the costs of insurance to the Registrar or, as the case may be, the relevant Paying Agent at the time of depositing the Notes) at the address given by the Noteholder in the relevant Put Notice. In the case of a partial redemption of Registered Notes, the Registrar shall, in accordance with the Conditions, post a new Registered Note in respect of the balance of the Registered Notes not redeemed to the registered holder. At the end of each period for the exercise of any put option, the Registrar and each Paying Agent shall promptly notify the Principal Paying Agent of the principal amount of the Notes in respect of which the option has been exercised with it together with their serial numbers and the Principal Paying Agent shall promptly notify those details to the relevant Issuer and the Guarantor.

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14.	RECEIPT AND PUBLICATION OF NOTICES

14.1	Immediately after it receives a demand or notice from any Noteholder in accordance with the Conditions, the Principal Paying Agent shall forward a copy to the relevant Issuer and the Guarantor.

14.2	On behalf of and at the request and expense of the relevant Issuer (failing which the Guarantor), the Principal Paying Agent shall cause to be published all notices required to be given by the relevant Issuer or, as the case may be, the Guarantor to the Noteholders in accordance with the Conditions.

15.	CANCELLATION OF NOTES, RECEIPTS, COUPONS AND TALONS

15.1	All Notes which are redeemed, all Global Notes which are exchanged in full, all Registered Notes which have transferred, all Receipts or Coupons which are paid and all Talons which are exchanged shall be cancelled by the Agent by which they are redeemed, exchanged, transferred or paid. In addition, the Issuer and the Guarantor shall immediately notify the Principal Paying Agent in writing of all Notes which are purchased on behalf of the relevant Issuer, the Guarantor or any of their respective Subsidiaries and all such Notes surrendered to a Paying Agent for cancellation, together (in the case of Definitive Bearer Notes) with all unmatured Receipts, Coupons or Talons (if any) attached to them or surrendered with them, shall be cancelled by the Agent to which they are surrendered. Each of the Agents shall give to the Principal Paying Agent details of all payments made by it and shall deliver all cancelled Notes, Receipts, Coupons and Talons to the Principal Paying Agent or as the Principal Paying Agent may specify.

15.2	The Principal Paying Agent shall deliver to the relevant Issuer, with a copy to the Guarantor, as soon as reasonably practicable and in any event within three months after the date of each repayment, payment, cancellation or replacement, as the case may be, a certificate stating:
(a)	the aggregate nominal amount of Notes which have been redeemed and the aggregate amount paid in respect of them;

(b)	the number of Notes cancelled together (in the case of Bearer Notes in definitive form) with details of all unmatured Receipts, Coupons or Talons attached to them or delivered with them;

(c)	the aggregate amount paid in respect of interest on the Notes;

(d)	the total number by maturity date of Receipts, Coupons and Talons cancelled; and

(e)	(in the case of Definitive Notes) the serial numbers of the Notes.
15.3	The Principal Paying Agent shall destroy all cancelled Notes, Receipts, Coupons and Talons and, immediately following their destruction, send to the relevant Issuer, with a copy to the Guarantor, a certificate stating the serial numbers of the Notes (in the case of Notes in definitive form) and the number by maturity date of Receipts, Coupons and Talons destroyed.

15.4	Without prejudice to the obligations of the Principal Paying Agent under clause 15.2, the Principal Paying Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons (other than serial numbers of Coupons) and of their redemption, purchase on behalf of the relevant Issuer, the Guarantor or any of their respective Subsidiaries and cancellation, payment or replacement (as the case may be) and of all replacement Notes, Receipts, Coupons or Talons issued in substitution for mutilated, defaced, destroyed, lost or stolen Notes, Receipts, Coupons or Talons. The Principal Paying Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of 10 years from the Relevant Date in respect of such Coupons and (in the case of Talons) indefinitely either all paid or exchanged Coupons of that

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maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged. The Principal Paying Agent shall at all reasonable times make the record available to the relevant Issuer, the Guarantor and any persons authorised by it for inspection and for the taking of copies of it or extracts from it.

15.5	The Principal Paying Agent is authorised by the Issuer and instructed to (a) in the case of any Bearer Global Note which is a CGN, to endorse or to arrange for the endorsement of the relevant Bearer Global Note to reflect the reduction in the nominal amount represented by it by the amount so redeemed or purchased and cancelled and (b) in the case of any Bearer Global Note which is a NGN, to instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such redemption or purchase and cancellation, as the case may be; provided, that, in the case of a purchase or cancellation, the Issuer has notified the Principal Paying Agent of the same in accordance with clause 15.1

16.	ISSUE OF REPLACEMENT NOTES, RECEIPTS, COUPONS AND TALONS

16.1	Each Issuer will cause a sufficient quantity of additional forms of (a) Bearer Notes, Receipts, Coupons and Talons to be available, upon request, to the Principal Paying Agent at its specified office for the purpose of issuing replacement Bearer Notes, Receipts, Coupons and Talons as provided below and (b) Registered Notes, to be available, upon request, to the Registrar at its specified office for the purpose of issuing replacement Registered Notes as provided below.

16.2	The Principal Paying Agent and the Registrar will, subject to and in accordance with the Conditions and this clause, cause to be delivered any replacement Notes, Receipts, Coupons and Talons which the relevant Issuer and the Guarantor may determine to issue in place of Notes, Receipts, Coupons and Talons which have been lost, stolen, mutilated, defaced or destroyed.

16.3	In the case of a mutilated or defaced Bearer Note, the Principal Paying Agent shall ensure that (unless otherwise covered by such indemnity as the relevant Issuer may reasonably require) any replacement Bearer Note will only have attached to it Receipts, Coupons and Talons corresponding to those (if any) attached to the mutilated or defaced Note which is presented for replacement.

16.4	The Principal Paying Agent or the Registrar, as the case may be, shall obtain verification in the case of an allegedly lost, stolen or destroyed Note, Receipt, Coupon or Talon in respect of which the serial number is known, that the Note, Receipt, Coupon or Talon has not previously been redeemed, paid or exchanged, as the case may be. Neither the Principal Paying Agent nor, as the case may be, the Registrar shall issue any replacement Note, Receipt, Coupon or Talon unless and until the claimant shall have:
(a)	paid the costs and expenses incurred in connection with the issue;

(b)	provided it with such evidence and indemnity as the relevant Issuer and the Guarantor may reasonably require; and

(c)	in the case of any mutilated or defaced Note, Receipt, Coupon or Talon, surrendered it to the Principal Paying Agent or, as the case may be, the Registrar.
16.5	The Principal Paying Agent or, as the case may be, the Registrar shall cancel any mutilated or defaced Notes, Receipts, Coupons and Talons in respect of which replacement Notes, Receipts, Coupons and Talons have been issued under this clause and shall furnish the relevant Issuer with a certificate stating the serial numbers of the Notes, Receipts, Coupons and Talons cancelled and, unless otherwise instructed by the relevant Issuer in writing, shall destroy the cancelled Notes, Receipts, Coupons and Talons and give to the relevant Issuer, with a copy to the Guarantor, a destruction certificate containing the information specified in clause 15.3, only if known.

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16.6	The Principal Paying Agent or, as the case may be, the Registrar shall, on issuing any replacement Note, Receipt, Coupon or Talon, immediately inform the relevant Issuer, the Guarantor and the other Agents of the serial number of the replacement Note, Receipt, Coupon or Talon issued and (if known) of the serial number of the Note, Receipt, Coupon or Talon in place of which the replacement Note, Receipt, Coupon or Talon has been issued. Whenever replacement Receipts, Coupons or Talons are issued, the Principal Paying Agent or, as the case may be, the Registrar shall also notify the other Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Receipts, Coupons or Talons and of the replacement Receipts, Coupons or Talons issued.

16.7	The Principal Paying Agent and the Registrar shall keep a full and complete record of all replacement Notes, Receipts, Coupons and Talons issued and shall make the record available at all reasonable times to the relevant Issuer, the Guarantor and any persons authorised by either of them for inspection and for the taking of copies of it or extracts from it.

16.8	Whenever any Bearer Note, Receipt, Coupon or Talon for which a replacement Bearer Note, Receipt, Coupon or Talon has been issued and in respect of which the serial number is known is presented to a Paying Agent for payment, the relevant Paying Agent shall immediately send notice of that fact to the relevant Issuer, the Guarantor and the other Paying Agents, upon request from the relevant Issuer or the Guarantor.

16.9	The Paying Agents shall issue further Coupon sheets against surrender of Talons. A Talon so surrendered shall be cancelled by the relevant Paying Agent who (except where the Paying Agent is the Principal Paying Agent) shall inform the Principal Paying Agent of its serial number. Further Coupon sheets issued on surrender of Talons shall carry the same serial number as the surrendered Talon.

17.	COPIES OF DOCUMENTS AVAILABLE FOR INSPECTION

17.1	The executed Deed Poll shall be deposited with the Registrar and the executed Guarantee shall be deposited with the Principal Paying Agent and each shall be held in safe custody by the Principal Paying Agent and the Registrar, respectively on behalf of the Noteholders, the Receiptholders and the Couponholders at their respective specified offices for the time being.

17.2	Each Paying Agent shall hold available for inspection at its specified office during normal business hours copies of all documents required to be so available by the Conditions of any Notes or the rules of any relevant Stock Exchange (or any other relevant authority). For these purposes, each Issuer shall provide the Paying Agents with sufficient copies of each of the relevant documents.

18.	MEETINGS OF NOTEHOLDERS

18.1	The provisions of Schedule 5 shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement.

18.2	Without prejudice to clause 18.1, each of the Paying Agents on the request of any holder of Bearer Notes shall issue voting certificates and block voting instructions in accordance with either Part 1 or Part 2 of Schedule 5 and shall immediately give notice to the relevant Issuer, with a copy to the Guarantor, in writing of any revocation or amendment of a block voting instruction. Each of the Paying Agents will keep a full and complete record of all voting certificates and block voting instructions issued by it and will, not less than 24 hours before the time appointed for holding a meeting or adjourned meeting, deposit at such place as the Principal Paying Agent shall approve, full particulars of all voting certificates and block voting instructions issued by it in respect of the meeting or adjourned meeting.

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18.3	For the avoidance of doubt, the provisions of articles 86 to 94-8 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended, shall not apply to the Notes issued by ENEL S.A.

19.	COMMISSIONS AND EXPENSES

19.1	The relevant Issuer (failing which the Guarantor) agrees to pay to the Principal Paying Agent such fees and commissions as the relevant Issuer, the Guarantor and the Principal Paying Agent shall separately agree, in writing, in respect of the services of the Agents under this Agreement together with any documented out of pocket expenses (including legal, printing, postage, fax, cable and advertising expenses) incurred by the Agents in connection with their services.

19.2	The Principal Paying Agent will make payment of the fees and commissions due under this Agreement to the other Agents and will reimburse their expenses promptly after the receipt of the relevant moneys from the relevant Issuer or the Guarantor (as the case may be). Neither the relevant Issuer nor the Guarantor, as the case may be, shall be responsible for any payment or reimbursement by the Principal Paying Agent to the other Agents.

20.	INDEMNITY

20.1	The relevant Issuer shall indemnify (and failing the relevant Issuer so indemnifying, the Guarantor agrees to indemnify) each of the Agents against any documented losses, liabilities, costs, claims, actions, demands or expenses (together, Losses) (including, but not limited to, all reasonable costs, legal fees, charges and expenses (together, Expenses) paid or incurred in disputing or defending any Losses which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except for any Losses or Expenses resulting from its own default, negligence or bad faith or that of its officers, directors or employees or the breach by it of the terms of this Agreement.

20.2	The Principal Paying Agent and the Registrar shall not be liable for any loss caused by events beyond their reasonable control including any malfunction, interruption of or error in the transmission of information caused by any machines or system or interception of communication facilities, abnormal operating conditions or acts of God. The Principal Paying Agent and the Registrar shall have no liability whatsoever for any consequential, special, indirect or speculative loss or damages (including, but not limited to, loss of profits, whether or not foreseeable) suffered by the relevant Issuer or the Guarantor in connection with the transactions contemplated by and the relationship established by this Agreement even if the Principal Paying Agent and the Registrar have been advised as to the possibility of the same. These provisions will override all other provisions of this Agreement. However, this paragraph shall not be deemed to apply in the event of a determination of fraud on the part of the Principal Paying Agent or the Registrar in a non-appealable judgment by a court having jurisdiction.

20.3	The indemnity set out above shall survive any termination of this Agreement.

20.4	Each of the Paying Agents severally undertakes to indemnify the relevant Issuer and the Guarantor against any documented Losses and Expenses which the relevant Issuer or the Guarantor may incur as a result of or in connection with such Paying Agent’s wilful default, negligence or bad faith or that of its directors, officers, employees or controlling persons or any of them, or breach by such Paying Agent of the terms of this Agreement.

21.	RESPONSIBILITY OF THE AGENTS

21.1	No Agent shall be responsible to anyone with respect to the validity of this Agreement or the Notes, Receipts or Coupons or for any act or omission by it in connection with this Agreement or any Note,

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Receipt or Coupon except for its own negligence, default or bad faith, including that of its officers and employees.

21.2	No Agent shall have any duty or responsibility in the case of any default by the relevant Issuer or the Guarantor in the performance of its obligations under the Conditions or, in the case of receipt of a written demand from a Noteholder or Couponholder, with respect to such default, provided however that immediately on receiving a notice given by a Noteholder in accordance with Condition 10, the Principal Paying Agent notifies the relevant Issuer and, where applicable, the Guarantor of the fact and furnishes it with a copy of the notice.

21.3	Whenever in the performance of its duties under this Agreement an Agent shall deem it desirable that any matter be established by the relevant Issuer or the Guarantor prior to taking or suffering any action under this Agreement, the matter may be deemed to be conclusively established by a certificate signed by the relevant Issuer or the Guarantor and delivered to the Agent and the certificate shall be a full authorisation to the Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon the certificate.

22.	CONDITIONS OF APPOINTMENT

22.1	Each Agent shall be entitled to deal with money paid to it by the relevant Issuer or the Guarantor for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except:
(a)	that it shall not exercise any right of set-off, lien or similar claim in respect of the money; and

(b)	that it shall not be liable to account to the relevant Issuer or the Guarantor for any interest on the money.
22.2	In acting under this Agreement and in connection with the Notes, each Agent shall act solely as an agent of the relevant Issuer and the Guarantor and will not assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes, Receipts, Coupons or Talons.

22.3	Each Agent undertakes to the relevant Issuer and the Guarantor to perform its duties, and shall be obliged to perform the duties and only the duties, specifically stated in this Agreement (including Schedule 11 in the case of the Principal Paying Agent), the Conditions and the Procedures Memorandum, and no implied duties or obligations shall be read into any of those documents against any Agent, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent agent in comparable circumstances. Each of the Paying Agents (other than the Principal Paying Agent) agrees that if any information that is required by the Principal Paying Agent to perform the duties set out in Schedule 11 becomes known to it, it will promptly provide such information to the Principal Paying Agent.

22.4	The Principal Paying Agent and the Registrar may consult at their own cost with legal and other professional advisers of recognised standing and the opinion of the advisers shall be full and complete protection in respect of any action taken, omitted or suffered under this Agreement in good faith and in accordance with the opinion of the advisers.

22.5	Each Agent shall be protected and shall incur no liability in respect of any action taken, omitted or suffered in reliance on any instruction from the relevant Issuer or the Guarantor or any document which it reasonably believes to be genuine and to have been delivered by the proper party or on written instructions from the relevant Issuer or the Guarantor.

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22.6	Any Agent and its officers, directors and employees may become the owner of, and/or acquire any interest in, any Notes, Receipts, Coupons or Talons with the same rights that it or he would have had if the Agent concerned were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the relevant Issuer or the Guarantor and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or in connection with any other obligations of the relevant Issuer as freely as if the Agent were not appointed under this Agreement.

22.7	Each of the Obligors shall provide the Principal Paying Agent and the Registrar with a certified copy of the list of persons authorised to execute documents and take action on its behalf in connection with this Agreement and shall notify the Principal Paying Agent and the Registrar immediately in writing if any of those persons ceases to be authorised or if any additional person becomes authorised together, in the case of an additional authorised person, with evidence satisfactory to the Principal Paying Agent and the Registrar that the person has been authorised.

22.8	Except as ordered by a court of competent jurisdiction or as required by law or applicable regulations, the relevant Issuer, the Guarantor and each of the Agents shall be entitled to treat the bearer of any Bearer Note, Receipt or Coupon and the registered holder of any Registered Note as the absolute owner of it (whether or not it is overdue and notwithstanding any notice of ownership or writing on it or notice of any previous loss or theft of it).

22.9	The amount of the Programme may be increased by ENEL on behalf of the Obligors in accordance with the procedure set out in the Programme Agreement. Upon any increase being effected, all references in this Agreement to the amount of the Programme shall be deemed to be references to the increased amount.

23.	COMMUNICATIONS BETWEEN THE PARTIES

A copy of all communications relating to the subject matter of this Agreement between the relevant Issuer, the Guarantor and any Agent (other than the Principal Paying Agent) shall be sent to the Principal Paying Agent.

24.	CHANGES IN AGENTS

24.1	Each Obligor agrees that, for so long as any Note is outstanding, or until moneys for the payment of all amounts in respect of all outstanding Notes have been made available to the Principal Paying Agent and have been returned to the relevant Issuer or the Guarantor, as the case may be, as provided in this Agreement:
(a)	there will at all times be a Principal Paying Agent and a Registrar;

(b)	so long as any Notes are listed on any Stock Exchange or admitted to listing by any other relevant authority, there will at all times be a Paying Agent (in the case of Bearer Notes) and a Transfer Agent (in the case of Registered Notes) with a specified office in such places as may be required by the rules and regulations of the relevant Stock Exchange or any other relevant authority;

(c)	so long as any of the Registered Global Notes payable in a Specified Currency other than U.S. dollars are held through DTC or its nominee, there will at all times be an Exchange Agent with a specified office in New York City;

(d)	there will at all times be a Paying Agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to European Council Directive

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2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; and

(e)	there will at all times be a Paying Agent in a jurisdiction within Continental Europe, other than the jurisdiction in which the relevant Issuer or the Guarantor is incorporated.
In addition, the relevant Issuer and the Guarantor shall immediately appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 6(e). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency (as provided in clause 24.5), when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice shall have been given to the Noteholders in accordance with Condition 14.

24.2	Each of the Principal Paying Agent and the Registrar may (subject as provided in clause 24.4) at any time resign by giving at least 90 days’ written notice to the Obligors, specifying the date on which its resignation shall become effective.

24.3	Each of the Principal Paying Agent and the Registrar may (subject as provided in clause 24.4) be removed at any time by the Obligors on at least 45 days’ notice in writing from the Obligors specifying the date when the removal shall become effective.

24.4	Any resignation under clause 24.2 or removal of the Principal Paying Agent or the Registrar under clauses 24.3 or 24.5 shall only take effect upon the appointment by the Obligors, of a successor Principal Paying Agent or Registrar, as the case may be, and (other than in cases of insolvency of the Principal Paying Agent or Registrar, as the case may be) on the expiry of the notice to be given under clause 26. Each of the Obligors agrees with the Principal Paying Agent and the Registrar that if, by the day falling 10 days before the expiry of any notice under clause 24.2, the Obligors have not appointed a successor Principal Paying Agent or Registrar, as the case may be, then the Principal Paying Agent or Registrar, as the case may be, shall be entitled, on behalf of the Obligors, to appoint as a successor Principal Paying Agent or Registrar, as the case may be, in its place a reputable financial institution of good standing which the Obligors shall approve (such approval not to be unreasonably withheld or delayed).

24.5	In case at any time any Agent resigns, or is removed, or becomes incapable of acting or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or admits in writing its inability to pay or meet its debts as they mature or suspends payment of its debts, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Agent which shall be a reputable financial institution of good standing may be appointed by the Obligors. Upon the appointment of a successor Agent and acceptance by it of its appointment and (other than in case of insolvency of the Agent when it shall be of immediate effect) upon expiry of the notice to be given under clause 26, the Agent so superseded shall cease to be an Agent under this Agreement.

24.6	Subject to clause 24.1, the Obligors may, after prior consultation with the Principal Paying Agent, terminate the appointment of any of the other Agents at any time and/or appoint one or more further or other Agents by giving to the Principal Paying Agent and to the relevant other Agent at least 45 days’ notice in writing to that effect (other than in the case of insolvency).

24.7	Subject to clause 24.1, all or any of the Agents (other than the Principal Paying Agent) may resign their respective appointments under this Agreement at any time by giving the Obligors and the Principal Paying Agent at least 45 days’ written notice to that effect.

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24.8	Upon its resignation or removal becoming effective, an Agent shall:
(a)	in the case of the Principal Paying Agent, the Registrar and the Exchange Agent, immediately transfer all moneys and records held by it under this Agreement to the successor Agent; and

(b)	be entitled to the payment by the relevant Issuer (failing which the Guarantor) of the commissions, fees and expenses payable in respect of its services under this Agreement before termination in accordance with the terms of clause 19.
24.9	Upon its appointment becoming effective, a successor or new Agent shall, without any further action, become vested with all the authority, rights, powers, duties and obligations of its predecessor or, as the case may be, an Agent with the same effect as if originally named as an Agent under this Agreement.

25.	MERGER AND CONSOLIDATION

Any corporation into which any Agent may be merged or converted, or any corporation with which an Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which an Agent shall be a party, or any corporation to which an Agent shall sell or otherwise transfer all or substantially all of its assets shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties to this Agreement, unless otherwise required by the Obligors and after the said effective date all references in this Agreement to the relevant Agent shall be deemed to be references to such successor corporation. Written notice of any such merger, conversion, consolidation or transfer shall immediately be given to the Obligors by the relevant Agent.

26.	NOTIFICATION OF CHANGES TO AGENTS

Following receipt of notice of resignation from an Agent and immediately after appointing a successor or new Agent or on giving notice to terminate the appointment of any Agent, the Principal Paying Agent (on behalf of and at the expense of the Obligors) shall give or cause to be given not more than 45 days’ nor less than 30 days’ notice of the fact to the Noteholders in accordance with the Conditions.

27.	CHANGE OF SPECIFIED OFFICE

If any Agent determines to change its specified office it shall give to the relevant Issuer and to the Guarantor and the Principal Paying Agent written notice of that fact giving the address of the new specified office which shall be in the same city and stating the date on which the change is to take effect, which shall not be less than 45 days after the notice. The Principal Paying Agent (on behalf and at the expense of the relevant Issuer, failing which the Guarantor) shall within 15 days of receipt of the notice (unless the appointment of the relevant Agent is to terminate pursuant to clause 24 on or prior to the date of the change) give or cause to be given not more than 45 days’ nor less than 30 days’ notice of the change to the Noteholders in accordance with the Conditions.

28.	COMMUNICATIONS

28.1	All communications shall be by telex, fax or letter delivered by hand or (but only where specifically provided in the Procedures Memorandum) by telephone. Each communication shall be made to the relevant party at the telex number, fax number or address or telephone number and, in the case of a communication by telex, fax or letter, marked for the attention of, or (in the case of a communication

32

by telephone) made to, the person or department from time to time specified in writing by that party to the others for the purpose. The initial telephone number, telex number, fax number and person or department so specified by each party are set out in the Procedures Memorandum.

28.2	A communication shall be deemed received (if by telex) when a confirmed answerback is received at the end of the transmission, (if by fax) when an acknowledgement of receipt is received, (if by telephone) when made or (if by letter) when delivered, in each case in the manner required by this clause. However, if a communication is received after business hours on any business day or on a day which is not a business day in the place of receipt it shall be deemed to be received and become effective at the opening of business on the next business day in the place of receipt. Every communication shall be irrevocable save in respect of any manifest error in it.

28.3	Any notice given under or in connection with this Agreement shall be in English. All other documents provided under or in connection with this Agreement shall be:
(a)	in English; or

(b)	if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.
28.4	All communications to ENEL S.A. shall always be sent in copy to ENEL.

29.	TAXES AND STAMP DUTIES

The Obligors agree to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement, subject to, in the case of enforcement, that such enforcement is against the Obligors.

30.	AMENDMENTS

The Principal Paying Agent and the relevant Issuer may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to:
(a)	any modification (except as mentioned in the second paragraph of Condition 15(c)) of any Notes, Receipts, Coupons or this Agreement which is not prejudicial to the interests of the Noteholders; or

(b)	any modification of any Notes, the Receipts, the Coupons or this Agreement which is of a formal, minor or technical nature or is made to correct a manifest or proven error or to comply with mandatory provisions of law.
Any modification made under subparagraph (a) or (b) shall be binding on the Noteholders, the Receiptholders and the Couponholders and shall be notified to the Noteholders in accordance with Condition 14 as soon as practicable after it has been agreed.

31.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

32.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

32.1	This Agreement is governed by, and shall be construed in accordance with, the laws of England.

33

32.2	Each of the Obligors irrevocably agrees for the benefit of the Agents that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings (together referred to as Proceedings) arising out of or in connection with this Agreement may be brought in such courts.

32.3	Each of the Obligors irrevocably waives any objection which it may have to the laying of the venue of any Proceedings in any such courts and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction to the extent permitted by law.

32.4	Nothing contained in this clause shall limit any right to take Proceedings against the Obligors in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, to the extent permitted by law whether concurrently or not.

32.5	Each of the Obligors appoints Fleetside Legal Representative Services Limited at its registered office at One Bishops Square, London E1 6AO as its agent for service of process, and undertakes that, in the event of Fleetside Legal Representative Services Limited ceasing so to act or ceasing to be registered in England, it will appoint another person, as the Principal Paying Agent may approve, as its agent for service of process in England in respect of any Proceedings. Nothing in this clause shall affect the right to serve process in any other manner permitted by law.

33.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement

34

SCHEDULE 1
FORM OF CALCULATION AGENCY AGREEMENT
Allen & Overy LLP
CALCULATION AGENCY AGREEMENT
[ENEL — SOCIETÀ PER AZIONI/ ENEL FINANCE INTERNATIONAL S.A.]
€25,000,000,000
GLOBAL MEDIUM TERM NOTE PROGRAMME
[date]

35

36

CALCULATION AGENCY AGREEMENT
in respect of a
€25,000,000,000
GLOBAL MEDIUM TERM NOTE PROGRAMME
THIS AGREEMENT is dated [     ]
BETWEEN:
(1)	[ENEL — SOCIETÀ PER AZIONI/ ENEL FINANCE INTERNATIONAL S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 35, boulevard du Prince Henri, L-1724 Luxembourg and registered with the Luxembourg trade and companies register under number B.60.086] (the Issuer); [and]

(2)	[ENEL — SOCIETÀ PER AZIONI (the Guarantor); and] *

(3)	[ ] of [ ] (the Calculation Agent, which expression shall include any successor calculation agent appointed under this Agreement).
IT IS AGREED:
1.	APPOINTMENT OF THE CALCULATION AGENT

The Calculation Agent is appointed, and the Calculation Agent agrees to act, as Calculation Agent in respect of each Series of Notes described in the Schedule (the Relevant Notes) for the purposes set out in clause 2 and on the terms of this Agreement. The agreement of the parties that this Agreement is to apply to each Series of Relevant Notes shall be evidenced by the manuscript annotation and signature in counterpart of the Schedule.

2.	DUTIES OF CALCULATION AGENT

The Calculation Agent shall in relation to each series of Relevant Notes (each a Series) perform all the functions and duties imposed on the Calculation Agent by the terms and conditions of the Relevant Notes (the Conditions) including endorsing the Schedule appropriately in relation to each Series of Relevant Notes. In addition, the Calculation Agent agrees that it will provide a copy of all calculations made by it which affect the nominal amount outstanding of any Relevant Notes which are identified on the Schedule as being NGNs to JPMorgan Chase Bank, N.A. to the contact details set out on the signature page hereof.

3.	EXPENSES

The arrangements in relation to expenses will be separately agreed in relation to each issue of Relevant Notes.

4.	INDEMNITY

The Issuer shall indemnify [(and failing the Issuer so indemnifying, the Guarantor agrees to indemnify)]* the Calculation Agent against any documented losses, liabilities, costs, claims, actions,

*	Delete where ENEL is the Issuer

37

demands or expenses (together, Losses) (including, but not limited to, all reasonable costs, legal fees, charges and expenses (together, Expenses) paid or incurred in disputing or defending any Losses) which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except for any Losses or Expenses resulting from its own default, negligence or bad faith or that of its officers, directors or employees or the breach by it of the terms of this Agreement.

5.	CONDITIONS OF APPOINTMENT

5.1	In acting under this Agreement and in connection with the Relevant Notes, the Calculation Agent shall act solely as an agent of the Issuer [and the Guarantor]* and will not assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Relevant Notes or the receipts or coupons (if any) appertaining to the Relevant Notes (the Receipts and the Coupons, respectively).

5.2	In relation to each issue of Relevant Notes, the Calculation Agent shall be obliged to perform the duties and only the duties specifically stated in this Agreement and the Conditions and no implied duties or obligations shall be read into this Agreement or the Conditions against the Calculation Agent, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent expert in comparable circumstances.

5.3	The Calculation Agent may consult at its own cost with legal and other professional advisers of recognised standing and the opinion of the advisers shall be full and complete protection in respect of any action taken, omitted or suffered under this Agreement in good faith and in accordance with the opinion of the advisers.

5.4	The Calculation Agent shall be protected and shall incur no liability in respect of any action taken, omitted or suffered in reliance on any instruction from the Issuer [or the Guarantor] *or any document which it reasonably believes, acting with due care to be genuine and to have been delivered by the proper party or on written instructions from the Issuer[or the Guarantor] *.

5.5	The Calculation Agent and any of its officers, directors and employees may become the owner of, or acquire any interest in, any Notes, Receipts or Coupons (if any) with the same rights that it or he would have had if the Calculation Agent were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the Issuer [and the Guarantor] *and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or in connection with any other obligations of the Issuer [and the Guarantor]* as freely as if the Calculation Agent were not appointed under this Agreement.

6.	TERMINATION OF APPOINTMENT

6.1	The Issuer [and the Guarantor] * may terminate the appointment of the Calculation Agent at any time by giving to the Calculation Agent at least 45 days’ prior written notice to that effect, provided that, so long as any of the Relevant Notes is outstanding:
(a)	the notice shall not expire less than 45 days before any date on which any calculation is due to be made in respect of any Relevant Notes; and

(b)	notice shall be given in accordance with the Conditions to the holders of the Relevant Notes at least 30 days before any removal of the Calculation Agent.

*	Delete where ENEL is the Issuer

38

6.2	Notwithstanding the provisions of clause 6.1, if at any time:
(a)	the Calculation Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or admits in writing its inability to pay or meet its debts as they may mature or suspends payment of its debts, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of the Calculation Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(b)	the Calculation Agent fails duly to perform any function or duty imposed on it by the Conditions and this Agreement, the Issuer [and the Guarantor] may immediately without notice terminate the appointment of the Calculation Agent, in which event notice of the termination shall be given to the holders of the Relevant Notes in accordance with the Conditions as soon as practicable.

6.3	The termination of the appointment of the Calculation Agent under clause 6.1 or 6.2 shall not entitle the Calculation Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

6.4	The Calculation Agent may resign its appointment under this Agreement at any time by giving to the Issuer [and the Guarantor] * at least 90 days’ prior written notice to that effect. Following receipt of a notice of resignation from the Calculation Agent, the Issuer shall promptly give notice of the resignation to the holders of the Relevant Notes in accordance with the Conditions.

6.5	Notwithstanding the provisions of clauses 6.1, 6.2 and 6.4, so long as any of the Relevant Notes is outstanding, the termination of the appointment of the Calculation Agent (whether by the Issuer [and the Guarantor] * or by the resignation of the Calculation Agent) shall not be effective unless upon the expiry of the relevant notice a successor Calculation Agent has been appointed. The Issuer [and the Guarantor] * agrees with the Calculation Agent that if, by the day falling 10 days before the expiry of any notice under clause 6.4, the Issuer [and the Guarantor] * [has/have] not appointed a replacement Calculation Agent, the Calculation Agent shall be entitled, on behalf of the Issuer [and the Guarantor] *, to appoint as a successor Calculation Agent in its place a reputable financial institution of good standing which the Issuer [and the Guarantor] * shall approve (such approval not to be unreasonably withheld or delayed).

6.6	Upon its appointment becoming effective, a successor Calculation Agent shall without further action, become vested with all the authority, rights, powers, duties and obligations of its predecessor with the same effect as if originally named as the Calculation Agent under this Agreement.

6.7	If the appointment of the Calculation Agent under this Agreement is terminated (whether by the Issuer [and the Guarantor] * or by the resignation of the Calculation Agent), the Calculation Agent shall on the date on which the termination takes effect deliver to the successor Calculation Agent any records concerning the Relevant Notes maintained by it (except those documents and records which it is obliged by law or regulation to retain or not to release), but shall have no other duties or responsibilities under this Agreement.

6.8	Any corporation into which the Calculation Agent may be merged or converted, or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any

*	Delete where ENEL is the Issuer

39

merger, conversion or consolidation to which the Calculation Agent shall be a party, or any corporation to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its assets shall, on the date when the merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, unless otherwise required by the Issuer [and the Guarantor] *, and after the said effective date all references in this Agreement to the Calculation Agent shall be deemed to be references to such successor corporation. Written notice of any such merger, conversion, consolidation or transfer shall immediately be given to the Issuer [or the Guarantor] *and the Principal Paying Agent by the Calculation Agent.

7.	COMMUNICATIONS

7.1	All communications shall be by telex, fax or letter delivered by hand. Each communication shall be made to the relevant party at the telex number, fax number or address and marked for the attention of the person or department from time to time specified in writing by that party to the other[s] for the purpose. The initial telex number, fax number and person or department so specified by each party are set out in the Procedures Memorandum or, in the case of the Calculation Agent, on the signature page of this Agreement.

7.2	A communication shall be deemed received (if by telex) when a confirmed answerback is received at the end of the transmission, (if by fax) when an acknowledgement of receipt is received or (if by letter) when delivered, in each case in the manner required by this clause. However, if a communication is received after business hours on any business day or on a day which is not a business day in the place of receipt it shall be deemed to be received and become effective at the opening of business on the next business day in the place of receipt. Every communication shall be irrevocable save in respect of any manifest error in it.

7.3	Any notice given under or in connection with this Agreement shall be in English. All other documents provided under or in connection with this Agreement shall be:
(a)	in English; or

(b)	if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.
7.4	All communications to ENEL S.A. shall always be sent in copy to ENEL.

8.	DESCRIPTIVE HEADINGS AND COUNTERPARTS

8.1	The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

8.2	This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

*	Delete where ENEL is the Issuer

40

10.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

10.1	This Agreement is governed by, and shall be construed in accordance with, the laws of England.

10.2	The Issuer [and the Guarantor each] * irrevocably agrees for the benefit of the Calculation Agent that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings (together referred to as Proceedings) arising out of or in connection with this Agreement may be brought in such courts.

10.3	The Issuer [and the Guarantor each] * irrevocably waives any objection which it may have to the laying of the venue of any Proceedings in any such courts and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction to the extent permitted by law.

10.4	Nothing contained in this clause shall limit any right to take Proceedings against the Issuer [or the Guarantor] * in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, to the extent permitted by law whether concurrently or not.

10.5	The Issuer [and the Guarantor each] * appoints Fleetside Legal Representative Services Limited at its registered office at One Bishops Square, London E1 6AO as its agent for service of process, and undertakes that, in the event of Fleetside Legal Representative Services Limited ceasing so to act or ceasing to be registered in England, it will appoint another person, as the Calculation Agent may approve, as its agent for the service of process in England in respect of any Proceedings. Nothing in this clause shall affect the right to serve process in any other manner permitted by law.
THIS AGREEMENT has been entered into on the day stated at the beginning of this Agreement.

*	Delete where ENEL is the Issuer

41

SIGNATORIES
[ENEL — SOCIETÀ PER AZIONI/ ENEL FINANCE INTERNATIONAL S.A.]
By:
[ENEL — SOCIETÀ PER AZIONI
Guarantor
By:] *
[CALCULATION AGENT]
[Address of Calculation Agent]

Telex No:	[ ]

Telefax No:	[ ]

Attention:	[ ]
By:
Contact Details
JPMorgan Chase Bank, N.A.
Trinity Tower
9 Thomas More Street
London E1W 1YT

Telex No:	+44 (0) 207 964 2536

Swift:	IRVTGB2X

Attention:	Corporate Trust — Corp/Sov

*	Delete where ENEL is the Issuer

42

SCHEDULE TO THE CALCULATION AGENCY AGREEMENT

			Title and		Annotation by
			Nominal	NGN	Calculation
Series Number	Issue Date	Maturity Date	Amount	(Yes/No)	Agent/Issuer

43

SCHEDULE 2
TERMS AND CONDITIONS OF THE NOTES

44

PRINCIPAL PAYING AGENT
AND TRANSFER AGENT
JPMorgan Chase Bank, N.A.
Trinity Tower
9 Thomas More Street
London E1W 1YT
OTHER PAYING AGENT AND TRANSFER AGENT
Deutsche International Corporate Services (Ireland) Limited
Guild House
Guild Street
IFSC
Dublin 1
Ireland
REGISTRAR
AND TRANSFER AGENT
JPMorgan Chase Bank, N.A.
4 New York Plaza
New York
NY 10004
EXCHANGE AGENT
JPMorgan Chase Bank, N.A.
4 New York Plaza
New York
NY 10004
and/or any other or further Principal Paying Agent, Paying Agents, Registrar, Transfer Agents or Exchange Agent and/or specified offices as may from time to time be duly appointed by the Issuer and the Guarantor and notice of which has been given to the Noteholders.

SCHEDULE 3
FORM OF DEED OF COVENANT AND DEED OF GUARANTEE
PART 1
FORM OF DEED OF COVENANT
THIS DEED OF COVENANT is made on 8 November 2005 by [ENEL — SOCIETÀ PER AZIONI/ENEL FINANCE INTERNATIONAL S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 31-33, boulevard du Prince Henri, L-1724 Luxembourg and registered with the Luxembourg trade and companies register under number B.60.086] (the Issuer) in favour of the account holders or participants specified below of Clearstream Banking, société anonyme (Clearstream, Luxembourg), Euroclear Bank S.A./N.V., as operator of the Euroclear System (Euroclear), The Depository Trust Company and/or any other additional clearing system or systems as is specified in the Final Terms relating to any Note (as defined below) (each a Clearing System).
WHEREAS:
(A)	The Issuer has entered into an amended and restated Programme Agreement (the Programme Agreement, which expression includes the same as it may be amended, supplemented, novated or restated from time to time) dated 8 November 2005 with the Dealers named in it under which the Issuer proposes from time to time to issue Notes (the Notes).

(B)	Certain of the Notes will initially be represented by, and comprised in, Global Notes, in each case representing a certain number of underlying Notes (the Underlying Notes).

(C)	Each Global Note may, after issue, be deposited with a depositary for one or more Clearing Systems (together, the Relevant Clearing System). Upon any deposit of a Global Note, the Underlying Notes represented by the Global Note will be credited to a securities account or securities accounts with the Relevant Clearing System. Any account holder with the Relevant Clearing System which has Underlying Notes credited to its securities account from time to time (each a Relevant Account Holder) will, subject to and in accordance with the terms and conditions and operating procedures or management regulations of the Relevant Clearing System, be entitled to transfer the Underlying Notes and (subject to and upon payment being made by the Issuer to the bearer in accordance with the terms of the relevant Global Note) will be entitled to receive payments from the Relevant Clearing System calculated by reference to the Underlying Notes credited to its securities account.

(D)	In certain circumstances specified in each Global Note, a Global Note will become void. The time at which a Global Note becomes void is referred to as the Relevant Time. In those circumstances, each Relevant Account Holder will, subject to and in accordance with the terms of this Deed, acquire against the Issuer all those rights which the Relevant Account Holder would have had if, prior to the Global Note becoming void, duly executed and authenticated Definitive Notes had been issued in respect of its Underlying Notes and the Definitive Notes were held and beneficially owned by the Relevant Account Holder.

(E)	[The obligations of the Issuer under this Deed have been unconditionally and irrevocably guaranteed by ENEL — Società per azioni on 8 November 2005. An executed copy of the Guarantee has been deposited with and shall be held by the Principal Paying Agent on behalf of the Noteholders (as defined in the Guarantee) and the Relevant Account Holders from time to time at its specified office (being at the date hereof at Trinity Tower, 9 Thomas More Street, London E1W 1YT) and a copy of the Guarantee shall be available for inspection at that specified office and at the specified office of each of the other agents named in the Agency Agreement.] *

NOW THIS DEED WITNESSES AS FOLLOWS:
1.	If any Global Note becomes void in accordance with its terms the Issuer covenants with each Relevant Account Holder (other than any Relevant Account Holder which is an account holder of any other Relevant Clearing System) that each Relevant Account Holder shall automatically acquire at the Relevant Time, without the need for any further action on behalf of any person, against the Issuer all those rights which the Relevant Account Holder would have had if at the Relevant Time it held and beneficially owned executed and authenticated Definitive Notes in respect of each Underlying Note represented by the Global Note which the Relevant Account Holder has credited to its securities account with the Relevant Clearing System at the Relevant Time.

The Issuer’s obligation under this clause shall be a separate and independent obligation by reference to each Underlying Note which a Relevant Account Holder has credited to its securities account with the Relevant Clearing System and the Issuer agrees that a Relevant Account Holder may assign its rights under this Deed in whole or in part.

2.	The records of the Relevant Clearing System shall be conclusive evidence of the identity of the Relevant Account Holders and the number of Underlying Notes credited to the securities account of each Relevant Account Holder. For these purposes a statement issued by the Relevant Clearing System stating:
(a)	the name of the Relevant Account Holder to which the statement is issued; and

(b)	the aggregate nominal amount of Underlying Notes credited to the securities account of the Relevant Account Holder as at the opening of business on the first day following the Relevant Time on which the Relevant Clearing System is open for business, shall be conclusive evidence of the records of the Relevant Clearing System at the Relevant Time.

3.	In the event of a dispute, the determination of the Relevant Time by the Relevant Clearing System shall (in the absence of manifest error) be final and conclusive for all purposes in connection with the Relevant Account Holders with securities accounts with the Relevant Clearing System.

4.	The Issuer undertakes in favour of each Relevant Account Holder that, in relation to any payment to be made by it under this Deed, it will comply with the provisions of Condition 8 to the extent that they apply to any payment in respect of Underlying Notes as if those provisions had been set out in full in this Deed.

5.	The Issuer will pay any stamp and other duties and taxes, including interest and penalties, payable on or in connection with the execution of this Deed and any action taken by any Relevant Account Holder to enforce the provisions of this Deed against the Issuer.

6.	The Issuer represents, warrants and undertakes with each Relevant Account Holder that it has all corporate power, and has taken all necessary corporate or other steps, to enable it to execute, deliver and perform this Deed, and that this Deed constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms subject to the laws of bankruptcy [(including, without limitation, bankruptcy (faillite), insolvency, its voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio

*	Delete where ENEL is the Issuer

pauliana), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally)]* and other laws affecting the rights of creditors generally.

7.	This Deed shall take effect as a Deed Poll for the benefit of the Relevant Account Holders from time to time. This Deed shall be deposited with and held by the common depositary for Euroclear and Clearstream, Luxembourg (being at the date of this Deed, JPMorgan Chase Bank, N.A. at Trinity Tower, 9 Thomas More Street, London E1W 1YT) until all the obligations of the Issuer under this Deed have been discharged in full.

8.	The Issuer acknowledges the right of every Relevant Account Holder to the production of, and the right of every Relevant Account Holder to obtain (upon payment of a reasonable charge) a copy of, this Deed, and further acknowledges and covenants that the obligations binding upon it contained in this Deed are owed to, and shall be for the account of, each and every Relevant Account Holder, and that each Relevant Account Holder shall be entitled severally to enforce these obligations against the Issuer.

9.	No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

10.	This Deed is governed by, and shall be construed in accordance with, the laws of England.

The Issuer irrevocably agrees, for the exclusive benefit of the Relevant Account Holders, that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Deed and that accordingly any suit, action or proceedings (together referred to as Proceedings) arising out of or in connection with this Deed may be brought in such courts.

The Issuer irrevocably waives any objection which it may have to the laying of the venue of any Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction to the extent permitted by law. Nothing contained in this clause shall limit any right to take Proceedings against the Issuer in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, to the extent permitted by law whether concurrently or not.

The Issuer appoints Fleetside Legal Representative Services Limited at its registered office at 9 Cheapside, London EC2V 6AD as its agent for service of process, and undertakes that, in the event of Fleetside Legal Representative Services Limited ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process in England in respect of any Proceedings. Nothing in this clause shall affect the right to serve process in any other manner permitted by law.

*	Delete where ENEL is the Issuer

IN WITNESS whereof the Issuer has caused this Deed to be duly executed the day and year first above mentioned.

EXECUTED as a DEED	)
by [ENEL — SOCIETÀ PER AZIONI/	)
ENEL FINANCE INTERNATIONAL S.A.]	)
acting by	)
acting on the authority	)
of that company	)
in the presence of:	)
Witness:
Name:
Address:

PART 2
FORM OF DEED OF GUARANTEE
THIS DEED OF GUARANTEE is made on 8 November 2005
BY:
(1)	ENEL — SOCIETÀ PER AZIONI (ENEL)
IN FAVOUR OF
(2)	THE NOTEHOLDERS (as defined in the Conditions (as defined below)) for the time being and from time to time of the Notes (as defined below) and the holders for the time being and from time to time of the Coupons (if any) appertaining to the Notes; and

(3)	THE RELEVANT ACCOUNT HOLDERS (as defined below).
WHEREAS:
(A)	ENEL and ENEL Finance International S.A. (the Issuer) have entered into an amended and restated programme agreement (the Programme Agreement, which expression includes the same as it may be amended and/or supplemented and/or restated from time to time) dated 8 November 2005 with the Dealers named therein under which the Issuer may from time to time issue Notes (such Notes as issued by the Issuer being Notes, such expression to include Definitive Bearer Notes, Notes represented by a Global Note and Definitive Registered Notes).

(B)	Notes may be Bearer Notes or Registered Notes.

Each Tranche of Bearer Notes will initially be represented by a temporary bearer global note (each a Temporary Global Note) or a permanent bearer global note (each a Permanent Global Note). Each Temporary Global Note will either be exchangeable for interests in a Permanent Global Note or for Notes in definitive bearer form (Definitive Bearer Notes) (with, if applicable, Receipts and Coupons), as indicated in the applicable Final Terms. Each Permanent Global Note will be exchangeable for Definitive Bearer Notes (with, if applicable, Receipts and Coupons) only in accordance with its terms.

Registered Notes of each Tranche offered and sold in reliance on Regulation S will initially be represented by a registered global note (a Regulation S Global Note). Registered Notes of each Tranche sold to QIBs will initially be represented by a registered global note (a Rule 144A Global Note and, together with each Temporary Global Note, each Permanent Global Note, each Regulation S Global Note, the Global Notes and each a Global Note).

Interests in a Regulation S Global Note or a Rule 144A Global Note will be exchangeable for definitive Registered Notes (Definitive Registered Notes) only in accordance with its terms.

(C)	Each Global Note may, after issue, be deposited with a depositary for one or more Clearing Systems (as defined in the Deed of Covenant (as defined below)) (together, the Relevant Clearing System). Upon any deposit of a Global Note the Underlying Notes (as defined in the Deed of Covenant) represented by the Global Note will be credited to a securities account or securities accounts with the Relevant Clearing System. Any account holder with the Relevant Clearing System which has Underlying Notes credited to its securities account from time to time (each a Relevant Account Holder) will, subject to and in accordance with the terms and conditions and operating procedures or management regulations of the Relevant Clearing System, be entitled to transfer the Underlying Notes and (subject to and upon payment being made by the Issuer in accordance with the terms of the relevant Global Note) will be entitled to receive payments from the Relevant Clearing System calculated by reference to the Underlying Notes credited to its securities account.

(D)	The Issuer and ENEL have, in relation to the Notes, entered into an amended and restated agency agreement (the Agency Agreement which expression includes the same as it may be amended and/or supplemented and/or restated from time to time) dated 8 November 2005 with JPMorgan Chase Bank, N.A. as issuing and principal paying agent and agent bank (the Principal Paying Agent, which expression shall include any successor principal paying agent) and the other agents named therein.

(E)	The Issuer has executed a Deed of Covenant on 8 November 2005 (the Deed of Covenant, which expression includes the same as it may be amended and/or supplemented and/or restated from time to time), relating to Global Notes.

(F)	ENEL has agreed to guarantee the payment of all sums expressed to be payable from time to time by the Issuer to the Beneficiaries (as defined below) in respect of (i) the Notes issued by the Issuer and/or (ii) the Deed of Covenant executed by the Issuer, on the terms and conditions contained herein.
NOW THIS GUARANTEE WITNESSES as follows:
1.	INTERPRETATION

1.1	Definitions

In this Guarantee the following expressions have the following meanings:

Beneficiaries means the Noteholders and the Relevant Account Holders and each a Beneficiary;

Conditions means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting the Series, the terms and conditions being in or substantially in the form set out in Schedule 2 to the Agency Agreement or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the Issuer, the Principal Paying Agent and the relevant Dealer, as modified and supplemented by the applicable Final Terms; and

person means any individual, company, corporation, firm partnership, joint venture, association, organisation, state or agency or a state or other entity whether or not having separate legal personality.

1.2	Other defined terms

Unless otherwise defined herein or the context otherwise requires, terms defined in the Conditions have the same meanings in this Guarantee.

The provisions of this Guarantee shall apply to all Notes.

2.	GUARANTEE AND INDEMNITY

2.1	(a)	In relation to the Issuer and any Notes, any Receipts and any Coupons issued by it and in relation to the Deed of Covenant executed by the Issuer, ENEL as principal obligor hereby unconditionally and irrevocably guarantees by way of deed poll to each Beneficiary the due and punctual payment of all amounts due from time to time to such Beneficiary by the Issuer in respect of any such Note, Receipt, Coupon or under the Deed of Covenant in respect thereof, as the case may be, (including any premium or any other amounts of whatever nature or additional amounts which may become payable under any of the foregoing) when and as the same shall become due and payable in accordance with the terms thereof. In case of the failure of the Issuer punctually to make any such payment, ENEL hereby undertakes to cause such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon redemption by acceleration of maturity or otherwise, as if such payment were made by the Issuer in accordance with the terms thereof. ENEL hereby: (i) waives any requirement that any Beneficiary, in the event of any default of such payment by the Issuer, first makes demand upon or seeks to enforce remedies against the Issuer before seeking to enforce this Guarantee (ii) agrees that its obligations under this Guarantee shall be unconditional and irrevocable irrespective of the validity, regularity or enforceability of such Notes, Receipts, Coupons or the Deed of Covenant in respect thereof, the absence of any action to enforce the same, any waiver or consent by any Beneficiary with respect to any provisions thereof, the recovery of any judgment against the Issuer or any action to enforce the same, any consolidation, merger, conveyance or transfer by the Issuer or any other circumstance which might otherwise constitute a legal or equitable discharge or defence of a guarantor and (iii) covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in all such Notes, Receipts, Coupons, the Deed of Covenant and this Guarantee in respect thereof.

(b)	For so long as any Global Note is held on behalf of the Relevant Clearing System each person (other than a Clearing System) who is for the time being a Relevant Account Holder shall be treated by ENEL as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of Notes for which purpose: (i) in the case of a Temporary or Permanent Global Note, the bearer of the relevant Global Note shall be treated by ENEL as the holder of such Note in accordance with and subject to the terms of the relevant Global Note, and (ii) in the case of a Regulation S Global Note, the registered holder of the relevant Regulation S Global Note in accordance with and subject to the terms of the relevant Regulation S Global Note or in the case of the Rule 144A Global Note, the registered holder of the relevant Rule 144A Global Note in accordance with and subject to the terms of the relevant Rule 144A Global Note.

(c)	ENEL covenants in favour of each Relevant Account Holder that it will make all payments under this Guarantee in respect of the nominal amount of Notes for the time being shown in the records of any Relevant Clearing System as being held by the Relevant Account Holder and represented by a Global Note to, in the case of a Temporary or Permanent Global Note, the bearer of such Global Note, in the case of a Regulation S Global Note, to the registered holder of the Regulation S Global Note and, in the case of a Rule 144A Global Note, to the registered holder of the Rule 144A Global Note, in each case in accordance with the terms of this Guarantee and acknowledges that each Relevant Account Holder may take proceedings to enforce this covenant and any of the other rights which it has under this Guarantee directly against ENEL.
2.2	Status

The obligations of ENEL under this Guarantee are direct, unconditional, and (subject to the provisions of Condition 4) unsecured and unsubordinated obligations of ENEL and rank at least equally with all other outstanding unsecured and unsubordinated obligations of ENEL, present and future, other than obligations, if any, that are mandatorily preferred by statute or by operation of law.

2.3	Indemnity

ENEL irrevocably and unconditionally agrees as a primary obligation to each Beneficiary that, if any sum referred to in clause 2.1 is not recoverable from ENEL thereunder for any reason whatsoever (including, without limitation, by reason of any Note, any Receipt, any Coupon and/or the Deed of Covenant or the provision thereof being or becoming void, voidable, unenforceable or otherwise invalid or ineffective for any reason under any applicable law), then (notwithstanding that the same may have been known to such Beneficiary or any other person), ENEL will pay such sum by way of a full indemnity to such Beneficiary on demand against any loss incurred by it, in the manner and currency prescribed by the Conditions. This indemnity constitutes a separate and independent obligation from the other obligations under this Guarantee and shall give rise to a separate and independent cause of action.

3.	NEGATIVE PLEDGE

In relation to each Series of Notes, so long as any of the Notes of such Series remains outstanding (as defined in the Agency Agreement), ENEL will not create or have outstanding (other than by operation of law) any mortgage, lien, pledge or other charge upon the whole or any part of its assets or revenues, present or future, to secure any Indebtedness unless:
(a)	the same security shall forthwith be extended equally and rateably to the Notes, the Receipts and the Coupons of such Series; or

(b)	such other security as shall be approved by an Extraordinary Resolution (as defined in the Agency Agreement) of the Noteholders of such Series shall previously have been or shall forthwith be extended equally and rateably to the Notes, the Receipts and the Coupons of such Series.

As used herein, Indebtedness means any present or future indebtedness for borrowed money of ENEL which is in the form of, or represented by, bonds, notes, debentures or other securities and which is or are intended to be quoted, listed or ordinarily dealt in on any stock exchange, over-the-counter or other established securities market.
4.	PRESERVATION OF RIGHTS

4.1	Continuing obligations

The obligations of ENEL herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the Issuer’s obligations under or in respect of any Note, any Receipt, any Coupon and/or the Deed of Covenant and shall continue in full force and effect until no sum remains payable under any Note, any Receipt, any Coupon and/or the Deed of Covenant, and all other actual or contingent obligations of the Issuer thereunder or in respect thereof have been satisfied, in full. Furthermore, these obligations of ENEL are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of a Beneficiary, whether from ENEL or otherwise.

4.2	Obligations not discharged

Without affecting any of the Issuer’s obligations, ENEL will be liable under this Guarantee as if it were the sole principal debtor and not merely a surety. Accordingly, it will not be discharged, nor will its liability be affected, by anything which would not discharge it or affect its liability if it were the sole principal debtor. Neither the obligations of ENEL herein contained nor the rights, powers and remedies conferred upon the Beneficiaries by this Guarantee or by law shall be discharged, impaired or otherwise affected by:
(a)	the winding-up, dissolution, administration or re-organisation of the Issuer (including, without limitation, in relation to ENEL S.A., bankruptcy (faillite), insolvency, its voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally) or any change in its status, function, control or ownership or that of any other person;

(b)	any of the obligations of the Issuer under or in respect of any Note, any Receipt, any Coupon and/or the Deed of Covenant being or becoming illegal, invalid, unenforceable or ineffective in any respect;

(c)	any time, waiver, consent or other indulgence being granted or agreed to be granted to the Issuer or any other person in respect of any of their obligations under or in respect of any Note, any Receipt, any Coupon and/or the Deed of Covenant;

(d)	any amendment to, or any variation, waiver or release of, any obligation of the Issuer under or in respect of any Note, any Receipt, any Coupon and/or the Deed of Covenant or any security or other guarantee or indemnity in respect thereof;

(e)	the making or absence of any demand on the Issuer or any other person for payment or the enforcement or absence of enforcement of any Note, any Receipt, any Coupon and/or the Deed of Covenant; or

(f)	any other act, event or omission which, but for this subclause, might operate to discharge, impair or otherwise affect the obligations expressed to be assumed by ENEL herein or any of the rights, powers or remedies conferred upon the Beneficiaries or any of them by this Guarantee or by law.
4.3	Settlement Conditional
Any settlement or discharge between ENEL and the Beneficiaries or any of them shall be conditional upon no payment to the Beneficiaries or any of them by the Issuer or any other person on the Issuer’s behalf being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, in the event of any such payment being so avoided or reduced, the Beneficiaries shall be entitled to recover the amount by which such payment is so avoided or reduced from ENEL subsequently as if such settlement or discharge had not occurred. Each Beneficiary may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.
4.4	Exercise of Rights
No Beneficiary shall be obliged before exercising any of the rights, powers or remedies conferred upon it by this Guarantee or by law:
(a)	to make any demand of the Issuer save for the presentation of the relevant Note, Receipt or Coupon;

(b)	to take any action or obtain judgment in any court against the Issuer; or

(c)	to make or file any claim or proof in a winding-up or dissolution of the Issuer (including, without limitation, in relation to ENEL S.A., bankruptcy (faillite), insolvency, its voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally), and (save as aforesaid) ENEL hereby expressly waives presentment, demand, protest and notice of dishonour in respect of each Note, Receipt, Coupon and the Deed of Covenant.
4.5	Deferral of Guarantor’s rights
ENEL agrees that, so long as any sums are or may be owed by the Issuer in respect of any Note, any Receipt, any Coupon and/or the Deed of Covenant or the Issuer is under any other actual or contingent obligation thereunder or in respect thereof, ENEL will not exercise any rights which ENEL may at any time have by reason of the performance by ENEL of its obligations hereunder:
(a)	to be indemnified by the Issuer; or

(b)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of any Beneficiary against the Issuer in respect of amounts paid by ENEL under this Guarantee or any security enjoyed in connection with any Note, any Receipt, any Coupon and/or the Deed of Covenant by any Beneficiary.
ENEL agrees that, so long as any sums are or may be owed by the Issuer in respect of any Note, any Receipt, any Coupon and/or the Deed of Covenant or the Issuer is under any other actual or contingent obligation thereunder, ENEL shall not, after a claim has been made or by virtue of any payment or performance by it under this Guarantee:
(i)	claim, rank, prove or vote as a creditor of the Issuer or its respective estates in competition with any Beneficiary (or any trustee or agent on its behalf); or

(ii)	receive, claim or have the benefit of any payment, distribution or security from or on account of the Issuer, or exercise any right of set-off as against the Issuer.
4.6	Appropriations
ENEL agrees that, so long as any sums are or may be owed by the Issuer in respect of any Note, any Receipt, any Coupon and/or the Deed of Covenant or the Issuer is under any other actual or contingent obligation thereunder, each Beneficiary (or any trustee or agent on its behalf) may:
(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Beneficiary (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and ENEL shall not be entitled to the benefit of the same; and

(b)	hold in a suspense account any moneys received from ENEL or on account of ENEL’s liability under this Guarantee, without liability to pay interest on those moneys.
5.	DEPOSIT OF GUARANTEE
This Guarantee shall take effect as a Deed Poll for the benefit of the Beneficiaries from time to time. This Guarantee shall be deposited with and held by the Principal Paying Agent at its specified office until the date which is five years after all the obligations of the Issuer under or in respect of any

Notes, any Receipts, any Coupons and the Deed of Covenant have been discharged in full. ENEL hereby acknowledges the right of every Beneficiary to the production of, and the right of every Beneficiary to obtain a copy of, this Guarantee.
6.	STAMP DUTIES
ENEL shall pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution and delivery of this Guarantee and any action taken by any Beneficiary to enforce the provisions of this Guarantee, and shall indemnify each Beneficiary against any documented claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, documented legal fees and any applicable value added tax) which it incurs as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.
7.	WITHHOLDING OR DEDUCTION
All payments by ENEL under this Guarantee will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of any Tax Jurisdiction unless such withholding or deduction is required by law. In such event, ENEL will pay such additional amounts as shall be necessary in order that the net amounts received by the Beneficiaries after such withholding or deduction shall equal the respective amounts which would otherwise have been receivable in the absence of such withholding or deduction; except that:
no such additional amounts shall be payable:
(a)	where the relevant Note, Receipt or Coupon is presented for payment in any Tax Jurisdiction; or

(b)	where the relevant Beneficiary is liable for such taxes or duties by reason of his having some connection with a Tax Jurisdiction other than the mere holding of such Note, Receipt, Coupon or Underlying Notes; or

(c)	where the relevant Beneficiary would be able to avoid such withholding or deduction by making a declaration or any other statement, including but not limited to a declaration of residence or non-residence, but fails to do so; or

(d)	where the Beneficiary is able to avoid such withholding or deduction by presenting the relevant Note and/or Coupon to another Paying Agent in a Member State of the European Union; or

(e)	more than 30 days after the Relevant Date except to the extent that the relevant Beneficiary would have been entitled to an additional amount on presenting the same for payment on such thirtieth day assuming that day to have been a Payment Day; or

(f)	where such withholding or deduction is imposed on a payment to an individual resident outside the Republic of Italy and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(g)	in respect of any Note having an original maturity (for these purposes, original maturity shall be the period from, and including, the Issue Date to, but excluding, the Maturity Date (each as specified on the applicable Final Terms) of less than 18 months; or

(h)	to a non-Italian resident Noteholder, to the extent that the Noteholder is resident in a country which does not allow for a satisfactory exchange of information with the Italian authorities.
8.	CURRENCY INDEMNITY
Any amount received or recovered in a currency other than that in which the relevant payment is expressed to be due (the Contractual Currency) (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution (or similar under the laws of Italy) of ENEL or otherwise) by any Beneficiary in respect of any sum expressed to be due to it from ENEL shall only constitute a discharge to ENEL to the extent of the amount in the Contractual Currency which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that amount in the Contractual Currency is less than the amount in the Contractual Currency expressed to be due to the recipient under any Note, any Receipt, any Coupon or the Deed of Covenant, ENEL shall indemnify it against any loss sustained by it as a result. In any event, ENEL shall indemnify the recipient against the cost of making any such purchase.
For the purposes of this clause, it will be sufficient for the relevant Beneficiary to demonstrate that it would have suffered a loss had an actual purchase been made. These indemnities constitute a separate and independent obligation from ENEL’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Beneficiary and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note, any Receipt, any Coupon or the Deed of Covenant or any other judgment or order.
9.	BENEFIT OF GUARANTEE

9.1	Benefit
This Guarantee shall enure to the benefit of each Beneficiary and its (and any subsequent) successors and assigns, each of which shall be entitled severally to enforce this Guarantee against ENEL.
9.2	Assignment
ENEL shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder. Each Beneficiary shall be entitled to assign all or any of its rights and benefits hereunder.
10.	PARTIAL INVALIDITY
If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby.
11.	NOTICES

11.1	Address for notices
All notices, demands and other communications to ENEL hereunder shall be made in writing (by letter or fax) and shall be sent to ENEL at:
To:          ENEL — Società per azioni

At:                 Viale Regina Margherita, 137-00198 Rome
Fax:                39 06 8509 2679
Attention:       Financial Director
or to such other address or fax number or for the attention of such other person or department as ENEL has notified to the Noteholders in the manner prescribed for the giving of notices in connection with the Notes.
11.2	Effectiveness
Every notice, demand or other communication sent in accordance with clause 11.1 shall be effective as follows:
(a)	if sent by letter, upon receipt by ENEL, and

(b)	if sent by fax, upon the sender’s fax machine printing confirmation of transmission;
Provided That any such notice, demand or other communication which would otherwise take effect after 4.00 p.m. (London time) on any particular day or on any particular day which is not a business day in the place of ENEL shall not take effect until 10.00 a.m. (London time) on the immediately succeeding business day in the place of ENEL.
12.	LAW AND JURISDICTION

12.1	Governing law
This Guarantee is governed by, and shall be construed in accordance with English law.
12.2	Submission to Jurisdiction
In relation to any legal action or proceedings arising out of or in connection with this Guarantee (Proceedings), ENEL irrevocably submits to the jurisdiction of the courts of England and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of the Beneficiaries and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) to the extent permitted by law.
12.3	Appointment of Process Agent
ENEL appoints Fleetside Legal Representative Services Limited of 9 Cheapside, London EC2V 6AD as its agent in England to receive service of process in any Proceedings in England based on this Guarantee. If for any reason such process agent ceases to act as such or no longer has an address in England, ENEL agrees to appoint a substitute agent for service of process and to give notice to the Beneficiaries of such appointment in accordance with Condition 14.
13.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Guarantee, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

IN WITNESS whereof ENEL has caused this Deed of Guarantee to be duly executed the day and year first above mentioned.
SIGNATORIES
EXECUTED as a DEED
By ENEL — SOCIETÀ PER AZIONI
acting by
acting on the authority
of that company
in presence of:
Witness:
Name:
Address:

SCHEDULE 4
FORM OF PUT NOTICE
ENEL — SOCIETÀ PER AZIONI/ENEL FINANCE INTERNATIONAL S.A.
[title of relevant Series of Notes]
By depositing this duly completed Notice with the Registrar (in the case of registered notes) or any Paying Agent (in the case of bearer notes) for the above Series of Notes (the Notes) the undersigned holder of the Notes surrendered with this Notice and referred to below irrevocably exercises its option to have [the full/___](1) nominal amount of the Notes redeemed in accordance with Condition 7(d)] on [redemption date].
This Notice relates to Notes in the aggregate nominal amount of                      bearing the following serial numbers:

If the Notes or a new Registered Note in respect of the balance of the Notes referred to above are to be returned or delivered (as the case may be)(2) to the undersigned under clause 13.4 of the Agency Agreement, they should be returned or delivered (as the case may be) by uninsured post to:

Payment Instructions
Please make payment in respect of the above-mentioned Notes by [cheque posted to the above address/ transfer to the following bank account](1):

Bank:	Branch Address:

Branch Code:	Account Number:

Signature of holder:
[To be completed by recipient Registrar/Paying Agent]
(3)
Details of missing unmatured Coupons
Received by:
[Signature and stamp of Registrar/Paying Agent]

At its office at:	On:

NOTES:

(1)	Complete as appropriate.

(2)	The Agency Agreement provides that Notes so returned or delivered (as the case may be) will be sent by post, uninsured and at the risk of the Noteholder, unless the Noteholder otherwise requests and pays the costs of such insurance to the relevant Paying Agent at the time of depositing the Note referred to above.

(3)	Only relevant for Bearer Fixed Rate Notes (which are not also Index Linked Redemption Notes) in definitive form.

N.B.	The Registrar or, as the case may be, the Paying Agent with whom the above-mentioned Notes are deposited will not in any circumstances be liable to the depositing Noteholder or any other person for any loss or damage arising from any act, default or omission of such Registrar or Paying Agent in relation to the said Notes or any of them unless such loss or damage was caused by the fraud or negligence of such Registrar or Paying Agent or its directors, officers or employees.
This Put Notice is not valid unless all of the paragraphs requiring completion are duly completed. Once validly given this Put Notice is irrevocable except in the circumstances set out in clause 13.4 of the Agency Agreement.

SCHEDULE 5
PROVISIONS FOR MEETINGS OF NOTEHOLDERS
PART 1
PROVISIONS FOR MEETINGS OF NOTEHOLDERS OF ENEL
1.	(a) As used in Part 1 of this Schedule the following expressions shall have the following meanings unless the context otherwise requires:
(i)	voting certificate shall mean an English and Italian language certificate issued by a Paying Agent and dated in which it is stated:
(A)	that on the date thereof Bearer Notes (not being Bearer Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) bearing specified serial numbers were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Notes will cease to be so deposited or held until the first to occur of:
I.	the conclusion of the meeting specified in such certificate or, if applicable, of any adjourned such meeting; and

II.	the surrender of the certificate to the Paying Agent who issued the same; and
(B)	that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;
(ii)	block voting instruction shall mean an English and Italian language document issued by a Paying Agent and dated in which:
(A)	it is certified that Bearer Notes (not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that none of the Bearer Notes will cease to be so deposited or held until the first to occur of:
I.	the conclusion of the meeting specified in such document or, if applicable, of any adjourned such meeting; and

II.	the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Bearer Note which is to be released or (as the case may require) the Bearer Note or Bearer Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 16 hereof of the necessary amendment to the block voting instruction;
(B)	it is certified that each holder of the Bearer Notes has instructed such Paying Agent that the vote(s) attributable to the Bearer Note or Bearer Notes so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(C)	the aggregate principal amount of the Bearer Notes so deposited or held are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(D)	one or more persons named in such document (each hereinafter called a proxy) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Bearer Notes so listed in accordance with the instructions referred to in (C) above as set out in such document;
(iii)	24 hours shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

(iv)	48 hours shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.
(b)	A holder of a Bearer Note may obtain a voting certificate in respect of such Bearer Note from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Bearer Note by depositing such Bearer Note with such Paying Agent or (to the satisfaction of such Paying Agent) by such Bearer Note being held to its order or under its control, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in subparagraph 1(a)(i)(A) or 1(a)(ii)(A) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in subparagraph 1(a)(ii)(B) above. The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Bearer Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent shall be deemed for such purposes not to be the holder of those Bearer Notes.

2.	The directors of the Issuer or the Noteholders’ Representative may at any time and shall upon a requisition in writing signed by the holders of not less than 5 per cent. in principal amount of the Notes for the time being outstanding convene a meeting of the Noteholders and if the directors of the Issuer or the Noteholders’ Representative make default for a period of seven days in convening such a meeting the same shall be convened by the President of the competent court.

3.	At least 21 days’ written notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the place, day and hour of each of the first, second and third call of the meeting (the First Call, the Second Call and the Third Call, respectively) and the items included in the agenda shall be given to the Noteholders prior to any meeting of the Noteholders in the manner provided by Condition 12. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include statements, if applicable, to the effect that Bearer Notes may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control for the purpose of obtaining voting certificates or appointing proxies as described above. A copy of the notice shall be sent by registered post to the Issuer (unless the meeting is convened by the directors of the Issuer) and to the Noteholders’ Representative (unless the meeting is convened by the Noteholders’ Representative).

4.	A person (who may but need not be a Noteholder) nominated in writing by the Noteholders’ Representative shall take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting or adjourned meeting the Noteholders present shall choose by a majority vote one of their number to be Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

5.	In addition to the matters described in paragraph 17 below, meetings of the Noteholders may resolve (inter alia): (a) to appoint or revoke the appointment of the Noteholders’ Representative (“rappresentante comune”); (b) to modify the Conditions by Extraordinary Resolution (as provided below); (c) to approve motions for “Amministrazione Controllata” and “Concordato” or any analogous proceeding, as set forth in the bankruptcy laws of Italy as amended from time to time; (d) to establish a fund for the expenses necessary for the protection of common interests of the Noteholders and related statements of account; and (e) to pass a resolution concerning any other matter of common interest to the Noteholders.
The constitution of meetings and the validity of resolutions thereof shall be governed pursuant to the Italian Civil Code and, as long as the Issuer has its shares listed on a regulated market in Italy or an other EU member country, pursuant to Legislative Decree no. 58 of 24 February 1998 (as amended from time to time) which currently provides that (subject as provided below) at any such meeting (i) in the case of a First Call meeting, one or more persons present holding Notes in definitive form or voting certificates or being proxies and holding or representing in the aggregate not less than one-half of the principal amount of the Notes for the time being outstanding, (ii) in the case of a Second Call meeting, one or more persons present holding Notes in definitive form or voting certificates or being proxies and holding or representing in the aggregate more than one-third of the principal amount of the Notes for the time being outstanding, (iii) in the case of a Third Call meeting one or more persons present holding Notes in definitive form or voting certificates or being proxies and holding or representing in the aggregate not less than one-fifth of the principal amount of the Notes for the time being outstanding, shall form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum is present at the commencement of the relevant business. The majority required at any such meeting (including any adjourned meetings) for passing an Extraordinary Resolution shall (subject as provided below) be (upon a show of hands) at least two-thirds of the people entitled to vote thereat and (on a poll) at least two-thirds of the votes entitled to be cast on that poll, PROVIDED THAT at any meeting the business of which includes a modification to the Conditions of the Notes as provided under Article 2415 of the Italian Civil Code, (including, for the avoidance of doubt, (a) any reduction or cancellation of the amount payable or, where applicable, modification of the method of calculating the amount payable or modification of the date of maturity or redemption or any date for payment of interest or, where applicable, of the method of calculating the date of payment in respect of any principal or interest in respect of the Notes, and (b) any alteration of the currency in which payments under the Notes and Coupons are to be made or the denomination of the Notes) or any of the following matters:
(i)	alteration of the majority required to pass an Extraordinary Resolution;

(ii)	the sanctioning of any scheme or proposal or substitution as is described in paragraph 17 below; and

(iii)	alteration of this proviso;
(each of which shall, subject only to paragraph 17(B), only be capable of being effected after having been approved by Extraordinary Resolution) the majority required to pass the requisite Extraordinary Resolution shall be votes cast by one or more persons present holding Notes in definitive form or voting certificates or being proxies and holding or representing in the aggregate not less than one-half of the principal amount of the Notes for the time being outstanding as set out in the second sentence of the third paragraph of Article 2415 of the Italian Civil Code referring to any resolution for the purpose of making a modification to the Conditions of the Notes.
The expression Extraordinary Resolution when used in these presents means a resolution passed at a meeting of the Noteholders duly convened on First Call or Second Call or Third Call in accordance with this paragraph 5 and otherwise held in accordance with these presents.
6.	If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the Second Call and, eventually, to the Third Call.

7.	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy.

8.	At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the Issuer, the Representative of the Noteholders or any person present holding a Note in definitive form or a voting certificate or being a proxy (whatever the principal amount of the Notes so held or represented by him) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

9.	Subject to paragraph 11 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.
10.	The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

11.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

12.	The Noteholders’ Representative and its lawyers and any director, officer or employee of a corporation being a trustee of these presents and any director, statutory auditor or officer of the Issuer and its lawyers and any other person authorised so to do by the Noteholders’ Representative may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of “outstanding” in clause 1 of this Agreement, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on the Noteholders by Conditions 9 and 10.1 unless he either produces the Note or Notes in definitive form of which he is the holder or a voting certificate or is a proxy. No person shall be entitled to vote at any meeting in respect of Notes held by, for the benefit of, or on behalf of, the Issuer, any Subsidiary of the Issuer, any holding company of the Issuer or any other Subsidiary of such holding company. Nothing herein shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with the Issuer.

13.	Subject as provided in paragraph 13 hereof at any meeting:
(a)	on a show of hands every person who is present in person and produces a Note in definitive form or voting certificate or is a proxy shall have one vote; and

(a)	on a poll every person who is so present shall have one vote in respect of each €1 or such other amount as the Noteholders’ Representative may in its absolute discretion stipulate in principal amount of the Notes so produced in definitive form or represented by the voting certificate so produced or in respect of which he is a proxy.
Without prejudice to the obligations of the proxies named in any block voting instruction any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.
14.	The proxies named in any block voting instruction need not be Noteholders.

15.	Each block voting instruction together (if so requested by the Noteholders’ Representative) with proof satisfactory to the Noteholders’ Representative of its due execution on behalf of the relevant Paying Agent and each form of proxy shall be deposited by the relevant Paying Agent at such place as the Noteholders’ Representative shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A copy of each block voting instruction shall be deposited with the Noteholders’ Representative before the commencement of the meeting or adjourned meeting but the Noteholders’ Representative shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

16.	Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the Noteholders’ instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent by the Issuer at its registered office (or such other place as may have been required or approved by the Noteholders’ Representative for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

17.	A meeting of the Noteholders shall in addition to the powers herein given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorums and majorities contained in paragraph 5 above) namely:
(A)	Power to sanction any compromise or arrangement proposed to be made between the Issuer and the Noteholders and Couponholders or any of them.

(B)	Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders, the Couponholders or the Issuer against any other or others of them or against any of their property whether such rights shall arise under these presents or otherwise.

(C)	Power to assent to any modification of the provisions of these presents which shall be proposed by the Issuer or any Noteholder.

(D)	Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.

(E)	Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

(F)	Power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.
18.	Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. A resolution in writing signed by or on behalf of all the Noteholders, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Noteholders, shall be as valid, effective and binding as an Extraordinary Resolution duly passed at such a meeting. Notice of the result of the voting on, or signing of, any resolution duly considered by the Noteholders shall be published in accordance with Condition 12 by the Issuer within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

19.	Minutes of all resolutions and proceedings at every meeting of the Noteholders shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such

Minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which Minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

PART 2
PROVISIONS FOR MEETINGS OF NOTEHOLDERS OF ENEL S.A.
1.	(a) As used in Part 2 of this Schedule the following expressions shall have the following meanings unless the context otherwise requires:
(i)	voting certificate means an English language certificate issued by a Paying Agent and dated in which it is stated:
(A)	that on its date Bearer Notes (not being Bearer Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in the voting certificate and any adjournment of the meeting) bearing specified serial numbers were deposited with the Paying Agent or (to the satisfaction of the Paying Agent) were held to its order or under its control and that none of the Bearer Notes will cease to be so deposited or held until the first to occur of:
I.	the conclusion of the meeting specified in the certificate or, if applicable, any adjourned meeting; and

II.	the surrender of the certificate to the Paying Agent which issued the same; and
(B)	that the bearer of the voting certificate is entitled to attend and vote at the meeting and any adjourned meeting in respect of the Bearer Notes represented by the certificate;
(ii)	block voting instruction means an English language document issued by a Paying Agent and dated in which:
(A)	it is certified that Bearer Notes (not being Bearer Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in the block voting instruction and any adjournment of the meeting) have been deposited with the Paying Agent or (to the satisfaction of the Paying Agent) were held to its order or under its control and that none of the Bearer Notes will cease to be so deposited or held until the first to occur of:
I.	the conclusion of the meeting specified in the document or, if applicable, any adjourned meeting; and

II.	the surrender to the Paying Agent not less than 48 hours before the time for which the meeting or any adjourned meeting is convened of the receipt issued by the Paying Agent in respect of each deposited Bearer Note which is to be released or (as the case may require) the Bearer Note or Bearer Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

(B)	it is certified that each holder of the Bearer Notes has instructed the Paying Agent that the vote(s) attributable to the Bearer Note or Bearer Notes so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to the meeting or any adjourned meeting and that all such instructions are during the period commencing 48 hours before the time for which the meeting or any adjourned meeting is convened and ending at the conclusion or adjournment of the meeting neither revocable nor capable of amendment;

(C)	the total number, total nominal amount and the serial numbers (if available) of the Bearer Notes so deposited or held are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given that the relevant votes should be cast in favour of the resolution and those in respect of which instructions have been given that the relevant votes should be cast against the resolution; and

(D)	one or more persons named in such document (each a proxy) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Bearer Notes so listed in accordance with the instructions referred to in subparagraph (iii) as set out in such document.
The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Bearer Notes to which the voting certificate or block voting instruction relates and the Paying Agent with which the Bearer Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent shall be deemed for those purposes not to be the holder of those Bearer Notes.
(b)	A holder of Registered Notes may by an instrument in writing (a form of proxy) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation, appoint any person (a proxy) to act on its behalf in connection with any meeting or proposed meeting of the Noteholders.
(i)	Any holder of Registered Notes which is a corporation may by resolution of its directors or other governing body authorise any person to act as its representative (a representative) in connection with any meeting or proposed meeting of the Noteholders.

(ii)	Any proxy appointed under subparagraph (a) or representative appointed under subparagraph (b) shall, so long as the appointment remains in force, for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Registered Notes to which the appointment relates and the holder of the Registered Notes shall be deemed for those purposes not to be the holder of those Registered Notes.

(iii)	If the holder of a Registered Note is DTC or a nominee of DTC, such nominee or DTC, DTC participants or beneficial owners of interests in Registered Notes held through DTC participants may appoint proxies in accordance with and in the form used by DTC as part of its usual procedures from time to time in relation to meetings of Noteholders. Any proxy so appointed may by an instrument in writing in the English language signed by the proxy or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Registrar or any other person approved by the Registrar before the time fixed for any meeting, appoint any persons (the sub-proxy) to act on its behalf in connection with any meeting or proposed meeting of Noteholders. All references to proxy or proxies in this Schedule other than in this paragraph shall be read so as to include references to “sub-proxy” or “sub-proxies”.
(c)	References in Part 2 of this Schedule to the Notes are to the Notes in respect of which the relevant meeting is convened.
2.	The Issuer or the Guarantor may at any time and, upon a requisition in writing of Noteholders holding not less than one-twentieth in nominal amount of the Notes for the time being outstanding, shall convene a meeting of the Noteholders and if the Issuer or the Guarantor makes default for a period of seven days in convening the meeting the meeting may be convened by the requisitionists. Whenever the Issuer or the Guarantor is about to convene any meeting it shall immediately give notice in writing to the Principal Paying Agent and the Dealers of the day, time and place of the meeting and of the nature of the business to be transacted at the meeting. Every meeting shall be held at a time and place approved by the Principal Paying Agent.

3.	At least 30 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is held) specifying the place, day and hour of the meeting shall be given to the Noteholders in the manner provided in Condition 14. The notice shall state generally the nature of the business to be transacted at the meeting but (except for an Extraordinary Resolution) it shall not be necessary to specify in the notice the terms of any resolution to be proposed. The notice shall include a statement to the effect that (a) Bearer Notes may be deposited with Paying Agents for the purpose of obtaining voting certificates or appointing proxies and (b) the holder of Registered Notes may appoint proxies by executing and delivering a form of proxy to the specified office of the Principal Paying Agent, in each case not less than 24 hours before the time fixed for the meeting or that, in the case of corporations, they may appoint representatives by resolution of their directors or other governing body. A copy of the notice shall be sent by post to the Issuer (unless the meeting is convened by the Issuer) and to the Guarantor (unless the meeting is convened by the Guarantor).

4.	The person (who may but need not be a Noteholder) nominated in writing by the Issuer shall be entitled to take the chair at each meeting but if no nomination is made or if at any meeting the person nominated is not present within fifteen minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number to be Chairman.

5.	At any meeting one or more persons present holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-fifth in nominal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum is present at the commencement of business. The quorum at any meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-half in nominal amount of the Notes for the time being outstanding provided that at any meeting the business of which includes any of the following matters (each of which shall only be capable of being effected after having been approved by Extraordinary Resolution) namely:
(a)	modification of the Maturity Date of the Notes or reduction or cancellation of the nominal amount payable upon maturity; or

(b)	reduction or cancellation of the amount payable or modification of the payment date in respect of any interest in respect of the Notes or variation of the method of calculating the rate of interest in respect of the Notes; or

(c)	reduction of any Minimum Interest Rate and/or Maximum Interest Rate specified in the applicable Pricing Supplement; or

(d)	modification of the currency in which payments under the Notes are to be made; or

(e)	modification of the majority required to pass an Extraordinary Resolution; or

(f)	the sanctioning of any scheme or proposal described in paragraph 18(f); or

(g)	alteration of this proviso or the proviso to paragraph 6 below, the quorum shall be one or more persons present holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than two-thirds in nominal amount of the Notes for the time being outstanding.
6.	If within fifteen minutes after the time appointed for any meeting a quorum is not present the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall be adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall be adjourned for a period being not less than 14 days nor more than 42 days and at a place appointed by the Chairman and approved by the Principal Paying Agent) and at the adjourned meeting one or more persons present holding Notes or voting certificates or being proxies or representatives (whatever the nominal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present provided that at any adjourned meeting the business of which includes any of the matters specified in the proviso to paragraph 5 the quorum shall be one or more persons present holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-third in nominal amount of the Notes for the time being outstanding.

7.	Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 30 in paragraph 3 and the notice shall (except in cases where the proviso to paragraph 6 shall apply when it shall state the relevant quorum) state that one or more persons present holding Notes or voting certificates or being proxies or representatives at the adjourned meeting whatever the nominal amount of the Notes held or represented by them will form a quorum. Subject to this it shall not be necessary to give any notice of an adjourned meeting.

8.	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in the case of an equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy or as a representative.

9.	At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman or the Issuer or the Guarantor or by one or more persons present holding Notes or voting certificates or being proxies or representatives (whatever the nominal amount of the Notes so held by them), a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

10.	Subject to paragraph 12, if at any meeting a poll is demanded it shall be taken in the manner and, subject as provided below, either at once or after an adjournment as the Chairman may direct and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.
11.	The Chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12.	Any poll demanded at any meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13.	Any director or officer of the Issuer or the Guarantor and their respective lawyers and financial advisers may attend and speak at any meeting. Subject to this, but without prejudice to the proviso to the definition of “outstanding” in clause 1 of this Agreement, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders or join with others in requisitioning the convening of a meeting unless he either produces the Bearer Note or Bearer Notes of which he is the holder or a voting certificate or is a proxy or a representative or is the holder of a Registered Note. Neither the Issuer, the Guarantor nor any of their respective Subsidiaries shall be entitled to vote at any meeting in respect of Notes held by it for the benefit of any such company and no other person shall be entitled to vote at any meeting in respect of Notes held by it for the benefit of any such company. Nothing contained in this paragraph shall prevent any of the proxies named in any block voting instruction or form of proxy or any representative from being a director, officer or representative of or otherwise connected with the Issuer or the Guarantor.

14.	Subject as provided in paragraph 13 at any meeting:
(a)	on a show of hands every person who is present in person and produces a Bearer Note or voting certificate or is a holder of a Registered Note or is a proxy or representative shall have one vote; and

(b)	on a poll every person who is so present shall have one vote in respect of:
(i)	in the case of a meeting of the holders of Notes all of which are denominated in a single currency, each minimum integral amount of that currency; and

(ii)	in the case of a meeting of the holders of Notes denominated in more than one currency, each €1.00 or, in the case of a Note denominated in a currency other than euro, the equivalent of €1.00 in that currency at the Principal Paying Agent’s spot buying rate for the relevant currency against euro at or about 11.00 a.m. (London time) on the date of publication of the notice of the relevant meeting (or of the original meeting of which the meeting is an adjournment), or such other amount as the Principal Paying Agent shall in its absolute discretion stipulate in nominal amount of Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy or representative.
Without prejudice to the obligations of the proxies named in any block voting instruction or form of proxy any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.
15.	The proxies named in any block voting instruction or form of proxy and representatives need not be Noteholders.

16.	Each block voting instruction together (if so requested by the Issuer or the Guarantor) with proof satisfactory to the Issuer or, as the case may be, the Guarantor of its due execution on behalf of the relevant Paying Agent and each form of proxy shall be deposited not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction or form of proxy propose to vote at a place approved by the Principal Paying Agent and in default the block voting instruction or form of proxy shall not be treated as valid unless the Chairman of the meeting decides otherwise before the meeting or adjourned meeting proceeds to business. A certified copy of each block voting instruction and form of proxy shall be deposited with the Principal Paying Agent before the commencement of the meeting or adjourned meeting but the Principal Paying Agent shall not as a result be obliged to investigate or be concerned with the validity of or the authority of the proxies named in the block voting instruction or form of proxy.

17.	Any vote given in accordance with the terms of a block voting instruction or form of proxy shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or form of proxy or of any of the Noteholders’ instructions under which it was executed provided that no notice in writing of the revocation or amendment shall have been received from the relevant Paying Agent or in the case of a Registered Note from the holder of the Registered Note by the Issuer or, as the case may be, the Guarantor at its registered office (or any other place approved by the Principal Paying Agent for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction or form of proxy is to be used.

18.	A meeting of the Noteholders shall in addition to the powers set out above have the following powers exercisable by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6) only, namely:
(a)	power to sanction any compromise or arrangement proposed to be made between the Issuer and the Guarantor and the Noteholders, Receiptholders and Couponholders or any of them;

(b)	power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders, Receiptholders and Couponholders against the Issuer and the Guarantor or against any of their property whether such rights shall arise under this Agreement, the Notes, the Receipts or the Coupons or otherwise;

(c)	power to assent to any modification of the provisions contained in this Agreement or the Conditions, the Notes, the Receipts, the Coupons, the Guarantee or the Deed of Covenant which shall be proposed by the Issuer or the Guarantor;

(d)	power to give any authority or sanction which under the provisions of this Agreement or the Notes is required to be given by Extraordinary Resolution;

(e)	power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon any committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;

(f)	power to sanction any scheme or proposal for the exchange or sale of the Notes for, or the conversion of the Notes into, or the cancellation of the Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or the Guarantor or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as stated above and partly for or into or in consideration of cash; and

(g)	power to approve the substitution of any entity in place of (i) the Issuer (or any previous substitute) as the principal debtor in respect of the Notes, the Receipts and the Coupons or (ii) the Guarantor (or any previous substitute) as guarantor under the Guarantee.
19.	Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with these provisions shall be binding upon all the Noteholders whether present or not present at the meeting and whether or not voting and upon all Couponholders and Receiptholders and each of them shall be bound to give effect to the resolution accordingly and the passing of any resolution shall be conclusive evidence that the circumstances justify its passing. Notice of the result of voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 14 by the Issuer within 14 days of the result being known provided that non-publication shall not invalidate the resolution.

20.	The expression Extraordinary Resolution when used in Part 2 of this Schedule or the Conditions means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the persons voting on the resolution upon a show of hands or if a poll was duly demanded then by a majority consisting of not less than three-quarters of the votes given on the poll.

21.	Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Issuer and any minutes signed by the Chairman of the meeting at which any resolution was passed or proceedings had shall be conclusive evidence of the matters contained in them and until the contrary is proved every meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had at the meeting to have been duly passed or had.

22.	Subject to all other provisions contained in Part 2 of this Schedule the Principal Paying Agent may without the consent of the Issuer, the Guarantor, the Noteholders, the Receiptholders or the Couponholders prescribe any further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting at them as the Principal Paying Agent may in its sole discretion think fit.

23.	For the avoidance of doubt, articles 86 to 94-8 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended, shall not apply.

SCHEDULE 6
FORMS OF GLOBAL AND DEFINITIVE NOTES, RECEIPTS, COUPONS AND TALONS
PART 1
FORM OF TEMPORARY BEARER GLOBAL NOTE
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
[ENEL — SOCIETÀ PER AZIONI/ENEL FINANCE INTERNATIONAL S.A.
(a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of
Luxembourg, having its registered office at 35, boulevard du Prince Henri, L-1724 Luxembourg and registered with the Luxembourg trade and companies register under number B.60.086)]
TEMPORARY BEARER GLOBAL NOTE
[Unconditionally and irrevocably guaranteed by ENEL — Società per azioni] *
This Global Note is a Temporary Bearer Global Note in respect of a duly authorised issue of Notes (the Notes) of [ENEL — Società per azioni/ENEL Finance International S.A.] (the Issuer) described, and having the provisions specified, in the attached Final Terms (the Final Terms). References in this Global Note to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 2 to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Final Terms, but in the event of any conflict between the provisions of (i) that Schedule or (ii) this Global Note and the information set out in the Final Terms, the Final Terms will prevail.
Words and expressions defined or set out in the Conditions and/or the Final Terms shall have the same meaning when used in this Global Note.
This Global Note is issued subject to, and with the benefit of, the Conditions and an amended and restated Agency Agreement (the Agency Agreement, which expression shall be construed as a reference to that agreement as the same may be amended, supplemented, novated or restated from time to time) dated 4 May 2007 and made between, inter alia, the Issuer, [ENEL — Società per azioni (the Guarantor),]* JPMorgan Chase Bank, N.A. (the Principal Paying Agent) and the other agents named in it.
For value received the Issuer, subject to and in accordance with the Conditions, promises to pay to the bearer of this Global Note on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of such Notes represented by this Global Note on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Principal Paying Agent or any of the other paying agents located outside the United States (except as provided in the Conditions) from time to time

*	Delete where ENEL is the Issuer

appointed by the Issuer [and the Guarantor](*) in respect of the Notes, but in each case subject to the requirements as to certification provided below.
If the applicable Final Terms indicates that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme (together, the relevant Clearing Systems). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System stating the nominal amount of Notes represented by this Global Note at any time (which statement shall be made available to the bearer upon request) shall be conclusive evidence of the records of the relevant Clearing System at that time.
If the applicable Final Terms indicates that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part 2, 3 or 4 of Schedule One or in Schedule Two.
On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:
(a)	if the applicable Final Terms indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled or by the aggregate amount of such instalment so paid; or

(b)	if the applicable Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One and the relevant space in Schedule One recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment or purchase and cancellation, the nominal amount of the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or by the amount of such instalment so paid.
Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.
Prior to the Exchange Date (as defined below), all payments (if any) on this Global Note will only be made to the bearer hereof to the extent that there is presented to the Principal Paying Agent by a relevant Clearing System a certificate, to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes (as shown by its records) a certificate of non-US beneficial ownership in the form required by it. The bearer of this Global Note will not be entitled to receive any payment of interest due on or after the Exchange Date unless upon due certification exchange of this Global Note is improperly withheld or refused.
On or after the date (the Exchange Date) which is 40 days after the Issue Date, this Global Note may be exchanged in whole or in part (free of charge) for, as specified in the Final Terms, either (i) security printed Definitive Bearer Notes and (if applicable) Coupons, Receipts and Talons in the form set out in Parts 4, 5, 6 and 7 respectively of Schedule 6 to the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Bearer Notes and (if applicable) Coupons, Receipts and Talons and the Final Terms (or the relevant provisions of the Final Terms) have been endorsed on or attached to such Definitive Bearer Notes) or (ii) either, if the applicable Final Terms indicates that this Global Note is intended to be a New Global Note, interests recorded in the records of the relevant Clearing Systems in a Permanent Global Note or, if the applicable Final Terms indicates that this Global Note is not intended to be a New Global Note, a Permanent Global Note, which, in either case, is in or substantially in the form set out in Part 2 of Schedule 6 to the Agency Agreement (together with the Final Terms attached to it), in each case upon notice being given by a relevant Clearing System acting on the instructions of any holder of an interest in this Global Note.
If Definitive Bearer Notes and (if applicable) Coupons, Receipts and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Bearer Global Note, then this Global Note may only thereafter be exchanged for Definitive Bearer Notes and (if applicable) Coupons, Receipts and/or Talons in accordance with the terms of this Global Note.
This Global Note may be exchanged by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for general business in England. The Issuer shall procure that the Definitive Bearer Notes or (as the case may be) the interests in the Permanent Bearer Global Note shall be (in the case of Definitive Notes) issued and delivered and (in the case of the Permanent Global Note where the applicable Final Terms indicates that this Global Note is intended to be a New Global Note) recorded in the records of the relevant Clearing System in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Principal Paying Agent by a relevant Clearing System a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes (as shown by its records) a certificate of non-US beneficial ownership from such person in the form required by it. The aggregate nominal amount of Definitive Bearer Notes issued upon an exchange of this Global Note will, subject to the terms hereof, be equal to the aggregate nominal amount of this Global Note submitted by the bearer for exchange (to the extent that such nominal amount does not exceed the aggregate nominal amount of this Global Note).
On an exchange of the whole of this Global Note, this Global Note shall be surrendered to or to the order of the Principal Paying Agent. On an exchange of part only of this Global Note, the Issuer shall procure that:
(a)	if the applicable Final Terms indicates that this Global Note is intended to be a New Global Note, details of such exchange shall be entered pro rata in the records of the relevant Clearing Systems; or

(b)	if the applicable Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two and the relevant space in Schedule Two recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount so exchanged. On any exchange of this Global Note for a Permanent Bearer Global Note, details of such exchange shall also be entered by or on behalf of the Issuer in Schedule Two to the Permanent Bearer Global Note and the relevant space in Schedule Two to the Permanent Bearer Global Note recording such exchange shall be signed by or on behalf of the Issuer.
Until the exchange of the whole of this Global Note, the bearer of this Global Note shall in all respects (except as otherwise provided in this Global Note) be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Coupons, Receipts and/or Talons (if any) represented by this Global Note. Accordingly, except as ordered by a court of competent jurisdiction or as required by law or applicable regulation, the Issuer and any Paying Agent may deem and treat the holder of this Global Note as the absolute owner of this Global Note for all purposes. In the event that this Global Note (or any part of it) has become due and repayable in accordance with the Conditions or that the Maturity Date has occurred and, in either case, payment in full of the amount due has not been made to the bearer in accordance with the provisions set out above then this Global Note will become void at 8.00 p.m. (London time) on such day and the bearer will have no further rights under this Global Note (but without prejudice to the rights which the bearer or any other person may have under the Deed of Covenant executed by the Issuer on 8 November 2005 in respect of the Notes issued under the Programme Agreement pursuant to which this Global Note is issued).
No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.
This Global Note is governed by, and shall be construed in accordance with, English law.

This Global Note shall not be valid unless authenticated by the Principal Paying Agent and, if the applicable Final Terms indicates that this Global Note is intended to be held in a manner which would allow Eurosystem eligibility, effectuated by the entity appointed as common safe-keeper by the Relevant Clearing Systems.
IN WITNESS whereof the Issuer has caused this Global Note to be duly executed on its behalf.
[ENEL — SOCIETÀ PER AZIONI/ENEL FINANCE INTERNATIONAL S.A.]

By:		[By:]

Authenticated without recourse,
Warranty or liability by

JPMORGAN CHASE BANK, N.A.

By:
Effectuated without recourse, warranty or liability by

as common safekeeper
By:

Schedule One to the Temporary Bearer Global Note1
PART I
INTEREST PAYMENTS

	Total amount of		Confirmation of payment on
Date made	interest payable	Amount of interest paid	behalf of the Issuer

[1]	Schedule One should only be completed where the applicable Final Terms indicates that this Global Note is not intended to be a New Global Note.

PART II
PAYMENT OF INSTALMENT AMOUNTS

	Total amount of		Remaining nominal
	Instalment		amount of this Global	Confirmation of
	Amounts	Amount of Instalment	Note following such	payment on behalf of
Date made	payable	Amounts paid	payment*	the Issuer

*	See the most recent entry in Part II, III or IV of Schedule One or in Schedule Two in order to determine this amount.

PART III
REDEMPTIONS

Remaining nominal
	Total amount		amount of this Global	Confirmation of
	of principal	Amount of principal	Note following such	redemption on behalf
Date made	payable	paid	redemption*	of the Issuer

*	See the most recent entry in Part II, III or IV of Schedule One or in Schedule Two in order to determine this amount.

PART IV
PURCHASES AND CANCELLATIONS

Remaining nominal amount
	Part of nominalamount	of this Global Note following	Confirmation of purchase and
Date	of this Global Note	such purchase and	cancellation behalf of the
made	purchased and cancelled	cancellation *	Issuer

*	See the most recent entry in Part II, III or IV of Schedule One or in Schedule Two in order to determine this amount.

Schedule Two to the Temporary Bearer Global Note2
EXCHANGES
FOR DEFINITIVE BEARER NOTES OR PERMANENT BEARER GLOBAL NOTE
The following exchanges of a part of this Global Note for Definitive Bearer Notes or a Permanent Bearer Global Note have been made:

Nominal amount of this
	Global Note exchanged	Remaining nominal
	for Definitive Bearer	amount of this Global
	Notes or a Permanent	Note following such	Notation made onbehalf of
Date made	Bearer Global Note	exchange*	the Issuer

*	See the most recent entry in Part II, III or IV of Schedule One or in Schedule Two in order to determine this amount.

[1]	Schedule Two should only be completed where the applicable Final Terms indicates that this Global Note is not intended to be a New Global Note.

PART 2
FORM OF PERMANENT BEARER GLOBAL NOTE
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
[ENEL — SOCIETÀ PER AZIONI/ ENEL FINANCE INTERNATIONAL S.A.
(a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of
Luxembourg, having its registered office at 35, boulevard du Prince Henri, L-1724 Luxembourg and registered with the Luxembourg trade and companies register under number B.60.086)]
PERMANENT BEARER GLOBAL NOTE
[Unconditionally and irrevocably guaranteed by ENEL — Società per azioni] *
This Global Note is a Permanent Bearer Global Note in respect of a duly authorised issue of Notes (the Notes) of [ENEL — Società per azioni/ENEL Finance International S.A.] (the Issuer) described, and having the provisions specified, in the attached Final Terms (the Final Terms). References in this Global Note to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 2 to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Final Terms, but in the event of any conflict between the provisions of (i) that Schedule or (ii) this Global Note and the information set out in the Final Terms, the Final Terms will prevail.
Words and expressions defined or set out in the Conditions and/or the Final Terms shall have the same meaning when used in this Global Note.
This Global Note is issued subject to, and with the benefit of, the Conditions and an amended and restated Agency Agreement (the Agency Agreement, which expression shall be construed as a reference to that agreement as the same may be amended, supplemented, novated or restated from time to time) dated 4 May 2007 and made between the Issuer, [ENEL — Società per azioni (the Guarantor)]*, JPMorgan Chase Bank, N.A. (the Principal Paying Agent) and the other agents named in it.
For value received the Issuer, subject to and in accordance with the Conditions, promises to pay to the bearer of this Global Note on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date (if any) and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of the Notes represented by this Global Note on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Principal Paying Agent or any of the other paying agents located outside the United States (except as provided in the Conditions) from time to time appointed by the Issuer [and the Guarantor](*) in respect of the Notes.

*	Delete where ENEL is the Issuer

If the applicable Final Terms indicates that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme (together, the relevant Clearing Systems). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System stating the nominal amount of Notes represented by this Global Note at any time (which statement shall be made available to the bearer upon request) shall be conclusive evidence of the records of the relevant Clearing System at that time.
If the applicable Final Terms indicates that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part 2, 3 or 4 of Schedule One or in Schedule Two.
On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:
(i)	if the applicable Final Terms indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled or by the aggregate amount of such instalment so paid; or

(ii)	if the applicable Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One and the relevant space in Schedule One recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment or purchase and cancellation, the nominal amount of the Notes represented by this Global Note shall be reduced by the nominal amount of the Notes so redeemed or purchased and cancelled or by the amount of such instalment so paid.
Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.
Where the Notes have initially been represented by one or more Temporary Global Notes, on any exchange of any such Temporary Global Note for this Global Note or any part of it, the Issuer shall procure that:
(i)	if the applicable Final Terms indicates that this Global Note is intended to be a New Global Note, details of such exchange shall be entered in the records of the relevant Clearing Systems; or

(ii)	if the applicable Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two and the relevant space in Schedule Two recording any such exchange shall be signed by or on behalf of the Issuer. Upon any such exchange, the nominal amount of the Notes represented by this Global Note shall be increased by the nominal amount of the Notes so exchanged.
In certain circumstances further notes may be issued which are intended on issue to be consolidated and form a single Series with the Notes. In such circumstances the Issuer shall procure that:

(i)	if the applicable Final Terms indicates that this Global Note is intended to be a New Global Note, details of such further notes may be entered in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note may be increased by the amount of such further notes so issued; or

(ii)	if the applicable Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two and the relevant space in Schedule Two recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of the Notes represented by this Global Note shall be increased by the nominal amount of any such Temporary Bearer Global Note so exchanged.
This Global Note may be exchanged in whole but not in part (free of charge) for Definitive Bearer Notes and (if applicable) Coupons, Receipts and/or Talons in the form set out in Parts 4, 5, 6 and 7 respectively of Schedule 6 to the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Bearer Notes and (if applicable) Coupons, Receipts and Talons and the Final Terms (or the relevant provisions of the Final Terms) have been endorsed on or attached to such Definitive Bearer Notes) either, as specified in the applicable Final Terms:
(i)	upon not less than 60 days’ written notice being given to the Principal Paying Agent by Euroclear and/or Clearstream, Luxembourg acting on the instructions of any holder of an interest in this Global Note;

(ii)	only upon the occurrence of an Exchange Event; or

(iii)	at any time at the request of the Issuer.
An Exchange Event means:
(1)	an Event of Default has occurred and is continuing;

(2)	the Issuer has been notified that both the relevant Clearing Systems have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available; or

(3)	the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by this Global Note in definitive form.
If this Global Note is only exchangeable following the occurrence of an Exchange Event:
(i)	the Issuer will promptly give notice to Noteholders in accordance with Condition 14 upon the occurrence of an Exchange Event; and

(ii)	in the event of the occurrence of any Exchange Event, one or more of the relevant Clearing Systems acting on the instructions of any holder of an interest in this Global Note may give notice to the Principal Paying Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (3) above, the Issuer may also give notice to the Principal Paying Agent requesting exchange. Any such exchange shall occur no later than 45 days after the date of receipt of the first relevant notice by the Principal Paying Agent.
Any such exchange will be made on any day (other than a Saturday or Sunday) on which banks are open for general business in England by the bearer of this Global Note. On an exchange of this Global Note, this Global Note shall be surrendered to or to the order of the Principal Paying Agent. The aggregate nominal amount of Definitive Bearer Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note at the time of such exchange.

Until the exchange of this Global Note, the bearer of this Global Note shall in all respects (except as otherwise provided in this Global Note) be entitled to the same benefits as if he were the bearer of Definitive Bearer Notes and the relative Coupons, Receipts and/or Talons (if any) represented by this Global Note. Accordingly, except as ordered by a court of competent jurisdiction, a public authority or as required by law or applicable regulation, the Issuer and any Paying Agent may deem and treat the holder of this Global Note as the absolute owner of this Global Note for all purposes.
In the event that this Global Note (or any part of it) has become due and repayable in accordance with the Conditions or that the Maturity Date has occurred and, in either case, payment in full of the amount due has not been made to the bearer in accordance with the provisions set out above then this Global Note will become void at 8.00 p.m. (London time) on such day and the bearer will have no further rights under this Global Note (but without prejudice to the rights which the bearer or any other person may have under the Deed of Covenant executed by the Issuer on 8 November 2005 in respect of the Notes issued under the Programme Agreement pursuant to which this Global Note is issued).
No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.
This Global Note is governed by, and shall be construed in accordance with, English law.

This Global Note shall not be valid unless authenticated by the Principal Paying Agent and, if the applicable Final Terms indicates that this Global Note is intended to be held in a manner which would allow Eurosystem eligibility, effectuated by the entity appointed as common safekeeper by the Relevant Clearing Systems.
IN WITNESS whereof the Issuer has caused this Global Note to be duly executed on its behalf.
[ENEL — SOCIETÀ PER AZIONI/ENEL FINANCE INTERNATIONAL S.A.]

By:		[By:]

Authenticated without recourse,
warranty or liability by

JPMORGAN CHASE BANK, N.A.

By:
Effectuated without recourse, warranty or liability by

as common safekeeper

By:

Schedule One to the Permanent Bearer Global Note3
PART I
INTEREST PAYMENTS

Date	Total amount of interest		Confirmation of payment on
made	payable	Amount of interest paid	behalf of the Issuer

[1]	Schedule One should only be completed where the applicable Final Terms indicates that this Global Note is not intended to be a New Global Note.

PART II
PAYMENT OF INSTALMENT AMOUNTS

Remaining nominal
amount of this
	Total amount of	Amount of	Global Note	Confirmation of
Date	Instalment	Instalment Amounts	following such	payment on behalf
made	Amounts payable	paid	payment*	of the Issuer

*	See the most recent entry in Part II, III or IV of Schedule One or in Schedule Two in order to determine this amount.

PART III
REDEMPTIONS

Remaining
nominal amount
of this Global
			Note following	Confirmation of
Date	Total amount of	Amount of principal	such	redemption on
made	principal payable	paid	redemption*	behalf of the Issuer

*	See the most recent entry in Part II, III or IV of Schedule One or in Schedule Two in order to determine this amount.

PART IV
PURCHASES AND CANCELLATIONS

Remaining nominal amount
	Part of nominal amount of	of this Global Note	Confirmation of purchase
	this Global Note purchased	following such purchase	and cancellation on behalf
Date made	and cancelled	and cancellation*	of the Issuer

*	See the most recent entry in Part II, III or IV of Schedule One or in Schedule Two in order to determine this amount.

Schedule Two to the Permanent Bearer Global Note4
SCHEDULE OF EXCHANGES
     The following exchanges affecting the nominal amount of this Global Note have been made:

Nominal amount of
	Temporary Bearer Global	Remaining nominal amount of
	Note exchanged for this	this Global Note following such	Notation made on
Date made	Global Note	exchange*	behalf of the Issuer

*	See the most recent entry in Part II, III or IV of Schedule One or in Schedule Two in order to determine this amount.

[1]	Schedule Two should only be completed where the applicable Final Terms indicates that this Global Note is not intended to be a New Global Note.

PART 3
FORMS OF REGISTERED GLOBAL NOTES
[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (A) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS; (B) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITIES EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT AND, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE LAST ISSUE DATE FOR THE SERIES AND THE LAST DATE ON WHICH THE ISSUER OR AN AFFILIATE OF THE ISSUER WAS THE OWNER OF SUCH SECURITIES OTHER THAN (1) TO THE ISSUER OR ANY AFFILIATE THEREOF, (2) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (4) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION; AND (C) IT AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
THIS SECURITY AND RELATED DOCUMENTATION (INCLUDING, WITHOUT LIMITATION, THE AGENCY AGREEMENT REFERRED TO HEREIN) MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF, BUT UPON NOTICE TO, THE HOLDERS OF SUCH SECURITIES SENT TO THEIR REGISTERED ADDRESSES, TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS SECURITY AND ANY SECURITIES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON).
UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORISED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY REGISTERED NOTE ISSUED IN EXCHANGE FOR THIS GLOBAL NOTE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORISED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORISED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE

HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)
[THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT AND PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THIS LEGEND SHALL CEASE TO APPLY UPON THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART.](2)
THIS GLOBAL SECURITY MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THIS GLOBAL SECURITY, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THIS LEGEND. BENEFICIAL INTERESTS IN THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THIS LEGEND.
[ENEL — SOCIETÀ PER AZIONI/ENEL FINANCE INTERNATIONAL S.A.
(a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of
Luxembourg, having its registered office at 35, boulevard du Prince Henri, L-1724 Luxembourg and registered with the Luxembourg trade and companies register under number B.60.086)]
REGISTERED GLOBAL NOTE
[Unconditionally and irrevocably guaranteed by ENEL — SOCIETÀ PER AZIONI] *
[ENEL — Società per azioni/ENEL Finance International S.A.] (the Issuer) hereby certifies that Cede & Co is, at the date hereof, entered in the Register as the holder of the aggregate nominal amount of [          ] of a duly authorised issue of Notes (the Notes) described, and having the provisions specified, in the attached Final Terms (the Final Terms). References in this Global Note to the Conditions shall be to the Conditions of the Notes set out in Schedule 2 to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Final Terms, but in the event of any conflict between the provisions of (i) that Schedule or (ii) this Global Note and the information set out in the Final Terms, the Final Terms will prevail.
Words and expressions defined or set out in the Conditions and/or the Final Terms shall have the same meaning when used in this Global Note.
This Global Note is issued subject to, and with the benefit of, the Conditions and an amended and restated Agency Agreement (the Agency Agreement which expression shall be construed as a reference to that agreement as the same may be amended, supplemented, novated or restated from time to time) dated 4 May 2007 and made between, inter alia, the Issuer, [ENEL — Società per azioni]* JPMorgan Chase Bank, N.A. (the Registrar) and the other Agents named in it.

(1)	To be included on Rule 144A Global Note only.

(2)	To be included on Regulation S Global Note only.

*	Delete where ENEL is the Issuer.

Subject to and in accordance with the Conditions, the registered holder of this Global Note is entitled to receive on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of the Notes on each such date and interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, all in accordance with the Conditions.
On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by the Registrar in the Register. Upon any such redemption, payment of an instalment or purchase and cancellation, the nominal amount of the Notes held by the registered holder hereof shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or by the amount of such instalment so paid. The nominal amount of the Notes held by the registered holder hereof following any such redemption, payment of an instalment or purchase and cancellation or any transfer or exchange as referred to below shall be that amount most recently entered in the Register. [The Registrar will promptly inform the Issuer of any changes to the Register. In the case of any discrepancy between the Register and the register kept by, and at the registered office of, the Issuer, the registrations in the register held by the Issuer shall prevail for Luxembourg law purposes.]*
Notes represented by this Global Note are transferable only in accordance with, and subject to, the provisions of this Global Note (including the legend set out above) and of Condition 2 and the rules and operating procedures of Euroclear Bank S.A./N.V. (Euroclear), Clearstream Banking, société anonyme (Clearstream, Luxembourg) and The Depository Trust Company (DTC).
This Global Note may be exchanged in whole but not in part (free of charge) for Definitive Registered Notes in the form set out in Part 8 of Schedule 6 to the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Registered Notes and the Final Terms (or the relevant provisions of the Final Terms) have been endorsed on or attached to such Definitive Registered Notes) only upon the occurrence of an Exchange Event.
An Exchange Event means:
(1)	an Event of Default has occurred and is continuing;

(2)	DTC has notified the Issuer that it is unwilling or unable to continue to act as depositary for the Notes and no alternative clearing system is available;

(3)	DTC has ceased to constitute a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended, and no alternative clearing system is available;

(4)	the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available; or

(5)	the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by this Global Note in definitive form.
The Issuer will promptly give notice to Noteholders in accordance with Condition 14 upon the occurrence of an Exchange Event. In the event of the occurrence of any Exchange Event, DTC, Euroclear and/or

*	Delete where ENEL is the Issuer.

Clearstream, Luxembourg acting on the instructions of any holder of an interest in this Global Note may give notice to the Registrar requesting exchange and, in the event of the occurrence of an Exchange Event as described in (5) above, the Issuer may also give notice to the Registrar requesting exchange. Any exchange shall occur no later than ten days after the date of receipt of the relevant notice by the Registrar.
Exchanges will be made upon presentation of this Global Note at the office of the Registrar at 4 New York Plaza, New York, NY 10004 by the holder of it on any day (other than a Saturday or Sunday) on which banks are open for business in New York City. The aggregate nominal amount of Definitive Registered Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note.
On an exchange in whole of this Global Note, this Global Note shall be surrendered to the Registrar.
On any exchange or transfer following which either (i) Notes represented by this Global Note are no longer to be so represented or (ii) Notes not so represented are to be so represented details of the transfer shall be entered by the Registrar in the Register, following which the nominal amount of this Global Note and the Notes held by the registered holder of this Global Note shall be increased or reduced (as the case may be) by the nominal amount so transferred. [The Registrar will promptly inform the Issuer of any changes to the Register. In the case of any discrepancy between the Register and the register kept by the Issuer, the registrations in the register held by the Issuer shall prevail for Luxembourg law purposes.]*
Until the exchange of the whole of this Global Note, the registered holder of this Global Note shall in all respects (except as otherwise provided in this Global Note and in the Conditions) be entitled to the same benefits as if he were the registered holder of the Definitive Registered Notes represented by this Global Note.
In the event that this Global Note (or any part of it) has become due and repayable in accordance with the Conditions or that the Maturity Date has occurred and, in either case, payment in full of the amount due has not been made to the registered holder of this Global Note in accordance with the provisions set out above then holders of interests in this Global Note will become entitled to proceed directly against the Issuer on the basis of statements of account provided by DTC, Euroclear and Clearstream, Luxembourg on, and subject to the terms of, a Deed of Covenant executed by the Issuer on 8 November 2005 in respect of the Notes issued under the Programme Agreement pursuant to which this Global Note is issued.
This Global Note is not a document of title. Entitlements are determined by entry in the Register and only the duly registered holder from time to time is entitled to payment in respect of this Global Note. [In the case of discrepancy between the Register and the register kept by the Issuer, the registrations of the registered holders in the register held by, and at the registered office of, the Issuer shall prevail for Luxembourg law purposes.]*
Transfers of this Global Note shall be limited to transfers in whole, but not in part, to nominees of DTC or its nominee.
The statements in the legend set out above are an integral part of the terms of this Global Note and, by acceptance of this Global Note, the registered holder of this Global Note agrees to be subject to and bound by the terms and provisions set out in the legend.
No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.
This Global Note is governed by, and shall be construed in accordance with, English law.

*	Delete where ENEL is the Issuer

This Global Note shall not be valid unless authenticated by the Registrar.
IN WITNESS whereof the Issuer has caused this Global Note to be duly executed on its behalf.
[ENEL — SOCIETÀ PER AZIONI/ENEL FINANCE INTERNATIONAL S.A.]

By:		[By:]

Authenticated without recourse, warranty or liability by

JPMORGAN CHASE BANK, N.A.

By:

PART 4
FORM OF DEFINITIVE BEARER NOTE
[Face of Note]

00	000000	[ISIN]	00	0000000
[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](1)
[ENEL — SOCIETÀ PER AZIONI/ENEL FINANCE INTERNATIONAL S.A.
(a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of
Luxembourg, having its registered office at 35, boulevard du Prince Henri, L-1724 Luxembourg and registered with the Luxembourg trade and companies register under number B.60.086)]
[Specified Currency and Nominal Amount of Tranche] Notes Due [Year of Maturity]
[Unconditionally and irrevocably guaranteed by ENEL — SOCIETÀ PER AZIONI]*
This Note is one of a duly authorised issue of Notes denominated in the Specified Currency (the Notes) of [ENEL — Società per azioni/ENEL Finance International S.A.] (the Issuer). References in this Note to the Conditions shall be to the Terms and Conditions [endorsed on this Note/attached to this Note/set out in Schedule 2 to the Agency Agreement (as defined below) which shall be incorporated by reference in this Note and have effect as if set out in it] as modified and supplemented by the Final Terms (the Final Terms) (or the relevant provisions of the Final Terms) endorsed on this Note but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail.
This Note is issued subject to, and with the benefit of, the Conditions and an amended and restated Agency Agreement (the Agency Agreement, which expression shall be construed as a reference to that agreement as the same may be amended, supplemented, novated or restated from time to time) dated 4 May 2007 and made between, inter alia, the Issuer, [ENEL — Società per azioni,]* JPMorgan Chase Bank, N.A. (the Principal Paying Agent) and the other agents named in it.
For value received, the Issuer, subject to and in accordance with the Conditions, promises to pay to the bearer of this Note [on each Instalment Date and] on the Maturity Date and/or on such earlier date(s) as this Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of this Note on each such date and to pay interest (if any) on this Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions.

(1)	This legend can be deleted if the Notes have an initial maturity of one year or less.

*	Delete where ENEL is the Issuer.

This Note shall not be validly issued unless authenticated by the Principal Paying Agent.
IN WITNESS whereof the Issuer has caused this Note to be duly executed on its behalf.
[ENEL — SOCIETÀ PER AZIONI/ENEL FINANCE INTERNATIONAL]

By:	[By:]
Authenticated without recourse,
     warranty or liability by
JPMORGAN CHASE BANK, N.A.
By:

[Reverse of Note]
Terms and Conditions
[Terms and Conditions to be as set out in
Schedule 2 to the Agency Agreement]
Final Terms
[Here may be set out text of Final Terms
relating to the Notes]

PART 5
FORM OF COUPON
[Face of Coupon]
[ENEL — SOCIETÀ PER AZIONI/ENEL FINANCE INTERNATIONAL S.A.
(a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of
Luxembourg, having its registered office at 35, boulevard du Prince Henri, L-1724 Luxembourg and registered with the Luxembourg trade and companies register under number B.60.086)]
[Specified Currency and Nominal Amount of Tranche]
Notes Due [Year of Maturity]
[Unconditionally and irrevocably guaranteed by ENEL — SOCIETÀ PER AZIONI] *
Part A
For Fixed Rate Notes:

This Coupon is payable to bearer, separately negotiable and	Coupon for
subject to the Terms and Conditions of the Notes to which	[ ]
it appertains.	due on [ ]
Part B
For Floating Rate Notes or Index Linked Interest Notes:

Coupon for the amount due in accordance with the Terms and Conditions of the Notes to which it appertains on the Interest Payment Date falling in [ ].	Coupon due in [ ]

This Coupon is payable to bearer, separately negotiable and subject to such Terms and Conditions, under which it may become void before its due date.
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

00	0000000	[ISIN]	00	0000000

*	Delete where ENEL is the Issuer.

PART 6
FORM OF RECEIPT
[Face of Receipt]
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
[ENEL — SOCIETÀ PER AZIONI/ENEL FINANCE INTERNATIONAL S.A.
(a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of
Luxembourg, having its registered office at 35, boulevard du Prince Henri, L-1724 Luxembourg and registered with the Luxembourg trade and companies register under number B.60.086)]
[Specified Currency and Nominal Amount of Tranche] Notes Due [Year of Final Maturity]
[Unconditionally and irrevocably guaranteed by ENEL — SOCIETÀ PER AZIONI]*
Series No. [     ]
Receipt for the sum of [     ] being the instalment of principal payable in accordance with the Terms and Conditions endorsed on the Note to which this Receipt appertains (the Conditions) on [     ].
This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse of the Note to which this Receipt appertains (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).
This Receipt must be presented for payment together with the Note to which it appertains. The Issuer shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.
[ENEL — SOCIETÀ PER AZIONI/ ENEL FINANCE INTERNATIONAL S.A.]
By:

*	Delete where ENEL is the Issuer.

PART 7
FORM OF TALON
[Face of Talon]
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
[ENEL — SOCIETÀ PER AZIONI/ ENEL FINANCE INTERNATIONAL S.A.
(a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of
Luxembourg, having its registered office at 35, boulevard du Prince Henri, L-1724 Luxembourg and registered with the Luxembourg trade and companies register under number B.60.086)]
[Specified Currency and Nominal Amount of Tranche] Notes Due [Year of Maturity]
[Unconditionally and irrevocably guaranteed by ENEL — SOCIETÀ PER AZIONI]*
Series No. [     ]
On and after [     ] further Coupons [and a further Talon] appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.
This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Note to which this Talon appertains.
[ENEL — SOCIETÀ PER AZIONI/ ENEL FINANCE INTERNATIONAL S.A.]
By:

*	Delete where ENEL is the Issuer.

[Reverse of Coupon, Receipt and Talon]
PRINCIPAL PAYING AGENT
JPMorgan Chase Bank, N.A.
Trinity Tower
9 Thomas More Street
London EW1 1YT
OTHER PAYING AGENT
Deutsche International Corporate Services (Ireland) Limited
Guild House
Guild Street
IFSC
Dublin 1
Ireland
and/or such other or further Principal Paying Agent or other Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

PART 8
FORM OF DEFINITIVE REGISTERED NOTE
[ENEL — SOCIETÀ PER AZIONI/ ENEL FINANCE INTERNATIONAL S.A.
(a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of
Luxembourg, having its registered office at 35, boulevard du Prince Henri, L-1724 Luxembourg and registered with the Luxembourg trade and companies register under number B.60.086)]
[Specified Currency and Nominal Amount of Tranche] Notes Due [Year of Maturity]
[Unconditionally and irrevocably guaranteed by ENEL — SOCIETÀ PER AZIONI]*
[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (A) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS; (B) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT AND, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE LAST ISSUE DATE FOR THE SERIES AND THE LAST DATE ON WHICH THE ISSUER OR AN AFFILIATE OF THE ISSUER WAS THE OWNER OF SUCH SECURITIES OTHER THAN (1) TO THE ISSUER OR ANY AFFILIATE THEREOF, (2) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (4) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION; AND (C) IT AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
THIS SECURITY AND RELATED DOCUMENTATION (INCLUDING, WITHOUT LIMITATION, THE AGENCY AGREEMENT REFERRED TO HEREIN) MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF, BUT UPON NOTICE TO, THE HOLDERS OF SUCH SECURITIES SENT TO THEIR REGISTERED ADDRESSES, TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF

*	Delete where ENEL is the Issuer.

WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS SECURITY AND ANY SECURITIES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON).](1)
[ENEL — Società per azioni/ENEL Finance International S.A.] (the Issuer) hereby certifies that [     ] is/are, at the date of this Note, entered in the Register [and in the register held at the registered office of the Issuer]1 as the holder(s) of the aggregate nominal amount of [     ] of a duly authorised issue of Notes (the Notes) described, and having the provisions specified, in the attached Final Terms (the Final Terms). References in this Note to the Conditions shall be to the Terms and Conditions [endorsed on this Note/attached to this Note/set out in Schedule 2 to the Agency Agreement (as defined below)] as supplemented by information set out in the Final Terms but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail.
Words and expressions defined or set out in the Conditions and/or the Final Terms shall have the same meaning when used in this Note.
This Note is issued subject to, and with the benefit of, the Conditions and an amended and restated Agency Agreement (the Agency Agreement, which expression shall be construed as a reference to that agreement as the same may be amended, supplemented, novated or restated from time to time) dated 4 May 2007 and made between the Issuer, JPMorgan Chase Bank, N.A. (the Registrar) and the other parties named in it.
Subject to and in accordance with the Conditions, the registered holder(s) of this Note is/are entitled to receive on each Instalment Date (if this Note is repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as this Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of this Note on each such due date and interest (if any) on this Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, all in accordance with the Conditions.
This Note is not a document of title. Entitlements are determined by entry in the Register [and in the register held at the registered office of the Issuer]* and only the duly registered holder from time to time is entitled to payment in respect of this Note.
The statements in the legend set out above are an integral part of the terms of this Note and, by acceptance of this Note, the registered holder of this Note agrees to be subject to and bound by the terms and provisions set out in the legend.
This Note shall not be valid unless authenticated by the Registrar.
IN WITNESS whereof the Issuer has caused this Note to be duly executed on its behalf.
[ENEL — SOCIETÀ PER AZIONI/ENEL FINANCE INTERNATIONAL S.A.]

By:	[By:]

(1)	To be included on Rule 144A Global Note only.

[1]	Delete where ENEL is the Issuer.

Authenticated without recourse,
     Warranty or liability by
JPMORGAN CHASE BANK, N.A.
By:

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

(Please print or type name and address (including postal code) of transferee) [Specified Currency][     ] nominal amount of this Note and all rights hereunder, hereby irrevocably constituting and appointing JPMorgan Chase Bank, N.A. office as attorney to transfer such principal amount of this Note in the register maintained by [ENEL — Società per azioni/ENEL Finance International S.A.] with full power of substitution.

Signature(s)

Date:

NOTE:
1.	This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions (including, if required a duly completed certification in the form set out in Schedule 8 to the Agency Agreement) and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorised in writing and, in such latter case, the document so authorising such officers must be delivered with this form of transfer.

2.	The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this Note in every particular, without alteration or enlargement or any change whatever.

SCHEDULE 7
FORM OF DEED POLL
THIS DEED POLL is made on 8 November 2005, by ENEL — SOCIETÀ PER AZIONI, a company incorporated in Italy with its office at Viale Regina Margherita 137, 00198 Rome, Italy (ENEL) and ENEL FINANCE INTERNATIONAL S.A., a public limited liability company (société anonyme) incorporated in Luxembourg with its registered office at 31-33, boulevard du Prince Henri, L-1724 Luxembourg and registered with the Luxembourg trade and companies register under number B.60.086 (ENEL S.A. and, together with ENEL the Obligors and each an Obligor),) in favour of Holders and prospective purchasers (each term as defined below).
WHEREAS:
(A)	The Obligors have entered into an amended and restated Programme Agreement dated 8 November 2005 with the Dealers (the Dealers) specified therein relating to the offering and sale of debt securities of each Obligor (the Securities) on the terms and conditions set forth therein (such agreement, as amended, supplemented, novated or restated from time to time is referred to below as the Programme Agreement).
(B)	Each Obligor, in order to ensure compliance with Rule 144A under the United States Securities Act of 1933, as amended, (the Securities Act) in connection with resales of the Securities, has agreed to comply with the information delivery requirements of Rule 144A(d)(4) under the Securities Act.
NOW THIS DEED WITNESSETH AS FOLLOWS and is made by way of deed poll:
1.	DEFINITIONS

Capitalised terms used but not defined in this Deed shall have the same meanings given to them in the Programme Agreement.

2.	FURNISHING OF INFORMATION

Each Obligor in relation to Securities issued by it only and ENEL in relation to Securities issued under the Programme generally, undertakes that so long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, during any period when it is not subject to and in compliance with the reporting requirements of Sections 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the Exchange Act), or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, it will provide to each holder or beneficial owner (each a Holder) of such restricted securities and to each prospective purchaser (as designated by any Holder), upon the request of a Holder or prospective purchaser, the information required to be provided pursuant to Rule 144A(d)(4) under the Securities Act.

3.	BENEFIT

This Deed shall take effect as a Deed Poll for the benefit of the Holders and the prospective purchasers from time to time and for the benefit of the Dealers. This Deed shall be deposited with and held by the Registrar until all the obligations of each Obligor under this Deed have been discharged in full.

Each Obligor acknowledges the right of every Holder, prospective purchaser and Dealer to the production of, and the right of every Holder, prospective purchaser and Dealer to obtain (upon payment of a reasonable charge) a copy of, this Deed, and further acknowledges and covenants that the obligations binding upon it contained in this Deed are owed to, and shall be for the account of, each and every Holder, prospective purchaser and Dealer, and that each Holder, prospective purchaser and Dealer shall be entitled severally to enforce those obligations against the relevant Issuer and, where ENEL is not the relevant Issuer, against ENEL as Guarantor.

4.	STAMP DUTIES

The Obligors jointly and severally undertake to will pay any stamp and other duties and taxes, including interest and penalties, payable on or in connection with the execution of this Deed and any action taken by any Holder, prospective purchaser or Dealer to enforce the provisions of this Deed.

5.	WARRANTIES

Each Obligor in relation to itself (and ENEL in relation to ENEL S.A.)represents, warrants and covenants with each Holder, prospective purchaser and Dealer that it has all corporate power, and has taken all necessary corporate or other steps, to enable it to execute, deliver and perform this Deed, and that this Deed constitutes a legal, valid and binding obligation of each Obligor enforceable in accordance with its terms subject to the payment of certain stamp duties and registration taxes and to the laws of bankruptcy and other laws affecting the rights of creditors generally.

6.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

7.	GOVERNING LAW

7.1	This Deed is governed by, and shall be construed in accordance with, the laws of England.

7.2	Each Obligor irrevocably agrees for the benefit of the Holders, the prospective purchasers and the Dealers that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Deed and accordingly any suit, action or proceedings (Proceedings) arising out of or in connection with this Deed may be brought in such courts. Each Obligor irrevocably waives any objection which it may have to the laying of the venue of any Proceedings in any such courts and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction to the extent permitted by law. Nothing contained in this clause shall limit any right to take Proceedings against the Obligors in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, to the extent permitted by law whether concurrently or not.

7.3	Each Obligor appoints Fleetside Legal Representative Services Limited at its registered office at 9 Cheapside, London EC2V 6AD as its agent for service of process, and undertakes that, in the event of Fleetside Legal Representative Services Limited ceasing so to act or ceasing to be registered in England, it will appoint another person, as the Arranger may approve, as its agent for the service of process in England in respect of any Proceedings. Nothing in this clause shall affect the right to serve process in any other manner permitted by law.

IN WITNESS whereof this Deed has been entered into as a deed poll by the Obligors on the date which appears first on page 1.

EXECUTED as a DEED	)
by ENEL — SOCIETÀ PER AZIONI,	)
acting by	)
acting on the authority	)
of that company	)
in the presence of:	)

Witness:

Name:

Address:

EXECUTED as a DEED	)
by ENEL FINANCE INTERATIONAL S.A. acting by	) )
acting on the authority	)
of that company	)
in the presence of:	)

Witness:

Name:

Address:

SCHEDULE 8
FORM OF TRANSFER CERTIFICATE
[This certificate is not required for transfers of interests in a Registered Global Note to persons who wish to hold the transferred interest in the same Registered Global Note]
[Date]

To:	JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. ENEL — Società per azioni
[ENEL — Società per azioni/ ENEL Finance International S.A.]
(the Issuer)
[Title of Series of Notes] (the Notes)
issued pursuant to a Global Medium Term Note Programme (the Programme)
Reference is made to the terms and conditions of the Notes (the Conditions) set out in Schedule 2 to the amended and restated Agency Agreement (the Agency Agreement) dated 4 May 2007, as supplemented, amended, novated or restated from time to time, between the Issuer and the other parties named in it relating to the Programme. Terms defined in the Conditions or the Agency Agreement shall have the same meanings when used in this Certificate unless otherwise stated.
This certificate relates to [insert Specified Currency and nominal amount of Notes] of Notes which are held in the form of [beneficial interests in one or more Regulation S Notes (ISIN No. [specify]) represented by a Regulation S Global Note]1 [beneficial interests in one or more Rule 144A Notes (ISIN No. [specify]) represented by a Rule 144A Global Note] in the name of [transferor] (the Transferor). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in [Definitive Notes]6 [Regulation S Notes represented by a Regulation S Global Note] 6 [Rule 144A Notes represented by a Rule 144A Global Note]6.
In connection therewith, the Transferor certifies that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Notes and in accordance with any applicable securities laws of the United States of America, any State of the United States of America or any other jurisdiction and any applicable rules and regulations of DTC, Euroclear and Clearstream, Luxembourg from time to time and, accordingly, the Transferor certifies as follows (terms used in this paragraph that are defined in Rule 144A or in Regulation S are used herein as defined therein):
EITHER:
the offer of the Notes was not made to a person in the United States;
1.	[either (i) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on the Transferor’s behalf knows that the transaction was pre-arranged with a transferee in the United States or (ii) the transferee is outside the United States, or the Transferor and any person acting on its behalf reasonably believes that the transferee is outside the United States;

2.	no directed selling efforts have been made in contravention of the requirement of Rule 903(b) or 904(b) of Regulation S, as applicable; and

[1]	Delete as appropriate.

3.	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.][1]
OR:
[Such Notes are being transferred in accordance with Rule 144A to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or any account with respect to which the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.]2
OR:
[The Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act.]3]
The Transferor understands that this certificate is required in connection with certain securities or other legislation in the United States and/or in connection with the Notes being eligible for clearance in one or more clearance systems. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or might be relevant, the Transferor irrevocably authorises each entity to which this certificate is addressed to produce this certificate or a copy hereof to any interested party in such proceedings.
This certificate and the statements contained herein are made for the benefit of the addressees hereof and for the benefit of the Dealers of the Notes.
[Insert name of Transferor]
By:
Name:
Title:
Dated:

[1]	Include as applicable. Relevant only if the proposed transfer or exchange is being made to a person holding in the form of or for a beneficial interest in one or more Regulation S Global Notes.

[2]	Include as applicable. Relevant only if the proposed transfer or exchange is being made to a person holding in the form of or for a beneficial interest in one or more Rule 144A Global Notes.

[3]	Include as applicable.

SCHEDULE 9
REGISTER AND TRANSFER OF REGISTERED NOTES
1.	The Registrar shall at all times maintain in a place agreed by the Issuer the Register showing the amount of the Registered Notes from time to time outstanding and the dates of issue and all subsequent transfers and changes of ownership of the Registered Notes and the names and addresses of the holders of the Registered Notes. The holders of the Registered Notes or any of them and any person authorised by any of them may at all reasonable times during office hours inspect the Register and take copies of or extracts from it. The Register may be closed by the Issuer for such periods and at such times (not exceeding in total 30 days in any one year) as it may think fit.

2.	Each Registered Note shall have an identifying serial number which shall be entered on the Register.

3.	The Registered Notes are transferable by execution of the form of transfer endorsed on them under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing.

4.	The Registered Notes to be transferred must be delivered for registration to the specified office of the Registrar with the form of transfer endorsed on them duly completed and executed and must be accompanied by such documents, evidence and information (including, but not limited to, a Transfer Certificate) as may be required pursuant to the Conditions and such other evidence as the Issuer may reasonably require to prove the title of the transferor or his right to transfer the Registered Notes and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so.

5.	The executors or administrators of a deceased holder of Registered Notes (not being one of several joint holders) and in the case of the death of one or more of several joint holders the survivor or survivors of such joint holders shall be the only person or persons recognised by the Issuer as having any title to such Registered Notes.

6.	Any person becoming entitled to Registered Notes in consequence of the death or bankruptcy of the holder of such Registered Notes may upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Issuer shall require be registered himself as the holder of such Registered Notes or, subject to the preceding paragraphs as to transfer, may transfer such Registered Notes. The Issuer shall be at liberty to retain any amount payable upon the Registered Notes to which any person is so entitled until such person shall be registered or shall duly transfer the Registered Notes.

7.	Unless otherwise requested by him, the holder of Registered Notes of any Series shall be entitled to receive only one Registered Note in respect of his entire holding of the Series.

8.	The joint holders of Registered Notes of any Series shall be entitled to one Registered Note only in respect of their joint holding of the Series which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the Register in respect of such joint holding.

9.	Where a holder of Registered Notes has transferred part only of his holding of Notes represented by a single Registered Note there shall be delivered to him without charge a Registered Note in respect of the balance of his holding.

10.	The Issuer shall make no charge to the Noteholders for the registration of any holding of Registered Notes or any transfer of it or for the issue or delivery of Registered Notes in respect of the holding at the specified office of the Registrar or by uninsured mail to the address specified by the holder. If any holder entitled to receive a Registered Note wishes to have the same delivered to him otherwise than at the specified office of the Registrar, such delivery shall be made, upon his written request to the Registrar, at his risk and (except where sent by uninsured mail to the address specified by the holder) at his expense.

11.	The holder of a Registered Note may (except as ordered by a court of competent jurisdiction or a public authority and to the fullest extent permitted by applicable laws) be treated at all times, by all persons and for all purposes as the absolute owner of the Registered Note notwithstanding any notice any person may have of the right, title, interest or claim of any other person to the Registered Note. The Issuer shall not be bound to see to the execution of any trust to which any Registered Note may be subject and no notice of any trust shall be entered on the Register. The holder of a Registered Note will be recognised by the Issuer as entitled to his Registered Note free from any equity, set-off or counterclaim on the part of the Issuer against the original or any intermediate holder of such Registered Note.

12.	A Registered Note may not be exchanged for a Bearer Note or vice versa.

13.	Restricted Notes shall bear the legend set out in Part 8 of Schedule 6 (the Legend), such Notes being referred to herein as Legended Notes. Upon the transfer, exchange or replacement of Legended Notes, or upon specific request for removal of the Legend, the Registrar shall deliver only Legended Notes or refuse to remove such Legend, as the case may be, unless there is delivered to the Issuer such satisfactory evidence as may reasonably be required by the Issuer, which may include an opinion of U.S. counsel, that neither the Legend nor the restrictions on transfer set forth in it are required to ensure compliance with the provisions of the Securities Act.

SCHEDULE 10
FORM OF SUBSTITUTION DEED POLL
This Deed Poll is made on [     ] by ENEL Finance International S.A. as existing issuer (in its capacity as existing issuer of the Notes (as defined below), ENEL S.A.), a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 35, boulevard du Prince Henri, L-1724 Luxembourg and registered with the Luxembourg trade and companies register under number B.60.086 and ENEL — Società per Azioni (ENEL), a company incorporated in the Republic of Italy, as the substitute of ENEL S.A.
(A)	ENEL S.A. has issued [insert details of the relevant Notes] (the Notes).

(B)	The Notes have been issued subject to and have the benefit of an amended and restated Agency Agreement dated 4 May 2007 (the Agency Agreement which expression includes the same as it may be amended, supplemented or restated from time to time) and entered into between ENEL S.A., ENEL, JPMorgan Chase Bank, N.A. as Agent (the Agent which expression shall include its successor or successors for the time being under the Agency Agreement) and the other parties named therein.

(C)	ENEL S.A. has executed a Deed of Covenant dated 8 November 2005 (the Deed of Covenant, which expression includes the same as it may be amended, supplemented or restated from time to time) relating to Global Notes (as defined in the Agency Agreement) issued by ENEL S.A.

(D)	It has been proposed that in respect of the Notes there will be a substitution of ENEL for ENEL S.A. as the issuer of the Notes. Expressions defined in the Agency Agreement have the same meaning in this Deed unless the context requires otherwise.

(E)	References herein to Notes include any Underlying Notes (as defined in the Deed of Covenant). [References herein to Receipts or Coupons are to Receipts or Coupons relating to the Notes.] References herein to Holder means any Noteholder[, Receiptholder, Couponholder] or, in relation to any Underlying Notes, any Relevant Account Holder.
THIS DEED WITNESSES as follows:
1.	ENEL agrees that, with effect from and including the later of (i) the date specified by ENEL S.A. in the notice given by ENEL S.A. to the Noteholders pursuant to Condition 16 and (ii) the date on which all the other requirements of Condition 16 have been met (the Effective Date), it shall be deemed to be the Issuer for all purposes in respect of the Notes [and any Receipts and Coupons] and accordingly it shall be entitled to all the rights, bound by all the obligations and subject to all the liabilities contained in them as if it were the Issuer of the Notes. For the avoidance of doubt, on and from the Effective Date, the Conditions shall be read and construed as if ENEL were the Issuer of the Notes.

2.	With effect from and including the Effective Date, ENEL S.A. shall be released from all its liabilities, in its capacity as issuer of the Notes, contained in the Notes [and any Receipts and Coupons].

3.	ENEL agrees to indemnify each Noteholder[, Receiptholder and Couponholder] against (A) any tax, duty, assessment or governmental charge which is imposed on such Holder by (or by any authority in or of) the Republic of Italy with respect to any Note[, Receipt or Coupon] and which would not have been so imposed had the substitution not been made and (B) any tax, duty, assessment or governmental charge, and any cost or expense relating to the substitution, except that ENEL shall not be liable under such indemnity to pay any additional amounts either on account of “imposta sostitutiva” or on account of any other withholding or deduction in the event of payment of interest or other amounts paid to a non-Italian resident legal entity or a non-Italian resident individual which is resident in a country which does not allow for a satisfactory exchange of information.

4.	ENEL agrees that the benefit of the undertakings and the covenants binding upon it contained in this Deed shall be for the benefit of each and every Noteholder[, Receiptholder and Couponholder] and each Noteholder[, Receiptholder and Couponholder] shall be entitled severally to enforce such obligations against ENEL.

5.	This Deed shall be deposited with and held to the exclusion of ENEL by the Principal Paying Agent at its specified office for the time being under the Conditions and ENEL hereby acknowledges the right of every Noteholder to production of this Deed and, upon request and payment of the expenses incurred in connection therewith, to the production of a copy hereof certified by the Principal Paying Agent to be a true and complete copy.

6.	This Deed may only be amended in the same way as the other Conditions are capable of amendment under Condition 15 and Schedule 6 of the Agency Agreement.

7.	The Deed shall be governed by, and construed in accordance with, English law.

8.	Each of ENEL S.A. and ENEL irrevocably agrees for the exclusive benefit of the Holders, that the Courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Deed and that accordingly any suit, action or proceedings (together referred to as Proceedings) arising out of or in connection with this Deed may be brought in such courts.

Each of ENEL S.A. and ENEL irrevocably waives any objection which it may have to the laying of the venue of any Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgement in any Proceedings brought in the English Courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction to the extent permitted by law. Nothing contained in this clause shall limit any right to take Proceedings against ENEL S.A. and/or ENEL in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, to the extent permitted by law, whether concurrently or not.

9.	No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

     IN WITNESS whereof this Deed has been executed as a deed poll on the date stated at the beginning.

Executed as a deed	)
by ENEL Finance International S.A.	)
)
acting by	)
acting on the authority	)
of that company	)
in the presence of:	)

Witness:

Name:

Address:

Executed as a deed	)
by ENEL — Società per Azioni	)
)
acting by	)
acting on the authority	)
of that company	)
in the presence of:	)

Witness:

Name:

Address:

SCHEDULE 11
ADDITIONAL DUTIES OF THE PRINCIPAL PAYING AGENT
In relation to each Series of Notes that are NGNs, the Principal Paying Agent will comply with the following provisions:
1.	The Principal Paying Agent will inform each of Euroclear and Clearstream, Luxembourg (the ICSDs), through the common service provider appointed by the ICSDs to service the Notes (the CSP), of the initial issue outstanding amount (IOA) for each Tranche on or prior to the relevant Issue Date.

2.	If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers’ interest in the Notes, the Principal Paying Agent will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the CSP) to ensure that the IOA of the Notes remains at all times accurate.

3.	The Principal Paying Agent will at least once every month reconcile its record of the IOA of the Notes with information received from the ICSDs (through the CSP) with respect to the IOA maintained by the ICSDs for the Notes and will promptly inform the ICSDs (through the CSP) of any discrepancies.

4.	The Principal Paying Agent will promptly assist the ICSDs (through the CSP) in resolving any discrepancy identified in the IOA of the Notes.

5.	The Principal Paying Agent will promptly provide to the ICSDs (through the CSP) details of all amounts paid by it under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

6.	The Principal Paying Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

7.	The Principal Paying Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) copies of all information that is given to the holders of the Notes.

8.	The Principal Paying Agent will promptly pass on to the Issuer all communications it receives from the ICSDs directly or through the CSP relating to the Notes.

9.	The Principal Paying Agent will (to the extent known to it) promptly notify the ICSDs (through the CSP) of any failure by the Issuer to make any payment or delivery due under the Notes when due.

SIGNATORIES
THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.
ENEL
ENEL — SOCIETÀ PER AZIONI
By:     CLAUDIO MACHETTI
ENEL S.A.
ENEL FINANCE INTERNATIONAL S.A.
By:     GABRIELE FREA
The Principal Paying and Transfer Agent
JPMORGAN CHASE BANK, N.A.
By:     AMAKA ONYEKWELU
The Registrar
JPMORGAN CHASE BANK, N.A.
By:     AMAKA ONYEKWELU
The other Paying and Transfer Agent
DEUTSCHE INTERNATIONAL CORPORATE SERVICES (IRELAND) LIMITED
By:     MICHAEL WHELAN      EIMIR MCGRATH
The Exchange Agent
JPMORGAN CHASE BANK, N.A.
By:      AMAKA ONYEKWELU